  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998

                                                     REGISTRATION NO. 333-51355
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                            NUMATICS, INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MICHIGAN                            3492                       38-2955710
 (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
        INCORPORATION OR             CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
         ORGANIZATION)

          AND THE FOLLOWING ADDITIONAL REGISTRANTS, EACH A GUARANTOR:

             MICHIGAN                   NUMATION, INC.              38-3165223
             MICHIGAN                   NUMATECH, INC.              38-3170243
             MICHIGAN                MICRO-FILTRATION, INC          38-2796518
             MICHIGAN               ULTRA AIR PRODUCTS, INC         38-2565104
             ARIZONA                   MICROSMITH, INC.             86-0639032
             MICHIGAN                 I.A.E. INCORPORATED             -
 (STATE OR OTHER JURISDICTION OF   (EXACT NAME OF GUARANTOR        (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)  AS SPECIFIED IN ITS CHARTER) IDENTIFICATION NUMBER)

       1450 NORTH MILFORD ROAD, HIGHLAND, MICHIGAN 48357, (248) 887-4111 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                             For Each Registrant:
                                JOHN H. WELKER
                            1450 NORTH MILFORD ROAD
                           HIGHLAND, MICHIGAN 48357
                                (248) 887-4111
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                with copies to:
                             KENT E. SHAFER, ESQ.
                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
                           150 WEST JEFFERSON AVENUE
                            DETROIT, MICHIGAN 48226
                                (313) 963-6420

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Exchange Offer referred to herein.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
SUBJECT TO COMPLETION

DATED JULY 24, 1998

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING                             LOGO

                  ($115,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2008

                                      FOR

               9 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008
                        ($115,000,000 PRINCIPAL AMOUNT)

                                       OF

                             NUMATICS, INCORPORATED

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          ,
                             1998, UNLESS EXTENDED.


                                  ----------

  Numatics, Incorporated, a Michigan corporation (the "Issuer"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $115,000,000 of its 9 5/8% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes") for an equal principal amount of its outstanding 9 5/8% Senior Subordinated Notes due 2008 (the "Notes"), in integral multiples of $1,000. The Exchange Notes will be substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the offer and sale of the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of Exchange Notes will not be entitled to certain rights of holders of the Notes under the A/B Exchange Registration Rights Agreement of the Issuer and the Guarantors (as defined) dated as of March 23, 1998 (the "Registration Rights Agreement"). The Notes have been, and the Exchange Notes will be, issued under an indenture (the "Indenture") dated as of March 23, 1998 among the Issuer, the Guarantors and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee"). See "Description of Exchange Notes." There will be no proceeds to the Issuer from this offering; however, pursuant to the Registration Rights Agreement, the Issuer will bear certain offering expenses. The Exchange Notes mature on April 1, 2008, unless previously redeemed. Interest on the Exchange Notes is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, on or after April 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the redemption date. In addition, on or prior to April 1, 2001, the Company may redeem up to $40,250,000 aggregate principal amount of Notes and Exchange Notes with the net proceeds of a public offering of common stock of the Company at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided that at least $74,750,000 aggregate principal amount of Notes and Exchange Notes will remain outstanding immediately after the occurrence of such redemption. Upon a Change of Control (as defined), the Company will be required to offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.

  The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu with all existing and future senior subordinated indebtedness of the Company and subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including indebtedness under the New Credit Facility (as defined). The obligations of the Company under the New Credit Facility are secured by substantially all of the assets of the Company and its domestic subsidiaries, as well as all of the outstanding capital stock of the domestic subsidiaries of the Company and 66% of the capital stock of the foreign subsidiaries of the Company, and such indebtedness ranks senior in right of payment to the Exchange Notes. The Company's payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Exchange Notes will be fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis (the
"Subsidiary Guarantees") by all existing and future domestic Restricted Subsidiaries (as defined) of the Company and each other Restricted Subsidiary of the Company that guarantees debt of the Company or of any other domestic Restricted Subsidiary of the Company (the "Guarantors"). The Subsidiary Guarantees will rank pari passu in right of payment with all existing and future senior subordinated indebtedness of the Guarantors and subordinated to all existing and future Senior Debt of the Guarantors. The Exchange Notes and the Notes will rank equally with one another, and each Guarantor's guarantee of the Exchange Notes will rank equally with its guarantee of the Notes. As of May 31, 1998, the Company had approximately $44.6 million of Senior Debt outstanding (including approximately $40.5 million of secured indebtedness outstanding under the New Credit Facility), and the Company had an additional approximately $26.8 million of Senior Debt available to be incurred under the New Credit Facility, subject to borrowing base limitations. In addition, the Company conducts certain operations through foreign subsidiaries which will not guarantee the Exchange Notes, and the Exchange Notes will be effectively subordinated to all liabilities of such subsidiaries (which aggregated $11.9 million as of May 31, 1998). See "Description of Exchange Notes" and "Description of Other Indebtedness." The terms of the Indenture permit the Company and its subsidiaries to incur additional indebtedness (including Senior
Debt), subject to certain limitations.
                                             (Cover text continued on next page)

                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.

                                  ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                The date of this Prospectus is           , 1998.

  The Issuer will accept for exchange any and all validly tendered Notes on or
prior to 5:00 p.m., New York City time, on        , 1998 (the "Expiration
Date"), unless the Exchange Offer is extended. Tenders of Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date; otherwise, such tenders are irrevocable. U.S. Bank Trust National Association will act as exchange agent (in such capacity, the "Exchange Agent") in connection with the Exchange Offer. The Exchange Offer is not conditioned on any minimum principal amount of Notes being tendered for exchange but is subject to certain other customary conditions.

  The Notes were sold by the Issuer on March 23, 1998 (the "Offering") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Notes were subsequently resold to qualified institutional buyers in reliance upon Rule 144A under the Securities Act, to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that executed and delivered a letter containing certain representations and agreements and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered in order to satisfy certain obligations of the Issuer under the Registration Rights Agreement. See "The Exchange Offer."

  The Company employed the net proceeds of the Offering and of the initial borrowing under the New Credit Facility by using approximately $98.7 million to repay its indebtedness under its prior bank credit facility (the "Old Credit Facility"), approximately $46.6 million to prepay its previously outstanding senior subordinated notes (the "Old Subordinated Notes") and approximately $6.0 million to pay a dividend on its common shares.

  The Exchange Offer is being made in reliance on certain no-action positions that have been published by the staff of the Securities and Exchange Commission (the "Commission") which require each tendering noteholder to represent that it is acquiring the Exchange Notes in the ordinary course of its business and that such holder noes not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. In some cases, certain broker-dealers may be required to deliver a prospectus in connection with the resale of Exchange Notes that they receive in the Exchange Offer. See "The Exchange Offer" and "Plan of Distribution."

  There has not previously been any public market for the Exchange Notes. The Issuer does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that an active market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Issuer's financial condition and other factors. Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Absence of a Public Market."

  ANY NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT ANY NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS ON TRANSFER THEREOF. HOLDERS WHO DO NOT TENDER THEIR NOTES GENERALLY WILL NOT HAVE ANY FURTHER REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE. SEE "THE EXCHANGE OFFER--CONSEQUENCES OF FAILURE TO EXCHANGE."

  The Exchange Notes generally will be issued in registered, global form without interest coupons (the "Global Exchange Notes"), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Exchange Notes, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Notes only on the terms set forth in the Indenture. See "Description of Exchange Notes--Book Entry, Delivery and Form."

                                --------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR SUBSIDIARY GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL          , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                            ADDITIONAL INFORMATION

  As a result of the Exchange Offer, the Issuer will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information filed by the Issuer can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. The Issuer will make its filings with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov.

  The Guarantors' obligations under the informational requirements of the Exchange Act will be fulfilled by including information regarding the Guarantors in the Issuer's periodic reports.

  The Issuer has agreed in the Indenture that, whether or not required by the rules of the Commission, so long as any Notes or Exchange Notes are outstanding, it will furnish to the holders of Notes and Exchange Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's independent accountants and (ii) all current reports that would be required to be filed with the Commission if the Issuer were required to file such reports. The Issuer has also agreed that, following consummation of the Exchange Offer, whether or not required by the rules of the Commission, it will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

  In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes or Exchange Notes remain outstanding, they will furnish to the holders of the Notes and Exchange Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  The Issuer has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information about the Issuer and the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates or from the Web site described above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

          CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus, including the "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections, contains forward-looking statements, which can be identified by the use of the future tense or other forward-looking terms such as "may," "intend," "will," "expect," "anticipate," "plan," "management believes," "estimate," "continue," "should," "strategy" or "position" or the negatives of those terms or other variations on them or by comparable terminology. In particular, any statements, express or implied, concerning future operating results or the ability to generate net sales, income or cash flow to service the Exchange Notes are forward-looking statements. Investors in the Exchange Notes are cautioned that reliance on any forward-looking statements involves risks and uncertainties and that, although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based on those assumptions also could be incorrect, and actual results may differ materially from any results indicated or suggested thereby. The uncertainties in this regard include, but are not limited to, those identified herein under "Risk Factors." In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved. All forward-looking statements are expressly qualified by the cautionary statements contained in this paragraph and in the "Risk Factors" section below. The Company undertakes no duty to update such forward-looking statements.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context requires otherwise, the terms "Numatics" or the "Company" hereafter refer to Numatics, Incorporated (or, with respect to events occurring prior to its incorporation in 1990, its predecessor) and its subsidiaries. Prospective investors should carefully consider the information set forth under the caption "Risk Factors."

                                  THE COMPANY

  The Company is a leading global manufacturer and marketer of pneumatic valves and related products. According to the most recently available information from the National Fluid Power Association ("NFPA"), the worldwide market, as of 1995, for all pneumatic components was approximately $8.8 billion. The Company has the largest U.S. market share, approximately 29.0%, in directional control, base mounted, 4-way pneumatic valves. This type of valve is the Company's core product and represents the largest segment of the pneumatic valve market in the United States. The Company's products are key components in automated and other manufacturing processes in industries as diverse as packaging, consumer products, semiconductor and automotive. The Company's customers include over 9,000 direct customers and over 110 specialized distributors, with no one customer representing more than 3.0% of total net sales in 1997. The Company's products are used by such well known corporations as Stone Container, Johnson & Johnson, Hewlett Packard and the "Big 3" automotive manufacturers. The Company has increased its net sales from 1993 to 1997 at a compound annual growth rate of 14.7%, outpacing the overall pneumatic components industry growth rate in that period. For the fiscal year ended December 31, 1997, the Company's net sales were $147.1 million.

  The Company provides a full line of pneumatic products to address its customers' fluid power needs worldwide. In the late 1980s, the Company began expanding its product line to complement its traditional leadership position in valve products. The Company now engineers, manufactures and markets a wide range of pneumatic components used in automated and other manufacturing processes. The Company's complementary set of products includes valves, actuators and specialty products. While the Company's net sales in core valve products have increased significantly over the past five years, its overall dependence on valves has decreased through its product diversification strategy. For 1997, valves represented 61.2% of the Company's total net sales, and actuators and specialty products represented 38.8%.

  Since its inception in 1945, Numatics has earned a reputation as an innovator in engineering, manufacturing and new product development. The Company's proprietary "lapped spool and sleeve" manufacturing technology for pneumatic valves has been continuously refined and continues to provide a competitive advantage in terms of product quality, reliability and durability. By working closely with its customers to meet their specific needs, the Company has introduced numerous industry firsts in manufacturing and new product technologies.

  The Company has greatly enhanced its international presence since it opened a manufacturing facility in Germany in 1965. Other non-U.S. facilities include a manufacturing plant in Ontario, Canada and sales and distribution facilities in Canada, England, Italy, France, the Netherlands, Hungary, Taiwan and Mexico. In 1997, the Company's products were sold internationally to customers in over 45 countries. International net sales grew to $47.6 million in 1997 from $22.8 million in 1993.

THE FLUID POWER INDUSTRY

  The fluid power industry has grown out of manufacturers' need to automate repetitive tasks that had previously been performed manually. The industry can generally be divided into two major segments: hydraulics

(use of liquids) and pneumatics (use of air or inert gas). While hydraulics can produce higher forces and, in some applications, better control, pneumatics generally provide faster speeds, lower cost, greater ease of use and a more environmentally clean process. The Company competes only in the pneumatics segment of the fluid power market.

  The Company believes there are a number of general industry trends favoring the increasing use of automation, such as greater emphasis on productivity, factory utilization and continuing cost reduction efforts. Additionally, certain market segments to which the Company sells its products have been reducing the number of suppliers they deal with, including pneumatic component suppliers. As a result, companies within these market segments have increasingly used suppliers that can provide a full line of pneumatic components. The Company believes its array of products provides a competitive advantage against single component suppliers.

COMPETITIVE STRENGTHS

  Market Leadership Position. The Company has the largest U.S. market share, approximately 29.0%, in its core product, directional control, base mounted, 4-way pneumatic valves. The Company believes it has become a leader primarily because of its innovative engineering, consistently high quality products and customer service. Additionally, the Company has significantly increased its market presence in related products, including actuators and specialty products such as filters, regulators and lubricators ("FRLs") and specialty valves. The Company believes its market leadership position in valve products has benefitted and will continue to benefit its non-valve product sales. Additionally, the Company believes it can further enhance its position as a market leader by continuing to expand its pneumatic product line to offer complete pneumatic systems to its customers.

  Innovative Manufacturing and Engineering Processes. The Company has developed a long-standing reputation as a leader in pneumatic valve technology due to its history of manufacturing, design and engineering innovations. The Company's proprietary "lapped spool and sleeve" valve manufacturing technology, first developed over 45 years ago and continuously refined, still provides a competitive advantage in terms of product quality, durability and reliability. As an example, a "lapped spool and sleeve" used by Proctor & Gamble was still within original specifications (which are expressed in millionths of an inch) after operating in excess of one billion cycles. The Company closely guards the "lapped spool and sleeve" process and limits the number of its own employees who have access to its proprietary production method. Recent engineering innovations have included on-board electronics, new generation direct solenoid products, die cast magnesium valves and the development of smaller, more compact valves for specific applications. In addition, the Company has developed a customer focused, empirically based, analytic sizing system, called "Numasizing," which allows the Company to assist customers in tailoring their pneumatic systems.

  Strong Customer Relationships. The Company enjoys strong, interactive relationships with its direct customers and distributors. While the Company generally does not have binding long-term contracts with its direct customers, many of them have been customers for substantial periods of time. The Company has maintained relationships with the Big 3 automotive manufacturers for over 40 years, and its relationships with certain other customers, such as 3M and Frito-Lay, have continued for over 20 years. The Company has established a network of over 110 distributors worldwide, including 78 in North America, 14 in Europe, 14 in Asia and 6 in South America. These distributors have been identified by the Company as specialists in fluid power technology. The Company's arrangements with its North American distributors require them, among other things, to carry exclusively the Company's pneumatic valves among their overall product offerings. A number of distributors have been customers of the Company for at least 40 years, with the average tenure of the Company's U.S. distributors being 20 years. Since 1990, no U.S. distributor has voluntarily discontinued the Numatics product line in favor of a competitor's product. The Company holds periodic distributor meetings and intensive training sessions to enhance communication, introduce new products and discuss strategy. The distributors provide service support and application knowledge to customers, which gives Numatics a competitive advantage in introducing new products. The Company believes its expanded product line has further enhanced its already strong distributor network and its relationships with direct customers.

  All of the Company's distributors in North America and Europe have formal written agreements, and substantially all of its distributors in other parts of the world are parties to such agreements. All of these agreements provide for the purchase of Company products by the distributor at specified prices for resale to the distributors' customers, and the agreements with North American distributors also provide for their acting as sales representatives to arrange direct sales by the Company (for which the distributors receive specified commissions). Most of the Company's distributor agreements have specified terms of one year, though a few of its most successful distributors have five-year agreements. All of the agreements are terminable by either party, with or without cause, upon specified notice (30 days for North American distributors and 60 days for others).

  Diversity of Products and Markets. In recent years, the Company has introduced several products which complement its traditional pneumatic valve business. These products are actuators and specialty products, such as FRLs and other air preparation equipment, specialty valves and grippers and guiding units for material handling applications. As a result, the Company has enhanced its ability to provide a full line of products for its customers, many of which are increasingly looking to a single source provider of pneumatic components. Net sales from actuators and specialty products constituted 38.8% of total net sales for the fiscal year ended December 31, 1997, as compared to 20.7% in 1993. The Company's products have applications in almost every industry, particularly those utilizing automated manufacturing processes. As Numatics has broadened its product line, it has also expanded the number of markets it serves. For example, in recent years the Company has developed customized pneumatic components for applications in industries such as medical equipment and semiconductor. Additionally, the Company has expanded its presence in foreign markets through additional sales and distribution facilities. Management believes this diversification could reduce the impact on the Company of a downturn in any single industry or market.

BUSINESS STRATEGY

  Expand Product Lines and Industries Served. The Company believes there are numerous additional opportunities to build upon its successful product line expansion. The Company is taking advantage of recent trends toward more widespread automation, on-board electronics, non-lubricated (dry air) fluid power systems and miniaturization by designing, manufacturing and marketing products meeting such customer needs. The Company believes it is well-positioned to capitalize on these opportunities because of its proven engineering expertise, manufacturing capabilities and strong distribution network.

  Emphasize Optimizing Manufacturing Efficiencies. The Company has adopted "lean manufacturing" and "kaizen" initiatives to improve quality, production efficiencies and customer service by reducing waste, inventory levels, floor space and lead times. The Company believes its commitment to continuous improvement will further enhance its competitive position and allow the Company to execute its growth strategy while minimizing the need for significant additional capacity. Although in the relatively early stage of implementation, the Company's lean manufacturing initiatives have already resulted in facility consolidation, improved manufacturing throughput, increased on time shipping performance and supplier rationalization. As an example, in 1997, the Company moved the production of solenoids from its 12,250 square foot facility in Angola, Indiana into 5,000 square feet within its Sandusky, Michigan facility. This move allowed the Company to close its Angola facility with no decrease in solenoid production.

  Increase Global Presence. In response to existing customer needs and new opportunities, the Company plans to continue to increase its presence internationally. The Company believes the market for international sales of pneumatic products is even larger than the U.S. market, particularly in Europe and Asia. The Company already has established manufacturing plants in Germany and Canada and sales and distribution facilities in Canada, England, Italy, France, the Netherlands, Hungary, Taiwan and Mexico. The Company plans to add distribution facilities in several more countries in Europe and believes it can capture additional market share in Asia and South America, where the Company currently has minimal presence.

  Pursue Selective Acquisitions. The Company's product line expansion has primarily resulted from start-up operations. In some instances, however, the Company has complemented existing product offerings through selective acquisitions, such as its 1995 acquisition of Ultra Air Products, Inc. ("Ultra Air"), a manufacturer of air preparation products. In 1995, the Company also acquired a minority stock ownership interest in Univer S.p.A. ("Univer"), Italy's largest pneumatic components manufacturer, which has allowed it, among other things, to benefit from Univer's rodless cylinder technologies which have worldwide applications. The Company intends to pursue selective strategic acquisitions that can enhance its ability to deliver total pneumatic system solutions.

                            MANAGEMENT AND OWNERSHIP

  In 1990, the Company's senior management, led by current Chairman, CEO and President, John Welker, purchased the Company from its founder William Carls (the "1990 Buyout"). Mr. Welker, who has been President of the Company since 1983, and his management team held a 20.0% ownership interest in the Company subsequent to the 1990 Buyout, with the remaining 80.0% held primarily by two venture capital investors. The 1990 Buyout, for a total consideration of $85.0 million, was funded with $61.8 million in debt, $8.0 million in junior subordinated convertible debt, $6.0 million in equity contributions and $9.2 million in cash.

  By 1995, through performance incentives, senior management had earned an additional 10.0% ownership interest, increasing its share of the Company's common equity to 30.0%. Effective December 31, 1995, the Company redeemed the remaining equity interests of the outside investors (the "1995 Recapitalization"), and the management team, again led by Mr. Welker, became 100.0% owners of the outstanding shares. The redemption of such equity interests in the 1995 Recapitalization was funded with $97.3 million in debt, including $30.0 million in senior subordinated notes (which were repaid with proceeds of the Offering) with a detachable warrant for 6.0% of the Company's common shares (which was exercised on March 24, 1998).

  From December 31, 1991 through December 31, 1997, the Company's management team has more than doubled net sales and operating income and greatly enhanced the diversity of the Company's product lines and markets served, while operating through a variety of economic conditions and leverage created from the 1990 Buyout and the 1995 Recapitalization.

  The Company's and Guarantors' principal executive offices are located at 1450 North Milford Road, Highland, Michigan 48357. The telephone number for each of them is (248) 887-4111.

                               THE NOTES OFFERING

The Notes.................  The Notes were sold by the Issuer in the Offering on March 23, 1998 to First Chicago Capital Markets, Inc. and BancBoston Securities Inc. (the "Initial Purchasers") and were subsequently resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
                            Act) and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act.

Registration Rights         In connection with the Offering, the Issuer and the
Agreement.................  Guarantors entered into the Registration Rights
                            Agreement, which grants owners of the Notes certain exchange and registration rights. The Exchange
                            Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered........  $115,000,000 aggregate principal amount of 9 5/8%
                            Series B Senior Subordinated Notes due 2008.

The Exchange Offer........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $115,000,000 aggregate principal amount of Notes are outstanding. The Issuer will issue the Exchange Notes on or promptly after the Expiration Date.

                            Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any owner thereof (other than any such owner which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such owner's business and that such owner does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                            Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of one year after the Exchange Offer is consummated it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                              Any owner of Notes who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Corporation (April 13, 1988) and Morgan Stanley & Co., Incorporated (June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Failure to comply with such requirements in such instance may result in liability under the Securities Act for which the seller of the Exchange Notes is not indemnified by the Issuer or any Guarantor.

                              In any state where the Exchange Offer does not fall under a statutory exemption to such state's blue sky laws, the Issuer has filed the appropriate registrations and notices and has made the appropriate requests to permit the Exchange Offer to be made in such state.

Expiration Date...........    5:00 p.m., New York City time, on      , 1998,
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the Exchange
 Notes and the Notes......
                              The Exchange Notes will bear interest from March 23, 1998, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent interest payment date to which interest on such Notes has been paid). Accordingly, holders of Notes that are accepted for exchange will not receive interest on the Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first interest payment date after the Expiration Date.

Conditions to the             The Exchange Offer is subject to certain
Exchange Offer............    customary conditions, which may be waived by the
                              Issuer. See "The Exchange Offer--Conditions." No federal or state regulatory requirements (other than securities laws) must be complied with and no approvals must be obtained in connection with the Exchange Offer.

Procedures for Tendering      Each holder of Notes (or, in the case of
Notes.....................    interests in the Global Notes held by DTC, each
                              DTC participant listed in an official DTC proxy) wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation, to the Exchange Agent at the address set forth in the Letter of Transmittal.
                              By executing the Letter of Transmittal, such holder or DTC participant will represent to the Issuer and Guarantors that, among other things, the holder or DTC participant or the person receiving the Exchange Notes, whether or not such person is the holder of the Notes or DTC participant, is acquiring the Exchange Notes in the ordinary course of business and neither the holder or DTC participant nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange
                              Notes. In lieu of physical delivery of the certificates representing Notes, tendering DTC participants may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer--Book Entry Transfer;
                              ATOP."

Special Procedures for
 Beneficial Owners........
                              Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such nominee promptly and instruct such nominee to tender on such beneficial owner's behalf. Such instructions should be given in sufficient time to ensure that the nominee will be able to take the necessary steps to tender such Notes before the Expiration Date.

Guaranteed Delivery           Holders of Notes who wish to tender their Notes
Procedures................    and whose Notes are not immediately available or
                              who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent
                              (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange
                              Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.........    Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration
                              Date pursuant to the procedures described under "The Exchange Offer--Withdrawals of Tenders."

Acceptance of Notes and
 Delivery of Exchange
 Notes....................    The Issuer will accept for exchange any and all
                              Notes that are properly tendered in the Exchange
                              Offer prior to 5:00 p.m., New York City time, on the Expiration Date. However, the Issuer reserves the right to make any determination, in its sole discretion, as to whether or not Notes have been properly tendered. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The
                              Exchange Offer--Terms of the Exchange Offer."

Federal Income Tax            The issuance of the Exchange Notes to holders of
Consequences..............    the Notes pursuant to the terms set forth in this
                              Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by holders of the Notes upon receipt of the Exchange Notes. See
                              "Certain Federal Income Tax Consequences of the
                              Exchange Offer."

Effect on Holders of          As a result of the making of the Exchange Offer,
Notes.....................    the Issuer and the Guarantors will have fulfilled
                              certain of their obligations under the
                              Registration Rights Agreement, and holders of Notes who do not tender their Notes will generally not have any further registration rights under the
                              Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered
                              Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations by their terms terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.

Exchange Agent............    U.S. Bank Trust National Association

                       SUMMARY OF TERMS OF EXCHANGE NOTES

  The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Securities Offered........  $115,000,000 aggregate principal amount of 9 5/8%
                            Series B Senior Subordinated Notes due 2008 (the "Exchange Notes").

Maturity Date.............  April 1, 2008.

Interest Payment Dates....  Interest on the Exchange Notes will accrue at the rate of 9 5/8% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 1998.

Optional Redemption.......  On or after April 1, 2003, the Company may redeem the Exchange Notes, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Notwithstanding the foregoing, at any time prior to April 1, 2001, the Company may redeem up to $40,250,000 of the aggregate principal amount of the Notes and Exchange Notes with the net proceeds of one or more public equity offerings of the Company at a redemption price equal to 109.625% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least $74,750,000 aggregate principal amount of the Notes and Exchange Notes remains outstanding after each such redemption and that any such redemption occurs within 45 days of such equity offering. See "Description of Exchange Notes--Optional Redemption."

Ranking...................
                            The Exchange Notes will be subordinated in right of payment to all existing and future Senior Debt of the Company, including all obligations under the New Credit Facility, and pari passu in right of payment to all existing and future subordinated indebtedness of the Company. As of May 31, 1998 the Company had approximately $44.6 million of Senior Debt outstanding (including approximately $40.5 million of secured Senior Debt outstanding under the New Credit Facility), and the Company had an additional approximate $26.8 million of Senior Debt available to be incurred under the New Credit Facility, subject to borrowing base limitations. In addition, the Company conducts certain operations through foreign subsidiaries which will not guarantee the Exchange Notes, and the Exchange Notes will be effectively subordinated to all liabilities of such subsidiaries (which aggregated $11.9 million as of May 31, 1998). The Exchange Notes and the Notes will rank equally with one another.

Subsidiary Guarantees.....  The Exchange Notes will be fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis by all of the Guarantors. The Subsidiary Guarantees will be subordinated in right of payment to all Senior Debt of the Guarantors to the same extent that the Exchange Notes are subordinated to Senior Debt of the Company, and pari passu in right of payment to all existing or future senior subordinated indebtedness of the Guarantors. Each Guarantor's guarantee of the Exchange Notes will rank equally with its guarantee of the Notes.

Change of Control.........  Upon a Change of Control, each holder of Exchange
                            Notes will have the right to require the Company to make an offer to purchase all of such holder's Exchange Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. See "Description of Exchange Notes--Certain Covenants--Repurchase of Exchange Notes at the Option of Holders upon a Change of Control."

Certain Covenants.........  The Indenture contains certain covenants which, among other things, limit the ability of the Company and its Restricted Subsidiaries to: (i) pay dividends or make certain other distributions; (ii) repurchase equity interests; (iii) prepay subordinated Indebtedness; (iv) incur additional Indebtedness and issue preferred stock; (v) incur liens; (vi) merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company; (vii) consummate certain asset sales; (viii) enter into certain transactions with affiliates; or (ix) enter into sale and leaseback transactions. In addition, under certain circumstances, the Company will be required to make an offer to purchase the Exchange Notes at a price equal to the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain asset sales. See "Description of Exchange Notes."

Exchange Offer;
 Registration Rights......
                            Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to: (i) file with the Securities and Exchange Commission (the "Commission") within 45 days of the consummation of the Offering a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities of the Company, including the related Subsidiary Guarantees, registered under the Securities Act, with terms substantially identical to those of the Notes (which agreement has been satisfied by filing the Registration Statement);
                            (ii) use their best efforts to cause the Registration Statement to become effective within 135 days of the consummation of the Offering; and
                            (iii) cause the Exchange Offer to be consummated within 30 business days after the Registration Statement has been declared effective. In addition, the Company and the Guarantors may be required to provide a resale shelf registration statement for the Notes and/or the Exchange Notes (the "Shelf Registration Statement") under certain circumstances. If the Company fails to satisfy these registration obligations, the Company will be required to pay Liquidated Damages to affected holders of the Notes and/or Exchange Notes under certain circumstances. See "Registration Rights; Liquidated Damages."

                                  RISK FACTORS

  Holders of the Notes should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus in evaluating the Exchange Offer and an investment in the Exchange Notes.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The summary historical and pro forma financial data presented below have been derived from the Company's audited consolidated financial statements for each of the three years ended December 31, 1995, 1996 and 1997 and from its unaudited consolidated financial statements for the three months ended March 31, 1998 and 1997. In the Company's opinion, the unaudited data presented for the three months ended March 31, 1998 and 1997 reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of that data. Results for the three-month periods ended March 31, 1998 and 1997 are not necessarily indicative of the results to be expected for any other interim period or the year as a whole. The operating data for all periods presented has been derived from the accounting and financial records of the Company. The summary pro forma balance sheet data is included to show the effect of the Offering and the application of the proceeds therefrom as if they had occurred on the date of the balance sheet. The pro forma data is presented for informational purposes only and may not be indicative of the financial position of the Company that would have been obtained had the Offering and the application of the proceeds therefrom in fact been completed as of those dates or to project the results of operations or financial condition of the Company for any future date or period. The information set forth below should be read in conjunction with, and is qualified by reference to, "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements and the notes thereto and other financial information included elsewhere in this Prospectus.

                                  YEAR ENDED            THREE MONTHS ENDED
                                 DECEMBER 31,                MARCH 31,
                          ----------------------------  ------------------
                            1995      1996      1997     1997     1998
                          --------  --------  --------  -------  -------
                            (DOLLARS IN THOUSANDS)          (UNAUDITED)
INCOME STATEMENT DATA:
Net sales................ $125,808  $132,015  $147,097  $36,065  $37,823
Cost of sales............   77,967    81,676    93,785   22,921   23,665
                          --------  --------  --------  -------  -------
  Gross profit...........   47,841    50,339    53,312   13,144   14,158
Marketing, engineering,
 general and
 administrative
 expenses................   29,567    28,253    31,830    7,648    7,847
Michigan Single Business
 Tax.....................      872       885       945      232     (926)
                          --------  --------  --------  -------  -------
Operating income.........   17,402    21,201    20,537    5,264    7,237
Interest expense.........    5,040    15,999    16,470    3,991    4,273
Amortization of deferred
 financing costs.........      520       764       551      138      137
Other expenses...........    1,436       535     1,348      776      542
                          --------  --------  --------  -------  -------
Income before income
 taxes and extraordinary
 item....................   10,406     3,903     2,168      359    2,285
Income tax provision.....    4,837     1,895       904      273      883
                          --------  --------  --------  -------  -------
Income before
 extraordinary item......    5,569     2,008     1,264       86    1,402
Extraordinary item, net
 of $2,534,000 of income
 taxes (Extinguishment of
 debt)...................      --        --        --       --    (4,918)
                          --------  --------  --------  -------  -------
  Net income (loss)...... $  5,569  $  2,008  $  1,264  $    86  $(3,516)
                          ========  ========  ========  =======  =======
OTHER FINANCIAL DATA:
Cash provided by (used
 in) operating
 activities.............. $  6,142  $ 13,096  $ 11,047  $ 2,335  $(1,005)
Cash used in investing
 activities..............   (6,750)   (5,392)   (7,808)  (1,761)  (1,008)
Cash provided by (used
 in) financing
 activities..............      201    (7,429)   (3,391)    (148)   2,959
EBITDA(1)................   24,167    25,811    25,931    6,634    7,633
EBITDA margin(2).........     19.2%     19.6%     17.6%    18.4%    20.2%
Depreciation and
 amortization............    6,413     4,489     5,000    1,276    1,459
Capital expenditures.....    3,744     5,594     7,881    1,761    1,008

                                               DECEMBER 31, 1997  MARCH 31, 1998
                                               ----------------- ---------------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
Working capital..............................     $ 27,469         $ 38,665
Total assets.................................       98,535           107,135
Total debt...................................      142,756           162,537
Total shareholders' equity (deficit)(3)......      (69,930)          (76,357)
F

--------
(1) "EBITDA" represents the sum of operating income plus depreciation and amortization (less amortization of deferred financing costs) and Michigan Single Business Tax. EBITDA for the year ended December 31, 1997 was adversely affected by special charges consisting of: (a) fees related to a onetime lean manufacturing consulting project of $1.1 million; (b) costs related to an unsuccessful acquisition attempt of $0.5 million; and (c) facility closing and moving costs totaling $0.3 million. Information regarding EBITDA is presented because management believes (i) it is a widely accepted financial indicator of a company's ability to incur and service debt, (ii) it reflects the non-cash effect on earnings of amortization and depreciation expense, and (iii) it is the basis on which compliance with certain of the financial covenants contained in the New Credit Facility is principally determined. However, EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Also, the measure of EBITDA may not be comparable to similar measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(2) Represents the ratio of EBITDA to net sales.
(3) Actual shareholders' deficit results primarily from the 1995 Recapitalization. Pro forma adjustments to shareholders' deficit result from a write off of unamortized deferred financing costs of $3.4 million, the unamortized original issue discount on Old Subordinated Notes of $2.5 million, a prepayment premium on the Old Subordinated Notes of $1.7 million and a dividend to shareholders of $6.0 million.

                                 RISK FACTORS

  Holders of Notes should carefully consider the Risk Factors set forth below prior to tendering their Notes for Exchange Notes in the Exchange Offer. This Prospectus, including the "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections, includes forward-looking statements. See "Cautionary Statements Regarding Forward-Looking Statements" above. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from those included in or suggested by any forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Risk Factors set forth below.

LEVERAGE

  The Company is highly leveraged. On May 31, 1998, the Company had total indebtedness of approximately $159.6 million and an accumulated deficiency of approximately $79.0 million. As of May 31, 1998, the aggregate Senior Debt of the Company (including borrowings under the New Credit Facility) was approximately $44.6 million, and approximately $26.8 million would have been available for additional borrowing under the New Credit Facility, subject to borrowing base limitations. All outstanding Senior Debt was owed by the Company and its German and Canadian subsidiaries and none by the Guarantors (except that the Guarantors have guaranteed the Company's borrowings under the New Credit Facility). The Indenture permits the incurrence of additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future, subject to certain limitations. See "Capitalization," "Selected Consolidated Financial Information" and "Description of Exchange Notes."

  Historically, the Company has utilized cash from operations and borrowings under its credit facilities to satisfy its operating and capital needs and to service its indebtedness. The Company's current annual debt service requirement is approximately $17.0 million.

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on or to refinance its indebtedness (including the Exchange Notes) will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the Company's current level of operations and future business which has been awarded, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs until the scheduled expiration of the New Credit Facility, at which time the Company would expect to replace the New Credit Facility. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated growth opportunities and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. The New Credit Facility, the term loans thereunder and the IRB mature prior to the maturity of the Exchange Notes, and there can be no assurance that the Company will be able to replace the New Credit Facility, or refinance any other indebtedness, on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including, but not limited to:
(i) making it more difficult for the Company to satisfy its obligations with respect to the Exchange Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to fund acquisitions, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industries it serves, and
(vi) placing the Company at a competitive disadvantage compared to less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. See "Description of Exchange Notes" and "Description of Other Indebtedness--New Credit Facility."

SUBORDINATION

  The Note are, and the Exchange Notes will be, subordinated in right of payment to all current and future Senior Debt of the Company, and the Subsidiary Guarantees of the Notes are, and the Subsidiary Guarantees of the Exchange Notes will be, subordinated in right of payment to all current and future Senior Debt of the Guarantors. In addition, the New Credit Facility (which constitutes Senior Debt of the Company and the Guarantors' guarantees of which constitute Senior Debt of the Guarantors) is secured by substantially all of the assets of the Company and its domestic subsidiaries, as well as all of the outstanding capital stock of the domestic subsidiaries of the Company and 66% of the capital stock of the Company's foreign subsidiaries. Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or its property, the holders of Senior Debt of the Company or such Guarantor, respectively, will be entitled to be paid in full before any payment may be made with respect to the Exchange Notes or the related Subsidiary Guarantee. In addition, the subordination provisions of the Indenture provide that payments with respect to the Exchange Notes and the Subsidiary Guarantees will be blocked in the event of a payment default on Designated Senior Debt (as defined) and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Designated Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Notes and Exchange Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Notes and Exchange Notes, and potentially with all general creditors of the Company other than holders of Senior Debt, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that the Company or the Guarantors would have sufficient assets to pay amounts due on the Notes and Exchange Notes. As a result, holders of Exchange Notes may receive less, ratably, than the holders of other debt of the Company or of a Guarantor, including Senior Debt.

  The Company derives a significant portion of its revenue from its foreign subsidiaries, which will not guarantee the Exchange Notes. Holders of indebtedness of, and trade creditors of, such foreign subsidiaries of the Company would generally be entitled to payment of their claims from the assets of the affected subsidiaries before such assets were made available for distribution to the Company. The Indenture permits the incurrence of substantial additional indebtedness by such foreign subsidiaries and permits investments by the Company in such subsidiaries. In the event of a bankruptcy, liquidation or reorganization of a subsidiary that does not guarantee the Exchange Notes, holders of any of such subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to the Company's interest in those assets. As of May 31, 1998, the total liabilities of subsidiaries that will not guarantee the Exchange Notes was $11.9 million.

  As of May 31, 1998, the aggregate Senior Debt of the Company (including borrowings under the New Credit Facility) was approximately $44.6 million, and approximately $26.8 million would have been available for additional borrowing under the New Credit Facility, subject to borrowing base limitations. All outstanding Senior Debt was owed by the Company and its German and Canadian subsidiaries and none by the Guarantors (except that the Guarantors have guaranteed the Company's borrowings under the New Credit Facility). The Indenture permits the incurrence of additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future, subject to certain limitations. See "Description of Exchange Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and "Description of Other Indebtedness--New Credit Facility."

RESTRICTIVE DEBT COVENANTS

  The New Credit Facility contains a number of significant covenants. Among other things, it restricts the ability of the Company and its subsidiaries to
(i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, including the Exchange Notes, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) enter into transactions with affiliates and (x) alter the business it conducts. There can be no assurance that those restrictive covenants will not adversely affect the Company's ability to operate its business. In addition, the New Credit Facility contains restrictive covenants and requires the Company to maintain specified financial ratios and satisfy certain financial tests. If the Company is unable to meet those tests or is otherwise unable to borrow under the New Credit Facility due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, the Company could be materially adversely affected.

COST OF RAW MATERIALS

  The principal raw materials on which the Company depends are stainless steel and aluminum. Although these materials are available from a number of sources, there can be no assurance that the Company will continue to receive these raw materials on favorable terms. A substantial interruption in the Company's supply of stainless steel or aluminum could have a material adverse effect on the Company. In addition, although the prices of stainless steel and aluminum have not been volatile in recent periods, and the Company has had success in passing through any price increases to its customers, there can be no assurance that there will not be rapid and significant changes in the prices of these materials or that the Company will be able to pass on any such increases to its customers.

COMPETITION

  The Company operates in an industry which is highly competitive. Manufacturers compete on the basis of quality, price, timeliness of delivery and service. While the Company believes it is one of the largest suppliers of directional control pneumatic valves in North America, there can be no assurance that it will continue to compete successfully for this business or that its actuators and specialty products will be successful in further penetrating their respective markets. Many of the Company's competitors are significantly larger and have greater financial and other resources than the Company. See "Business--Competition."

DEPENDENCE ON SENIOR MANAGEMENT AND CONTROLLING SHAREHOLDER

  The Company's continued success will be substantially dependent upon the efforts of Mr. John Welker, its Chairman, President and Chief Executive Officer, and of the other members of its senior management team. The Company maintains $15.0 million of key-man life insurance on the life of Mr. Welker. The Company could be adversely affected, however, if Mr. Welker were unwilling or unable to continue to be employed by the Company. Mr. Welker owns over 74.0% and controls the vote of 94.0% of the Company's outstanding shares. As a result, he is in a position to elect the Company's Board of Directors and to control its management, policies and operations. Mr. Welker does not owe fiduciary duties to the holders of the Exchange Notes when acting in his capacity as a shareholder. In addition, it is an event of default under the New Credit Facility if Mr. Welker ceases to be the President and Chief Executive Officer of the Company or ceases to have the ability to elect a majority of its directors and if he is not replaced by a person satisfactory to the New Credit Facility lenders. See "Management and Directors," "Security Ownership of Certain Beneficial Owners and Management" and "Description of Other Indebtedness--New Credit Facility."

FOREIGN OPERATIONS AND CURRENCY FLUCTUATIONS

  International sales accounted for approximately 32.4% of the Company's 1997 net sales, and international assets accounted for approximately 28.2% of its total assets as of March 31, 1998. International sales and operations are subject to significant risks, including political and economic instability, restrictive trade policies, economic conditions in local markets, the imposition of product tariffs and the burden of complying with a wide variety of international and U.S. export laws. Additionally, to the extent the Company's net sales and expenses are denominated in currencies other than U.S. dollars, changes in exchange rates could have a material adverse impact on the Company. Approximately 32.1% of the Company's net sales and approximately 22.8% of its expenses for 1997 are denominated in currencies other than U.S. dollars. The Company currently engages only in limited currency hedging programs because its international assets and liabilities in a given geographic area are denominated in substantially the same currencies.

INTELLECTUAL PROPERTY PROTECTION

  The Company relies on unpatented proprietary technology to produce its core products, particularly its "lapped spool and sleeve" valve manufacturing technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to the Company's unpatented technology. To protect its trade secrets and other proprietary information, the Company requires employees, consultants, advisors and collaborators who have access to this technology to enter into confidentiality agreements and limits access to certain of its proprietary processes. There can be no assurance that these agreements or procedures will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If the Company is unable to maintain the proprietary nature of its technology, particularly its "lapped spool and sleeve" valve manufacturing technology, the Company could be materially adversely affected.

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

  The Company's operations are subject to various foreign, federal, state and local environmental laws, ordinances and regulations, including those governing discharges into the air and water, the storage, handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes and the health and safety of employees ("Environmental Laws"). The nature of the Company's current and former operations and the history of industrial uses at some of its facilities expose the Company to the risk of liabilities or claims with respect to environmental and related worker health and safety matters. The Company is currently engaged in a ground water remediation program at its site located on North Milford Road in Highland, Michigan (for which the Company has spent approximately $110,000 annually over the last two years and expects to spend approximately $70,000 annually for approximately ten additional years). The Company has recorded a reserve for these future expenditures, which at December 31, 1997 was approximately $700,000, which the Company believes will be adequate to complete this remediation. Although the cost of this cleanup is currently expected to be relatively modest, continued compliance with Environmental Laws, stricter interpretations of or amendments to such laws or more vigorous enforcement policies by regulatory agencies may require material expenditures by the Company, this site or others. See "Business--Environmental Matters."

  In addition, under certain Environmental Laws a current or previous owner or operator of property may be liable for the costs of removal or remediation of certain hazardous substances or petroleum products on, under or in such property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may adversely affect the ability to sell or rent such property or to borrow using such property as collateral. Most of the Company's facilities have been in operation for many years, and several of such facilities have undergone little or no invasive testing to determine the presence or absence of environmental contamination. Persons who generate, arrange for the disposal or treatment of, or dispose of hazardous substances may be liable for the costs of investigation, remediation or removal of such hazardous substances at or from the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

  The Company cannot predict what Environmental Laws will be enacted in the future, how existing or future Environmental Laws will be administered or interpreted or what environmental conditions may be found to exist on its properties. Compliance with more stringent Environmental Laws, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of those Laws, and discovery of new conditions may require additional expenditures by the Company. There can be no assurance that one or more of the foregoing will not have a material adverse affect on the Company.

FRAUDULENT CONVEYANCE AND LIMITATIONS ON AMOUNT GUARANTEED

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer or conveyance law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes and Exchange Notes, the Indenture, or its Subsidiary Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was, is, or was about to be, engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company, or such Guarantor, received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and Exchange Notes, the Indenture and a Subsidiary Guarantee, and any pledge or other security interest securing such indebtedness, could be voided or avoided, or claims in respect of the Notes and Exchange Notes, the Indenture or a Subsidiary Guarantee could be subordinated to all other debts of the Company or such Guarantor, as the case may be. Furthermore, applicable state law may limit the amount which a Guarantor can lawfully guarantee pursuant to its Subsidiary Guarantee. In addition, the payment of interest and principal by the Company pursuant to the Notes and Exchange Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided or avoided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

  The measures which a court would apply for purposes of determining the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent and the issuance of the guarantee not be permitted if (i) the sum of its debts, including contingent liabilities, unliquidated liabilities and unmatured liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering and the establishment of the New Credit Facility, it was not insolvent, did not have unreasonably small capital for the business in which it is engaged and did not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Guarantors' conclusions in this regard. In addition, the liability of each Guarantor under the Indenture is limited to the amount that will result in its Subsidiary Guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each Guarantor. See "Description of Exchange Notes--Subsidiary Guarantees."

POTENTIAL RELEASE OF GUARANTORS

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee. The obligation to apply the Net Proceeds (as defined in the Indenture) of such sale or other disposition in accordance with the applicable provisions of the Indenture, including without limitation the provisions discussed under "Description of Exchange Notes--Certain Covenants--Limitations on Asset Sales," shall continue and be enforceable, however.

POSSIBLE INABILITY TO REPURCHASE EXCHANGE NOTES UPON A CHANGE OF CONTROL OFFER

  Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Exchange Notes tendered or that restrictions in the New Credit Facility will allow the Company to make such required repurchases. In addition, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Exchange Notes--Certain Covenants--Repurchase of Exchange Notes at the Option of Holders upon a Change in Control."

ABSENCE OF A PUBLIC MARKET

  The Exchange Notes will constitute a new class of securities with no established trading market. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Issuer without compliance with the registration requirements of the Securities Act, there is no existing market for the Exchange Notes, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes or the prices at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes. However, they are not obligated to do so, and any market making may be discontinued at any time without notice. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange.

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes in exchange for Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, owners of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuer is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions on transfer thereof, and on consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any owner of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."

RESTRICTIONS ON TRANSFER

  The Notes were offered and sold by the Issuer in a private offering exempt from registration under the Securities Act and have been resold pursuant to Rule 144A under the Securities Act, to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. As a result, the Notes may not be reoffered or resold by purchasers except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the requirement for such registration, and the Notes bear legends reflecting those restrictions. Each owner of Notes (other than any owner who is an affiliate of the Issuer) who duly exchanges Notes for Exchange Notes in the Exchange Offer generally will receive Exchange Notes that are freely transferable under the Securities Act. Owners of Notes who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each owner of Notes accepting the Exchange Offer will be deemed to have represented, by its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

  The Notes currently may be sold pursuant to the restrictions set forth in Rule 144A under the Securities Act or pursuant to another available exemption under the Securities Act without registration under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Notes could be adversely affected.

COMPANY OPTION TO PURCHASE COMMON STOCK

  The Company, Mr. Welker and all of the Company's other employee-shareholders are parties to an agreement under which the Company has the option, but not the obligation, to redeem the shares of any such shareholder upon the happening of certain events, including death, disability or termination of employment. This agreement covers 94.0% of the Company's shares currently outstanding (100.0% at December 31, 1997). At December 31, 1997, the total redemption value of these optioned shares was $55.0 million. The Indenture contains substantial limitations on the Company's ability to redeem shares but does permit redemptions, including limited cash redemptions, in certain cases. See "Description of Exchange Notes--Certain Covenants--Restricted Payments." If one of the triggering events were to occur, the Company's Board of Directors would decide whether to exercise the option based on the facts and circumstances existing at that time. In making such a determination, the Board could be expected to consider the following factors, among others: the limitations contained in the Indenture, the Company's ability to pay or finance the redemption price, the Company's other anticipated cash needs and other then existing business and economic conditions.

                              THE EXCHANGE OFFER

  The following discussion sets forth or summarizes what the Company believes to be the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part and are incorporated herein by reference. The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Notes were sold by the Issuer on the Issue Date and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. In connection with the Offering, the Issuer and the Guarantors entered into the Registration Rights Agreement, which requires, among other things, that the Issuer and the Guarantors (i) file with the Commission a registration statement under the Securities Act with respect to the Exchange Notes (which obligation has been satisfied by the filing of the Registration Statement), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time and in any event within 135 days after the Issue Date and (iii) upon the effectiveness of that registration statement, commence and consummate the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

  Any Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Issuer anticipates that most Holders will elect to exchange their Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Issuer anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuer will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on the Expiration Date. The Issuer will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

  Holders of Notes do not have any appraisal or dissenters' rights under the Michigan Business Corporation Act or the Indenture in connection with the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

  The Issuer will be deemed to have accepted validly tendered Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Issuer.

  If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Issuer will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on the expiration date for the Exchange Offer set forth on the cover page of this Prospectus unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" will mean the latest date and time to which the Exchange Offer is extended.

  To extend the Exchange Offer, the Issuer will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Issuer reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Issuer will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

  If the Issuer does not consummate the Exchange Offer or, in lieu thereof, the Issuer does not file and cause to become effective the Shelf Registration Statement within the time periods set forth herein, liquidated damages will accrue and be payable to Holders of affected Notes in the amounts specified in the Registration Rights Agreement ("Liquidated Damages"). See "Registration Rights; Liquidated Damages."

  Without limiting the manner in which the Issuer may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON EXCHANGE NOTES

  The Exchange Notes will bear interest from the Issue Date (or the most recent interest payment date to which interest on the Notes has been paid). Accordingly, holders of Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Notes at the time of tender, but such interest will be payable on the first interest payment date after the Expiration Date. Interest on the Exchange Notes will be payable semiannually on each April 1 and October 1, commencing on October 1, 1998.

PROCEDURES FOR TENDERING

  Only a Holder of Notes (or, in the case of Global Notes held by DTC, a DTC participant listed in an official DTC proxy) may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder or DTC participant must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each Holder or DTC participant will make to the Issuer and Guarantors the representation set forth below in the second paragraph under the heading "--Resale of Exchange Notes."

  The tender by a Holder or DTC participant and the acceptance thereof by the Issuer will constitute an agreement between such Holder or DTC participant and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER OR DTC PARTICIPANT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS AND DTC PARTICIPANTS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE ISSUER. BENEFICIAL OWNERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH BENEFICIAL OWNERS.

  Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such nominee promptly and instruct such nominee to tender on such beneficial owner's behalf. Such instructions should be given in sufficient time to ensure that the nominee will be able to take the necessary steps to tender such Notes before the Expiration Date.

  Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined later in this paragraph) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The

Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Issuer determines. Although the Issuer intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Issuer, any Guarantor, the Exchange Agent or any other person will incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

BOOK-ENTRY TRANSFER; ATOP

  The Issuer understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with DTC's procedures for such transfer.

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the Book-Entry Facility Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants listed on an official DTC proxy may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgement from the participant in DTC tendering Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuer and Guarantors may enforce such agreement against the participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent which states that DTC has received an express acknowledgement from the participant in DTC tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

  Each DTC participant transmitting an acceptance of the Exchange Offer through the ATOP procedures will be deemed to have agreed to be bound by the terms of the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

  Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes or, in the case of Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited),
(iii) be signed by the Holder or DTC participant in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Issuer, whose determination will be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuer will not be required to accept for exchange, or to exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

    (a) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted which, in the reasonable judgment of the Issuer, might materially impair the ability of the Issuer to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuer; or

    (b) any governmental approval has not been obtained, which approval the Issuer, in its reasonable judgment, deems necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Issuer determines in its reasonable judgment that any of the conditions are not satisfied, the Issuer may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuer will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Issuer will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

  U.S. Bank Trust National Association will act as Exchange Agent for the Exchange Offer with respect to the Notes.

  Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

  By Registered,
  Certified, or Overnight     By Hand:                    By First Class Mail:
  Mail or Courier:            U.S. Bank Trust N.A.        U.S. Bank Trust N.A.
  U.S. Bank Trust N.A.        4th Floor Bond Drop         P.O. Box 64485
  Attn: Specialized           Window 180 East Fifth       St. Paul, MN 55164-
  Finance  SPFT0414           Street                      9549
  180 East Fifth Street       St. Paul, MN 55101
  St. Paul, MN 55101

  By facsimile:
  612-244-1537

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Issuer. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, facsimile or in person by employees of the Issuer and its affiliates.

  The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. However, the Issuer will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

  The Issuer will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Notes, which is the aggregate principal amount of the Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any owner of such Exchange Notes (other than any such owner which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such owner's business and such owner does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any owner of Notes who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (April 13, 1988) and Morgan Stanley & Co., Incorporated (June 5,
1991) or similar no-action letters but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

  By tendering in the Exchange Offer, each Holder (or DTC participant, in the case of tenders of interests in the Global Notes held by DTC) will represent to the Issuer and Guarantors that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered Holder or DTC participant, (ii) neither the Holder or DTC participant nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder or DTC participant and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder or DTC participant or such other person incurring liability under the Securities Act for which such Holder or DTC participant or such other person is not indemnified by the Issuer or any Guarantor. Further, by tendering in the Exchange Offer, each Holder or DTC participant and such other person that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Issuer will represent to the Issuer and Guarantors that such Holder or DTC participant and such other person understand and acknowledge that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder or DTC participant or such other person without registration under the Securities Act or an exemption therefrom.

CONSEQUENCES OF FAILURE TO EXCHANGE

  As a result of the making of this Exchange Offer, the Issuer and Guarantors will have fulfilled one of their obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for Exchange Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be reoffered, resold, pledged or otherwise transferred only (i) to a person whom the Holder reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes the Trustee with a signed letter containing certain representations and agreements relating to such transfer and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (v) in accordance with another exemption from the registration requirements of the Securities Act (and in based upon an opinion of counsel acceptable to the Issuer), (vi) to the Issuer or any of its subsidiaries,
(vii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with all applicable securities laws of the states of the United States. See "Risk Factors--Restrictions on Transfer."

OTHER

  Participation in the Exchange Offer is voluntary, and Holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisers in making their own decision on what action to take.

  The Issuer may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.

  In any state where the Exchange Offer does not fall under a statutory exemption to the blue sky rules, the Issuer by the date the Exchange Offer commences will have filed the appropriate registrations and notices and will have made the appropriate requests to permit the Exchange Offer to be made in such state.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a Note should consult its own tax adviser as to the particular tax consequences of exchanging such Holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for United States federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Notes. For purposes of determining gain or loss on the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Notes exchanged therefor.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of March 31, 1998 and gives effect to the issuance of the Notes and the application of the net proceeds thereof on March 23, 1998. This table should be read in conjunction with "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto, included elsewhere in this Prospectus.

                                                           AS OF MARCH 31, 1998
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
Cash and cash equivalents................................        $  1,647
                                                                 ========
Long-Term Debt:
  New Credit Facility(1).................................        $ 41,268
  Other Debt.............................................           3,162
  The Notes..............................................         115,000
                                                                 --------
  Total long-term debt...................................         159,430
Shareholders' equity (deficit)...........................         (76,357)
                                                                 --------
Total capitalization.....................................        $ 83,073
                                                                 ========

--------
(1) The New Credit Facility provides for borrowings up to $70.0 million. Availability under a portion of the New Credit Facility is subject to satisfaction of a borrowing base requirement. See "Description of Other Indebtedness--New Credit Facility."

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma statement of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 has been prepared to illustrate the effect of the issuance of the Notes as if it had occurred at the beginning of each period. The unaudited pro forma statement of operations includes only the results of ongoing operations and excludes such impacts as extraordinary items related to the early extinguishment of other debt.

  The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations which may occur in the future or that would have occurred had the Notes been issued on the date indicated, nor is it necessarily indicative of the Company's future results of operations. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements of the Company included elsewhere in this Prospectus.

                                                                     PRO FORMA
                                          YEAR ENDED                 YEAR ENDED
                                         DECEMBER 31, PRO FORMA     DECEMBER 31,
                                             1997     ADJUSTMENT        1997
                                         ------------ ----------    ------------
Net sales...............................   $147,097    $   --         $147,097
Cost and expenses:
  Cost of products sold.................     93,785        --           93,785
  Marketing, engineering, general and
   administrative.......................     31,830        --           31,830
  Single business tax...................        945        --              945
                                           --------    -------        --------
Operating income                             20,537        --           20,537
Other expenses:
  Interest and other financing
   expenses.............................     17,021     (2,121)(1)      14,900
  Other.................................      1,348        --            1,348
                                           --------    -------        --------
Income before income taxes and
 extraordinary item.....................      2,168      2,121           4,289
Income taxes............................        904        742(3)        1,646
                                           --------    -------        --------
Income before extraordinary item........   $  1,264    $ 1,379        $  2,643
                                           ========    =======        ========
                                                                     PRO FORMA
                                         THREE MONTHS               THREE MONTHS
                                            ENDED                      ENDED
                                          MARCH  31,  PRO FORMA      MARCH 31,
                                             1998     ADJUSTMENT        1998
                                         ------------ ----------    ------------
Net sales...............................   $ 37,823    $   --         $ 37,823
Cost and expenses (credits):
  Cost of products sold.................     23,665        --           23,665
  Marketing, engineering, general and
   administrative.......................      7,847        --            7,847
  Single business tax...................       (926)       --             (926)
                                           --------    -------        --------
Operating income........................      7,237        --            7,237
Other expenses:
  Interest and other financing
   expenses.............................      4,411       (283)(2)       4,128
  Other.................................        542        --              542
                                           --------    -------        --------
Income before income taxes and
 extraordinary item.....................      2,285        283           2,568
Income taxes............................        883         99(3)          982
                                           --------    -------        --------
Income before extraordinary item........   $  1,402    $   184        $  1,586
                                           ========    =======        ========

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(1) To reflect the net effect of the following adjustments:

   Decrease interest expense--eliminate pay-in-kind ("PIK") interest related to Senior Subordinated Notes due in 2004, which were repaid with proceeds from issuance of the Notes (the "Old
    Subordinated Notes").............................................  (7,313)
   Decrease interest expense--eliminate amortization of debt issuance costs and original issue discount related to the Company's former
    senior credit facility and the Old Subordinated Notes............    (861)
   Increase interest expense--record amortization of costs of
    issuance of the Notes and of the New Credit Facility.............     500
   Increase interest expense--record interest expense related to the
    Notes............................................................  11,069
   Decrease interest expense--result of reduction in senior bank debt.............................................................  (5,516)
                                                                       ------
                                                                       (2,121)
                                                                       ======

(2) To reflect the net effect of the following adjustments:

   Decrease interest expense--eliminate PIK interest related to the
    Old Subordinated Notes...........................................  $(1,665)
   Decrease interest expense--eliminate amortization of debt issuance costs and original issue discount related to the Company's former
    senior credit facility and the Old Subordinated Notes............      (70)
   Increase interest expense--record amortization of costs of
    issuance of the Notes and of the New Credit Facility.............      152
   Increase interest expense--record interest expense related to the
    Notes............................................................    2,729
   Decrease interest expense--result of reduction in senior bank
    debt.............................................................   (1,429)
                                                                       -------
                                                                       $  (283)
                                                                       =======

(3) To record the income tax effects of the statement of operations adjustment.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The selected historical financial data presented below have been derived from the Company's audited consolidated financial statements for each of the five years ended December 31, 1993, 1994, 1995, 1996 and 1997 and from its unaudited consolidated financial statements for the three months ended March 31, 1998 and 1997. In the Company's opinion, the unaudited data presented for the three months ended March 31, 1998 reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of that data. Results for the three-month periods ended March 31, 1998 and 1997 are not necessarily indicative of the results to be expected for any other interim period or for the year as a whole. The operating data for all periods presented has been derived from the accounting and financial records of the Company. The information set forth below should read in conjunction with, and is qualified by reference to, "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements and the notes thereto and other financial information included elsewhere in this Prospectus.

                                                                           THREE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,                    MARCH 31,
                          -----------------------------------------------  -------------------
                           1993      1994      1995      1996      1997      1997      1998
                          -------  --------  --------  --------  --------  --------- ---------
                                    (DOLLARS IN THOUSANDS)                    (UNAUDITED)
INCOME STATEMENT DATA:
Net sales...............  $85,025  $104,649  $125,808  $132,015  $147,097  $ 36,065  $  37,823
Cost of sales...........   52,921    64,284    77,967    81,676    93,785    22,921     23,665
                          -------  --------  --------  --------  --------  --------  ---------
  Gross profit..........   32,104    40,365    47,841    50,339    53,312    13,144     14,158
Marketing, engineering,
 general and
 administrative
 expenses...............   20,075    23,964    29,567    28,253    31,830     7,648      7,847
Michigan Single Business
 Tax(1).................      662       708       872       885       945       232       (926)
                          -------  --------  --------  --------  --------  --------  ---------
  Operating income......   11,367    15,693    17,402    21,201    20,537     5,264      7,237
Interest expense........    4,370     2,905     5,040    15,999    16,470     3,991      4,273
Amortization of deferred
 financing costs........      173       131       520       764       551       138        137
Other (income)
 expenses...............      818      (119)    1,436       535     1,348       776        541
                          -------  --------  --------  --------  --------  --------  ---------
Income before income
 taxes and extraordinary
 items..................    6,006    12,776    10,406     3,903     2,168       359      2,285
Income tax provision....    2,237     5,358     4,837     1,895       904       273        883
                          -------  --------  --------  --------  --------  --------  ---------
Income before
 extraordinary items....    3,769     7,418     5,569     2,008     1,264        86      1,402
Extraordinary items, net
 of income tax(2).......    1,065       --        --        --        --        --      (4,918)
                          -------  --------  --------  --------  --------  --------  ---------
  Net income............  $ 2,704  $  7,418  $  5,569  $  2,008  $  1,264  $     86  $  (3,516)
                          =======  ========  ========  ========  ========  ========  =========
OTHER FINANCIAL DATA:
Cash provided by (used
 in) operating
 activities.............  $11,035  $ 10,700  $  6,142  $ 13,096  $ 11,047  $  2,335  $  (1,005)
Cash used in investing
 activities.............   (2,420)   (4,378)   (6,750)   (5,392)   (7,808)   (1,761)    (1,008)
Cash provided by (used
 in) financing
 activities.............   (8,504)   (6,285)      201    (7,429)   (3,391)     (148)     2,959
EBITDA(3)...............   18,803    23,090    24,167    25,811    25,931     6,634      7,633
Depreciation and
 amortization...........    8,585     6,820     6,413     4,489     5,000     1,276      1,459
Capital expenditures....    3,004     4,379     3,744     5,594     7,881     1,761      1,008
Ratio of earnings to
 fixed charges(4).......    2.32x     5.21x     2.87x     1.23x     1.13x      1.09x      1.52x
BALANCE SHEET DATA:
Working capital.........  $18,441  $ 22,495  $ 28,109  $ 28,189  $ 27,469            $  38,665
Total assets............   71,115    75,967    93,441    93,987    98,535              107,135
Total debt..............   43,392    38,937   141,816   140,805   142,756              162,537
Total shareholders'
 equity (deficit)(6)....   13,478    19,944   (72,637)  (70,864)  (69,930)             (76,357)
Preferred stock
 dividend(7)............    1,023     1,023     1,200       --        --                   --

--------
(1) The Michigan Single Business Tax is a state tax which is calculated based on operating activity and capital expenditure levels and is in lieu of a state income tax.
(2) In 1993, represents write off of $1.1 million (net of income taxes) for unamortized debt issuance costs. In the three months ended March 31, 1998, represents $1.6 million (net of income taxes) write off of deferred financing costs, $2.1 million (net of income taxes) for the amortization of the previously unamortized discount on the Old Subordinated Notes and $1.2 million (net of income taxes) for prepayment penalties associated with the repayment of the Old Subordinated Notes.
(3) "EBITDA" represents the sum of operating income plus depreciation and amortization (less amortization of deferred financing costs) and Michigan Single Business Tax. 1997 EBITDA was adversely affected by special charges consisting of: (a) fees related to a onetime lean manufacturing consulting project of $1.1 million; (b) costs related to an unsuccessful acquisition attempt of $0.5 million; and (c) facility closing and moving costs totaling $0.3 million. Information regarding EBITDA is presented because management believes (i) it is a widely accepted financial indicator of a company's ability to incur and service debt, (ii) it reflects the non-cash effect on earnings of amortization and depreciation expense, and (iii) it is the basis on which compliance with certain of the financial covenants contained in the New Credit Facility is principally determined. However, EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Also, the measure of EBITDA may not be comparable to similar measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(4) For purposes of calculating this ratio, "earnings" represents earnings from continuing operations before income taxes plus fixed charges. "Fixed charges" consists of interest expense and amortization of debt issuance costs.
(5) Actual shareholders' deficit results primarily from the 1995
    Recapitalization.
(6) Preferred stock was redeemed in 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the Company's financial statements and the notes thereto, included elsewhere in this Prospectus.

OVERVIEW

  The Company is a leading global manufacturer and marketer of pneumatic components. The Company's net sales are principally derived from the sale of its products worldwide to over 9,000 customers, including a network of over 110 distributors. In recent years, the Company has diversified its revenue base through its expanded product lines and increase in international sales. In the U.S., the Company's products are principally sold through a network of 48 distributors who purchase and stock Numatics' products. In non-U.S. markets, a majority of sales are derived from direct customers.

  The Company's cost of sales consists primarily of raw materials, labor, manufacturing overhead and purchased product costs. The Company has generally had success in passing through price increases in raw materials to its customers, although there can be no assurance that it will be able to continue to do so. The Company has recently implemented "lean manufacturing" and "kaizen" initiatives which it believes can provide benefits through reduced waste, lower inventory levels and better utilization of plant floor space. While the Company has experienced growth through its expanded product lines, certain newer products generally have lower gross margins during periods of development and introduction than the Company's traditional valve products.

  Marketing, engineering, general and administrative expenses have been impacted in recent years by, among other things, the opening of certain sales offices in Europe, as the Company identifies opportunities to further grow its international net sales. In 1997, marketing, engineering, general and administrative expenses included costs related to a facility closure and the move of a major facility.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, the Company's consolidated statements of income expressed as a percentage of net sales.

                                      AS A PERCENTAGE OF NET SALES
                               -----------------------------------------------
                                                          THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,         MARCH 31,
                               -------------------------  ------------------
                                1995     1996     1997      1997       1998
                               -------  -------  -------  ---------  ---------
Net sales....................    100.0%   100.0%   100.0%     100.0%     100.0%
Cost of sales................     62.0     61.9     63.8       63.6       62.6
                               -------  -------  -------  ---------  ---------
Gross profit.................     38.0     38.1     36.2       36.4       37.4
Marketing, engineering,
 general and administrative..     23.5     21.4     21.6       21.2       20.7
Michigan Single Business
 Tax.........................      0.7      0.6      0.6        0.6       (2.4)
                               -------  -------  -------  ---------  ---------
Operating income.............     13.8%    16.1%    14.0%      14.6%      19.1%
                               =======  =======  =======  =========  =========

THREE MONTHS ENDED MARCH 31, 1998 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1997

  Net Sales. The Company's net sales for the first quarter of 1998 increased 4.9%, or $1.8 million, to $37.8 million from $36.1 million in 1997. Net sales of traditional valve products increased .8% or $.2 million, and net sales of other products increased 10.8%, or $1.6 million, including a 29.3% increase in net sales of actuators. International net sales were unchanged despite the strengthening of the U.S. dollar relative to the German mark and certain other foreign currencies. North American net sales increased 5.9%, or $1.7 million.

  Gross Profits. Gross profit for the first quarter of 1998 increased 7.7%, or $1.0 million, to $14.2 million from $13.1 million in the first quarter of 1997. The increase in gross profit was attributable to higher net sales in the 1998 quarter compared to the 1997 quarter and lower production costs at certain locations. As a percentage of net sales, gross profit increased to 37.4% in the first quarter of 1998 compared to 36.4% in the first quarter of 1997 due to production cost reductions at various locations.

  Marketing, Engineering, General and Administrative. Marketing, engineering, and general and administrative expenses for the first quarter of 1998 increased 2.6%, or $.2 million, to $7.8 million from $7.6 million in the first quarter of 1997. As a percentage of net sales, marketing, engineering, general and administrative expenses decreased to 20.7% in the 1998 quarter compared to 21.2% in the 1997 quarter. The increase in marketing, engineering, general and administrative expenses for 1998 was primarily attributable to additional sales and engineering personnel at various locations.

  Single Business Tax. Single business tax expense for the quarter was a credit of $.9 million in 1998 compared to an expense of $.2 million in 1997. This credit resulted from filing amended tax returns during March 1998 for the years 1992 to 1996 due to a tax ruling that redefined the reported sales which are included in the calculation of the tax, which favorably impacted the Company.

  Operating Income. As a result of the foregoing, operating income in the first quarter of 1998 increased 37.5%, or $2.0 million, to $7.2 million from $5.2 million in the first quarter of 1997. As a percentage of net sales, operating income increased to 19.1% in the 1998 quarter compared to 14.6% in the 1997 quarter.

  Interest and Other Financing Expenses. Interest expense for the first quarter increased 6.8%, or $.3 million, to $4.4 million from $4.1 million in the first quarter of 1997 due to the increase in subordinated debt during 1998 as compared to 1997.

  Other (Income) Expenses. Other expenses for the quarter decreased 30.2% or $.3 million, to $.5 million from $0.8 million in the first quarter of 1997. The unrealized foreign exchange loss was less during the 1998 quarter due to the stabilization of the U.S. dollar against certain foreign currencies.

  Extraordinary Item. The extraordinary item occurring during the first quarter of 1998, which relates to the closing and application of the net proceeds of the Notes offering and the entry into the New Credit Facility on March 23, 1998, resulted from a write off of unamortized debt financing costs of $1.6 million, net of taxes, relating to the refinancing of the Company's former senior credit facility and the Old Subordinated Notes, a $2.1 million, net of taxes, write off of previously unamortized discount on the Old Subordinated Notes and a prepayment penalty of $1.2 million, net of taxes, associated with repayment of the Old Subordinated Notes. The aggregate $4.9 million extraordinary expense is reported net of $2.5 million tax benefit.

  Net Income (Loss). Due to the factors discussed above, net income decreased $3.6 million, to a loss of $3.5 million from $.1 million.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

  Net Sales. The Company's net sales for 1997 increased 11.4%, or $15.1 million, to $147.1 million from $132.0 million in 1996. Net sales of traditional valve products increased 7.4%, or $6.2 million, and net sales of other products increased 18.5%, or $8.9 million, including a 24.4% increase in net sales of actuators. International net sales increased 19.9%, or $7.9 million despite the strengthening of the U.S. dollar relative to the German mark and certain other foreign currencies. North American net sales increased 7.8%, or $7.2 million.

  Gross Profit. Gross profit for 1997 increased 5.9%, or $3.0 million, to $53.3 million from $50.3 million in 1996. The increase in gross profit was attributable to higher net sales in 1997 compared to 1996. As a percentage of net sales, gross profit declined to 36.2% in 1997 compared to 38.1% in 1996. The decline in gross profit percentage was primarily the result of pricing pressures on product sales at the Company's European operations due to difficult economic conditions in Europe. Additionally, costs associated with a facility move and new product startup costs contributed to the lower gross margin percentage in 1997.

  Marketing, Engineering, General and Administrative. Marketing, engineering, general and administrative expenses for 1997 increased 12.7%, or $3.6 million, to $31.8 million from $28.3 million in 1996. As a percentage of net sales, marketing, engineering, general and administrative expenses increased to 21.6% in 1997 compared to 21.4% in 1996. The increase in marketing, engineering, general and administrative expenses for 1997 was primarily attributable to expenses associated with a special lean manufacturing project consulting fee, costs related to the closure of a facility and the move of a facility. The remainder of the increase was principally due to higher marketing and engineering costs to support the Company's product lines and geographic expansion.

  Operating Income. Principally as a result of the foregoing, operating income in 1997 decreased 3.1%, or $0.7 million, to $20.5 million from $21.2 million in 1996. As a percentage of net sales, operating income decreased to 14.0% in 1997 compared to 16.1% in 1996.

  Interest Expense. Interest expense increased 3.1%, or $0.5 million, to $16.5 million from $16.0 million in 1996 due to the issuance of additional Old Subordinated Notes in 1997. This increase was partially offset by a reduction of bank debt in 1997.

  Other (Income) Expenses. Other expenses increased 152.0%, or $0.8 million, to $1.3 million from $0.5 million in 1996. Included in other expenses for 1997 is a $1.2 million unrealized foreign exchange loss related to intercompany loans.

  Net Income. Due to the factors discussed above, net income decreased 37.1%, or $0.7 million, to $1.3 million from $2.0 million in 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

  Net Sales. The Company's net sales increased 4.9%, or $6.2 million, to $132.0 from $125.8 million in 1995. The increase in net sales was due to the growth in net sales of grippers and guiding units and other specialty products, which collectively increased 15.5%, or $4.7 million, and an increase in net sales of actuators, of 23.6%, or $2.5 million. These increases were partially offset by a decrease in traditional valve products of 1.2%, or $1.0 million due to major customers' projects which were completed in 1995. International net sales increased 1.4%, or $0.5 million, while North American net sales increased 6.5%, or $5.7 million.

  Gross Profit. Gross profit for 1996 increased 5.2%, or $2.5 million, to $50.3 million from $47.8 million in 1995. The increase in gross profit was attributable to higher net sales. As a percentage of net sales, gross profit remained substantially unchanged at 38.1% in 1996 compared to 38.0% in 1995.

  Marketing, Engineering, General and Administrative. Marketing, engineering, general and administrative expenses decreased 4.4%, or $1.3 million, to $28.3 million from $29.6 million in 1995. As a percentage of sales, marketing, engineering, general and administrative expenses decreased to 21.4% in 1996 compared to 23.5% in 1995. This decrease was primarily due to cost reduction efforts by the Company.

  Operating Income. Principally as a result of the foregoing, operating income increased 21.8%, or $3.8 million, to $21.2 million from $17.4 million in 1995. As a percentage of net sales, operating income increased to 16.1% in 1996 from 13.8% in 1995.

  Interest Expense. Interest expense increased 217.4%, or $11.0 million, to $16.0 million from $5.0 million in 1995, as a result of increased bank debt and the issuance of Old Subordinated Notes related to the 1995
Recapitalization.

  Other (Income) Expenses. Other expenses decreased 62.7%, or $0.9 million, to $0.5 million from $1.4 million in 1995. In 1995, other expenses included an accrual of $1.1 million for a deferred compensation plan which was adopted.

  Net Income. Due to the factors described above, net income decreased 63.9%, or $3.6 million, to $2.0 million from $5.6 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

  Historically, the Company has utilized cash from operations and borrowings under its credit facilities to satisfy its operating and capital needs and to service its indebtedness.

  Cash provided by operating activities was $11.0 million in fiscal 1997 compared to $13.1 million in fiscal 1996. The decrease in cash provided by operating activities was primarily the result of increased inventories relating to initial inventory buildups associated with new product introductions during 1997. Cash used in investing activities was $7.8 million in fiscal 1997 compared to $5.4 million in fiscal 1996. The increase was principally the result of greater capital expenditures, primarily due to the construction of the new 68,000 square foot manufacturing facility for the Actuator Division in Franklin, Tennessee. Net cash used in financing activities was $3.3 million in fiscal 1997 compared to $7.3 million in fiscal 1996. This represents the net paydown of outstanding debt. The decreased paydown in fiscal 1997 compared to fiscal 1996 was the result of increased capital expenditures in 1997 relating to the new manufacturing facility in Franklin, Tennessee.

  Cash used by operating activities was $1.0 million in the first quarter of 1998 compared to cash provided by operating activity of $2.3 million in the first quarter of 1997. The decrease in cash provided by operating activities was primarily the result of increased inventories relating to buildups associated with new product introductions. Cash used in investing activities was $1.0 million in the first quarter of 1998 compared to $1.8 million in the first quarter of 1997. The decrease was principally the result of greater capital expenditures during the first quarter of 1997, primarily due to the construction of the new manufacturing facility for the Actuator Division. Net cash provided by financing activities was $3.0 million in the first quarter of 1998 compared to the use of $.1 million in the first quarter of 1997. This represents the net results of the refinancing of the Company's debt.

  Working capital was $38.7 million at March 31, 1998 compared to $27.5 million at December 31, 1997 and $28.2 million at December 31, 1996, and total assets were $107.1 million at March 31, 1998 compared to $98.5 million at December 31, 1997 and $94.0 million at December 31, 1996. The increase during the first quarter was due to a $4.0 million decrease in the current portion of long term debt, $3.1 million increase in accounts payable and taxes receivable and an overall reduction in current liabilities.

  Total debt outstanding was $162.5 million at March 31, 1998 compared to $142.8 million at December 31, 1997 and $140.8 million at December 31, 1996. The increase during the first quarter was caused by the costs of refinancing the Company's prior senior debt and the Old Subordinated Notes and a dividend, all of which were financed. The increase from December 31, 1996 to December 31, 1997 was caused by $7.3 million of payment-in-kind interest on the Old Subordinated Notes in 1997, which was partially offset by payments made during the year on bank debt.

  The Company does not have any material commitments for capital expenditures.

  The New Credit Facility includes (i) term loans of $29.0 million, $4.0 million, and $2.0 million to the Company and its German and Canadian subsidiaries, respectively and (ii) revolving credit facilities, including letters of credit, of $32.0 million and $3.0 million to the Company and its German subsidiary, respectively. The revolving credit facilities permit each of the Company and its German subsidiary to borrow up to the lesser of the total amount of its respective revolving credit facility or a borrowing base computed as a percentage of inventory and accounts receivable. Interest on term loans to the Company's Canadian and German subsidiaries and the revolving facilities accrues at an annual rate based on an applicable margin over NBD Bank's prime rate, or LIBOR. The Company estimates that the borrowing base limitation would have limited the Company's revolving credit availability to approximately $25.9 million as of May 31, 1998. All borrowings under the Revolving Credit Facilities will mature six years after the Issue Date. The term loans are payable in quarterly installments which quarterly installments in 1998 will aggregate $1.6 million, in 1999, $2.5 million, in 2000, $3.0 million, in 2001, $3.5 million, in 2002, $4.0 million, in 2003, $4.9 million, in 2004, $8.4 million, and in 2005, $7.1 million. This credit facility, and the guarantees thereof by the Company's domestic subsidiaries, is secured by substantially all of the Company's domestic and, with respect to the loans to the Company's foreign subsidiaries, substantially all the assets of such subsidiaries. This credit facility includes certain financial and operating covenants which, among other things, restrict the ability of the Company to incur additional indebtedness, make investments and take other actions. See "Description of Other Indebtedness--New Credit Facility".

  On March 26, 1998, the Company paid a dividend of $6.0 million in respect of its common stock. The Company does not plan to pay additional dividends within the forseeable future, and its ability to do so would in any event be significantly limited by covenants in the Indenture and the New Credit Facility.

  Harvard Private Capital Holdings, Inc. ("Harvard") owns 6.0% of the outstanding common stock of the Company. The Company has entered into an agreement with Harvard which requires the Company to purchase those shares (i) upon a change in control of the Company, (ii) upon Mr. Welker's no longer performing the duties of Chief Executive Officer of the Company or failing to devote substantially all of his professional time and efforts to the Company, and (iii) on January 3, 2003, if certain liquidity events specified in such agreement have not occurred. Upon the occurrence of any such event, the Company will be required to purchase the shares for a price based on a multiple of earnings less total indebtedness. Harvard has agreed with the Company that to the extent the Company is prohibited by the Indenture or the New Credit Facility from consummating any such purchase in cash, Harvard will accept a note in consideration for the shares. Such note will rank pari passu with the Exchange Notes, will contain covenants no more restrictive than those of the Indenture, will mature one year after the Exchange Notes and will bear interest at 18.0% per annum payable in cash increasing to 25.0% per annum on the first anniversary of the note. These shares are presented in the Company's March 31, 1998 balance sheet at the redemption value of $3.1 million. However, there can be no assurance that the purchase of the Harvard shares in the future would not have a material adverse effect on the Company.

  The management shareholders of certain subsidiaries of the Company (Numation, Numatech, Micro-Filtration, Ultra Air and Microsmith) are required to sell their shares to the Company upon such shareholder's (i) death, (ii) permanent disability or (iii) termination of employment with the Company. The price to be paid by the Company for such shares will be determined by a formula based upon a multiple of earnings of the relevant subsidiary. The obligations of the Company to purchase such shares are not subject to any limitations. However, the payment of these amounts may be prohibited by the terms of the Indenture. Currently, the amounts that would be payable under these agreements are not material to the Company. However, no assurance can be given that these subsidiaries will not grow in such a manner that payment of these amounts (or required payment of these amounts) would not violate the terms of the Indenture or otherwise have a material adverse effect on the Company.

  The Company and its shareholders other than Harvard are parties to an agreement under which the Company has the option, but not the obligation, to redeem the shares of any such shareholder upon the happening of certain events, including death, disability or termination of employment, at a formula price based on a multiple of the Company's earnings. At December 31, 1997, the total redemption value of these optioned shares was $55.0 million. The Indenture contains substantial limitations on the Company's ability to redeem shares for cash or promissory notes but does permit unlimited redemptions paid for with "Management Notes" (as defined in the Indenture), which would be subordinated to the Exchange Notes. See "Description of Exchange Notes-- Certain Covenants--Restricted Payments." This agreement covers 94.0% of the Company's shares, 74.12% of which are held by Mr. Welker and the remainder of which are held by other employees of the Company.


  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's anticipated liquidity needs over the next year. The Company may, however, need to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all.

  Minimum contractual maturities of long-term liabilities for the years following 1997 are as follows: 1998-- $7,060,000; 1999--$9,421,000; 2000--
$11,744,000; 2001--$14,097,000; thereafter--$100,434,000. In addition, the
Company is required to make a payment on the term loans under the New Credit Facility in an amount equal to 50% of excess cash flow, as therein defined.

IMPACT OF THE YEAR 2000 ISSUE

  The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  Based on a recent assessment, the Company has determined that it will be required to modify or replace significant portions of its software so that its computer system will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue can be mitigated. However, if such modifications and conversions are not made, or not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

  The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 Issue. The Company's total Year 2000 project cost and estimates to complete include the estimated costs and time associated with the impact of a third party's Year 2000 Issue, and are based on presently available information. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have material adverse effect on the Company. The Company has determined it has no exposure to contingencies related to the Year 2000 Issue for the products it has sold.

  The Company will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. The Company plans to complete the Year 2000 project not later than December 31, 1998. The total remaining cost of the Year 2000 project is estimated at $3.0 million and is being funded through operating cash flows. Of the total project cost, approximately $2.5 million is attributable to the purchase of new software and hardware which will be capitalized. The remaining $0.5 million will be expensed as incurred over the next year. As of June 30, 1998, the Company has expended approximately $1.0 million related to the assessment of, and preliminary efforts in connection with, its Year 2000 project and the development of a remediation plan.

  The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                                   BUSINESS

THE COMPANY

  The Company is a leading global manufacturer and marketer of pneumatic valves and related products. According to the most recently available information from the NFPA, the worldwide market, as of 1995, for all pneumatic components was approximately $8.8 billion. The Company has the largest U.S. market share, approximately 29.0%, in directional control, base mounted, 4-way pneumatic valves. This type of valve is the Company's core product and represents the largest segment of the pneumatic valve market in the United States. The Company's products are key components in automated and other manufacturing processes in industries as diverse as packaging, consumer products, semiconductor and automotive. The Company's customers include over 9,000 direct customers and over 110 specialized distributors, with no one customer representing more than 3.0% of total net sales in 1997. The Company's products are used by such well known corporations as Stone Container, Johnson & Johnson, Hewlett Packard and the Big 3 automotive manufacturers. The Company has increased its net sales from 1993 to 1997 at a compound annual growth rate of 14.7%, outpacing the overall pneumatic components industry growth rate in that period. For the fiscal year ended December 31, 1997, the Company's net sales and Adjusted EBITDA were $147.1 million and $27.9 million, respectively.

  The Company provides a full line of pneumatic products to address its customers' fluid power needs worldwide. In the late 1980s, the Company began expanding its product line to complement its traditional leadership position in valve products. The Company now engineers, manufactures and markets a wide range of pneumatic components used in automated and other manufacturing processes. The Company's complementary set of products includes valves, actuators and specialty products. While the Company's net sales in core valve products have increased significantly over the past five years, its overall dependence on valves has decreased through its product diversification strategy. For 1997, valves represented 61.2% of the Company's total net sales, and actuators and specialty products represented 38.8%. Most of the Company's speciality products are manufactured and sold by its subsidiaries. See "-- Products--Speciality Products" for more information about the businesses conducted by the Company's operating subsidiaries.

  Since its inception in 1945, Numatics has earned a reputation as an innovator in engineering, manufacturing and new product development. The Company's proprietary "lapped spool and sleeve" manufacturing technology for pneumatic valves has been continuously refined and continues to provide a competitive advantage in terms of product quality, reliability and durability. By working closely with its customers to meet their specific needs, the Company has introduced numerous industry firsts in manufacturing and new product technologies.

  The Company has greatly enhanced its international presence since it opened a manufacturing facility in Germany in 1965. Other non-U.S. facilities include a manufacturing plant in Ontario, Canada and sales and distribution facilities in Canada, England, Italy, France, the Netherlands, Hungary, Taiwan and Mexico. In 1997, the Company's products were sold internationally to customers in over 45 countries. International net sales grew to $47.6 million in 1997 from $22.8 million in 1993.

COMPETITIVE STRENGTHS

  Market Leadership Position. The Company has the largest U.S. market share, approximately 29.0%, in its core product, directional control, base mounted, 4-way pneumatic valves. The Company believes it has become a leader primarily because of its innovative engineering, consistently high quality products and customer service. Additionally, the Company has significantly increased its market presence in related products, including actuators and specialty products such as FRLs and specialty valves. The Company believes its market leadership position in valve products has benefitted and will continue to benefit its non-valve product sales. Additionally, the Company believes it can further enhance its position as a market leader by continuing to expand its pneumatic product line to offer complete pneumatic systems to its customers.

  Innovative Manufacturing and Engineering Processes. The Company has developed a long-standing reputation as a leader in pneumatic valve technology due to its history of manufacturing, design and engineering innovations. The Company's proprietary "lapped spool and sleeve" valve manufacturing technology, first developed over 45 years ago and continuously refined, still provides a competitive advantage in terms of product quality, durability and reliability. As an example, a "lapped spool and sleeve" used by Proctor & Gamble was still within original specifications (which are expressed in millionths of an inch) after operating in excess of one billion cycles. The Company closely guards the "lapped spool and sleeve" process and limits the number of its own employees who have access to its proprietary production method. Recent engineering innovations have included on-board electronics, new generation direct solenoid products, die cast magnesium valves and the development of smaller, more compact valves for specific applications. In addition, the Company has developed a customer focused, empirically based, analytic sizing system, called "Numasizing," which allows the Company to assist customers in tailoring their pneumatic systems.

  Strong Customer Relationships. The Company enjoys strong, interactive relationships with its direct customers and distributors. While the Company generally does not have binding long-term contracts with its direct customers, many of them have been customers for substantial periods of time. The Company has maintained relationships with the Big 3 automotive manufacturers for over 40 years, and its relationships with certain other customers, such as 3M and Frito-Lay, have continued for over 20 years. The Company has established a network of over 110 distributors worldwide, including 78 in North America, 14 in Europe, 14 in Asia and 6 in South America. These distributors have been identified by the Company as specialists in fluid power technology. The Company's arrangements with its North American distributors require them, among other things, to carry exclusively the Company's pneumatic valves among their overall product offerings. A number of distributors have been customers of the Company for at least 40 years, with the average tenure of the Company's U.S. distributors being 20 years. Since 1990, no U.S. distributor has voluntarily discontinued the Numatics product line in favor of a competitor's product. The Company holds periodic distributor meetings and intensive training sessions to enhance communication, introduce new products and discuss strategy. The distributors provide service support and application knowledge to customers, which gives Numatics a competitive advantage in introducing new products. The Company believes its expanded product line has further enhanced its already strong distributor network and its relationships with direct customers.

  All of the Company's distributors in North America and Europe have formal written agreements, and substantially all of its distributors in other parts of the world are parties to such agreements. All of these agreements provide for the purchase of the Company products by the distributor at specified prices for resale to the distributors' customers, and the agreements with North American distributors also provide for their acting as sales representatives to arrange direct sales by the Company (for which the distributors receive specified commissions). Most of the Company's distributor agreements have specified terms of one year, though a few of its most successful distributors have five-year agreements. All of the agreements are terminable by either party, with or without cause, upon specified notice (30 days for North American distributors and 60 days for others).

  Diversity of Products and Markets. In recent years, the Company has introduced several products which complement its traditional pneumatic valve business. These products are actuators and specialty products, such as FRLs and other air preparation equipment, specialty valves and grippers and guiding units for material handling applications. As a result, the Company has enhanced its ability to provide a full line of products for its customers, many of which are increasingly looking to a single source provider of pneumatic components. Net sales from actuators and specialty products constituted 38.8% of total net sales for the fiscal year ended December 31, 1997, as compared to 20.7% in 1993. The Company's products have applications in almost every industry, particularly those utilizing automated manufacturing processes. As Numatics has broadened its product line, it has also expanded the number of markets it serves. For example, in recent years the Company has developed customized pneumatic components for applications in industries such as medical equipment and semiconductor. Additionally, the Company has expanded its presence in foreign markets through additional sales and distribution facilities. Management believes this diversification could reduce the impact on the Company of a downturn in any single industry or market.

BUSINESS STRATEGY

  Expand Product Lines and Industries Served. The Company believes there are numerous additional opportunities to build upon its successful product line expansion. The Company is taking advantage of recent trends toward more widespread automation, on-board electronics, non-lubricated (dry air) fluid power systems and miniaturization by designing, manufacturing and marketing products meeting such customer needs. The Company believes it is well-positioned to capitalize on these opportunities because of its proven engineering expertise, manufacturing capabilities and strong distribution network.

  Emphasize Optimizing Manufacturing Efficiencies. The Company has adopted "lean manufacturing" and "kaizen" initiatives to improve quality, production efficiencies and customer service by reducing waste, inventory levels, floor space and lead times. The Company believes its commitment to continuous improvement will further enhance its competitive position and allow the Company to execute its growth strategy while minimizing the need for significant additional capacity. Although in the relatively early stage of implementation, the Company's lean manufacturing initiatives have already resulted in facility consolidation, improved manufacturing throughput, increased on time shipping performance and supplier rationalization. As an example, in 1997, the Company moved the production of solenoids from its 12,250 square foot facility in Angola, Indiana into 5,000 square feet within its Sandusky, Michigan facility. This move allowed the Company to close its Angola facility with no decrease in solenoid production.

  Increase Global Presence. In response to existing customer needs and new opportunities, the Company plans to continue to increase its presence internationally. The Company believes the market for international sales of pneumatic products is even larger than the U.S. market, particularly in Europe and Asia. The Company already has established manufacturing plants in Germany and Canada and sales and distribution facilities in Canada, England, Italy, France, the Netherlands, Hungary, Taiwan and Mexico. The Company plans to add distribution facilities in several more countries in Europe and believes it can capture additional market share in Asia and South America, where the Company currently has minimal presence.

  Pursue Selective Acquisitions. The Company's product line expansion has primarily resulted from start-up operations. In some instances, however, the Company has complemented existing product offerings through selective acquisitions, such as its 1995 acquisition of Ultra Air, a manufacturer of air preparation products. In 1995, the Company also acquired a minority stock ownership interest in Univer, Italy's largest pneumatic components manufacturer, which has allowed it, among other things, to benefit from Univer's rodless cylinder technologies which have worldwide applications. The Company intends to pursue selective strategic acquisitions that can enhance its ability to deliver total pneumatic system solutions.

INDUSTRY OVERVIEW

  The fluid power industry has grown out of manufacturers' need to automate repetitive tasks that had previously been performed manually. The industry can generally be divided into two major segments: hydraulics (use of liquids) and pneumatics (use of air or inert gas). While hydraulics can produce higher forces and, in some applications, better control, pneumatics generally provide faster speeds, lower cost, greater ease of use and a more environmentally clean process. The Company competes only in the pneumatic segment of the fluid power market.

  Major components utilized in the pneumatic fluid power process include valves, actuators (cylinders) and air preparation equipment. A more detailed description of this process is set forth below:

                         Pneumatic Fluid Power Process
                                     LOGO

    The pneumatic system begins when air enters a compressor and the volume of air is reduced. The air then flows through a dryer and excess moisture is removed. Typically, a pneumatic system contains a single compressor and an air dryer. The dry air then flows through a system header to multiple workstations in a plant. At a workstation, the dry air flows initially through a FRL (filter, regulator and lubricator). In the FRL, a filter removes particulates from the air, a regulator reduces and stabilizes downstream pressure and a lubricator adds the appropriate amount of oil to the air, when necessary. This conditioned air then enters a valve. A valve is the primary pneumatic component that controls the intake and withdrawal of air into the actuator, with the valve's movement typically controlled by a solenoid. In the Company's "lapped spool and sleeve" valve, the position of the spool determines the direction of the air as it flows into the actuator. The flow of air from the valve causes the actuator rod to extend or retract, thereby moving a specific load. In many cases, an automated component, such as a gripper or guiding unit, may be attached to the actuator for material handling purposes.

  Applications for pneumatic fluid power are numerous and diverse and can be found in virtually every major industry. Some of the largest industries that use pneumatic fluid power systems in their manufacturing processes include packaging, automotive, machine tool, material handling, food and beverage, textile, printing, electronics/semiconductor, robotics, paper and medical equipment. Pneumatic components are primarily used in automated manufacturing applications, but can also serve other functions, as do certain of the Company's specialty valves used in oxygen concentrators sold by medical equipment manufacturers. The Company believes there are a number of general industry trends favoring the increasing use of automation, such as greater emphasis on productivity, factory utilization and continuing cost reduction efforts.

  The Company is a leading global manufacturer and marketer of pneumatic valves and related products. The Company's principal market is the United States, in which it is the largest manufacturer in its core product of directional control, base mounted, 4-way pneumatic valves. In the U.S., sales of directional control valves make up the largest segment of pneumatic valve sales, and 4-way valves are the dominant type of directional control valves utilized. Because of their versatility, base mounted valves make up the large majority of pneumatic valve sales in the United States.

  In the United States, it is common for manufacturers of pneumatic components to market their products through a distributor network. While some competitors of the Company work with distributors that carry both hydraulic and pneumatic components, all of the Company's North American distributors handle exclusively pneumatic components and, importantly, sell only the Company's pneumatic valves.

  Certain market segments to which the Company sells its products have been reducing the number of suppliers they deal with, including pneumatic component suppliers. As a result, companies within these market segments have increasingly used suppliers that can provide a full line of pneumatic components. The Company began a product line expansion in the late 1980s and now offers its customers a full line of pneumatic components, including valves, actuators and specialty products such as air preparation products, specialty valves and grippers and guiding units. The Company believes its array of products provides a competitive advantage against single component suppliers.

PRODUCTS

  The Company offers a complete line of pneumatic components, which can be described in three groups: valves, actuators and specialty products. The Company's core product historically has been pneumatic valves. Over recent years, the Company has expanded into additional product lines. While the Company's net sales in core valve products have increased significantly over the past five years, its overall dependence on valves has decreased through its product diversification strategy. The table illustrates this diversification trend since 1993.

                                                    1993           1997
                                                    -----         ------
     Net Sales..................................... $85.0 million $147.1 million
       Valves......................................  79.3%          61.2%
       Actuators...................................   7.3%          11.1%
       Specialty Products..........................  13.4%          27.7%
                                                    -----         ------
     Total......................................... 100.0%         100.0%

 Valves

  The Company is widely regarded as a leading manufacturer of high quality pneumatic valves used in fluid power applications. In a pneumatic system, the valve controls the flow of compressed air to an actuator (cylinder). The valve is the most important and complex component in any pneumatic system.

  The Company's success is largely derived from its proprietary "lapped spool and sleeve" technology developed by the Company's founder in the 1950s. The original design is used in the Company's valves today. However, the "lapped spool and sleeve" manufacturing process has been improved continuously. The inner (spool) and outer (sleeve) components are a matched set, with the sleeve remaining stationary and the spool moving inside it to produce the switching of air flow. The sealing of the spool and sleeve is accomplished by the minute clearance between the two parts, measured in millionths of an inch, rather than by using soft rubber seals as in other designs. This minute clearance provides an air bearing, which avoids any metal-to-metal contact and allows frictionless movements, virtually eliminating heat and wear. This results in extremely long product life. Numatics' "lapped spool and sleeve" has been found to operate within original manufacturing tolerances after more than one billion cycles.

  The patent on the "lapped spool and sleeve" product expired in 1973. However, the process for manufacturing the "lapped spool and sleeve" to the required tolerances remains a trade secret. The Company continues to closely guard this trade secret and limits the number of visitors and employees who have access to the manufacturing process. Several competitors have attempted to imitate the process, but the Company believes none has been able to duplicate the "lapped spool and sleeve" to the same high quality tolerances.

  The Company manufactures a wide variety of valves, most of which can broadly be described as directional control, 4-way valves. Additionally, the Company manufactures and markets 3-way valves and a variety of other valves for specific customer applications. As part of its product line expansion strategy, the Company has recently increased its offering of both 4-way and 3-way valves.

  The Company's valve sales were $84.9 million, $83.9 million and $90.0 million in 1995, 1996 and 1997, respectively.

 Actuators

  In 1988, Numatics began offering actuators (cylinders) to complement its well-established line of valves. In the pneumatic system, the actuator serves as an "arm" for an automated task, allowing an object to be moved.

  The Company's first actuators were standard tie-rod cylinders, made to NFPA specifications. During 1994, the Company introduced its "M" series actuator, a non-repairable miniature cylinder. In 1995, it introduced a new rodless cylinder based on technology acquired in connection with its purchase for $2.0 million of 12.0% of the stock of Univer, the largest manufacturer of pneumatic products in Italy with sales in 1996 of approximately $30.0 million.

  The Company's actuator sales have grown each year since 1988. The Company believes this is due to its ability to manufacture and deliver high quality products on a consistent basis and to successfully launch new products. New products include rotary actuators and a variety of small actuators. The Company believes that actuators will continue to be an area of growth as it further leverages its existing distribution network and strong name recognition in valves.

  The Company's actuator sales were $10.6 million, $13.1 million and $16.3 million in 1995, 1996 and 1997, respectively.

 Specialty Products

  The Company's specialty products include air preparation products, such as FRLs and air dryers, and other specialty products, such as specialty valves and grippers and guiding units. Air preparation products condition the air for use in the pneumatic system. Specialty valves are miniature valves for custom applications. Grippers and guiding units are material handling components, often serving as the "hands" of an automated process.

  The Company began offering FRLs in 1987. For several years, FRLs have been produced for the Company under a private label arrangement by an independent manufacturer. In 1997, the Company began manufacturing some of its own FRL products, which are expected to replace a majority of the private label products within the next few years.

  In 1995, Numatics acquired for $2.9 million an 80.0% equity interest in Ultra Air, a manufacturer of air dryers used to remove water from compressed air systems. Ultra Air distributes its products primarily through industrial compressor distributors, rather than through the Company's valve distribution network, which has presented the Company with some opportunities for cross-selling between the two distributor groups. Also in 1995, the Company acquired an 80.0% equity interest in MicroSmith, Inc. ("MicroSmith"), a designer and fabricator of electronic componentry. The Company uses this componentry in its valve products and also markets it to independent customers.

  Through its 88.0%-owned subsidiary Numatech, Inc. ("Numatech"), formed in 1994, the Company manufactures specialty valves, many of which have been designed by the Company for specific customer applications. Numatech's principal products include miniature valves used primarily in the medical and electronics industries. The Company believes these valves have potential applications in other industries. Through its 90.0%-owned subsidiary Numation, Inc. ("Numation"), also formed in 1994, the Company manufactures grippers and guiding units for the materials handling industry.

  In 1992, the Company acquired an 80.0% equity interest in Micro Filtration, Inc. ("Micro Filtration"), a manufacturer of coalescing filtration products that remove contaminants from an air line.

  In accordance with the Company's management philosophy, the managers of Ultra Air, MicroSmith, Numatech, Numation and Micro Filtration own all of the equity in these subsidiaries not owned by the Company.

  The Company's specialty products sales were $30.4 million, $35.0 million and $40.7 million in 1995, 1996 and 1997, respectively.

ENGINEERING INNOVATIONS

  The Company is widely recognized as an innovator in the design, engineering and manufacture of pneumatic components. The Company has a dedicated group of engineers, both domestically and internationally. Beginning with the "lapped spool and sleeve," the Company has continued to produce engineering innovations which include the following:

  . On-board electronics, which allows electronic signals to be passed through a single input/output source at faster transmission speeds.

  .Electrical plug-in connections, which allow assembly of systems without the need for costly wiring.

  . Integral speed controls and integral pressure controls, which are mounted between the valve and manifold to provide a complete control package.

  .Manifolding, which reduced piping and space and allowed factory assembly, reducing cost.

  .Direct solenoid, which eliminated unnecessary pilot valves, improving reliability due to fewer parts.

  .Die cast magnesium valves, providing maximum weight reduction and cost savings.

  . ""Nu-Plex," the first fully integrated serial control system for fluid power applications.

  . Aluminum cast valve bodies, which reduced the weight and cost of valves that had previously been made of bronze, cast iron and brass.

  . ""Numasizing," the first precise method of determining component size so as to accurately match desired performance with a valve configuration that uses the smallest amount of energy to get the job done.

  The Numasizing process is based on a computerized database containing empirical data from more than 250,000 test firings of pneumatic cylinders under different conditions. Numasizing is used at all of the Company's locations throughout the world. The Company conducts seminars on Numasizing for its customers, and offers its distributors a proprietary program to enable them to use Numasizing in helping to design efficient systems for their customers.

CUSTOMERS, MARKETING AND DISTRIBUTION

  The Company's customers consist of end users, machinery manufacturers (which incorporate the Company's products in their machines) and distributors. As is common practice in the U.S. market, end users and machinery manufacturers generally purchase the Company's products through its network of distributors. Alternatively, in international markets, customers typically purchase directly from the Company. In some cases, the end user will specify the Company's products, regardless of distribution channel. The products sold by the Company are utilized in a diverse group of industries, and no one customer accounted for more than 3.0% of total net sales in 1997.

  Approximately 59.0% of the Company's net sales in 1997 were from sales to distributors. The Company believes it maintains excellent relationships with its distributor network, which consists of over 110 distributors, including over 78 in North America, 14 in Europe, 14 in Asia and 6 in South America. Some of these distributors have been with the Company at least 40 years, and the average tenure of its distributors in the United States is 20 years.

  The Company's North American distributors are pneumatics specialists who sell only pneumatic components and do not sell hydraulic components. In most cases, the Company's products represent these distributors' principal source of income. Additionally, the only pneumatic valves these distributors carry are Numatics' valves. The Company maintains an interactive relationship with its distributors, conducting periodic meetings in several cities and intensive training programs while encouraging feedback. The Company employs

8 regional managers in North America to train and assist its distributors. The Company's distributors purchase products from the Company and maintain their own inventories.

  The Company has a direct sales force of 107 employees, who sell to over 9,000 direct customers worldwide, of which a significant portion are outside the United States. The Company has also maintained direct selling efforts with certain large end users and machinery manufacturers in North America. Some of the Company's largest direct customers include Sunrise Medical, Progressive Tool & Manufacturing and the Big 3 automotive manufacturers.

MANUFACTURING

  The Company has eight domestic manufacturing facilities, including six in Michigan and one each in Ohio and Tennessee. The Company also has manufacturing plants in Ontario, Canada and in Germany. The Company's core valve products are primarily manufactured in its Highland, Michigan facility, which is also the Company's headquarters. The final machining and matching of the Company's proprietary "lapped spool and sleeve" valve components are carried out in a specially designed, temperature and humidity controlled area. This process is highly confidential. Visitors and employees who do not require access are not permitted in the facility, nor are equipment suppliers. All equipment setup for such operations is performed by the Company's own employees.

  The Company has adopted "lean manufacturing" and "kaizen" initiatives to improve quality, production efficiencies and customer service by reducing waste, inventory levels, floor space and lead times. The Company believes its commitment to continuous improvement will further enhance its competitive position and allow the Company to execute its growth strategy while minimizing the need for significant additional capacity. The Company has converted many facilities from a traditional batch process to a flow system utilizing manufacturing "cells" based on specific product categories. Although in the relatively early stage of implementation, the Company's lean manufacturing initiatives have already resulted in facility consolidation, improved manufacturing throughput, increased on time shipping performance and supplier rationalization.

  The Company stresses quality control in all of its manufacturing and distribution facilities, and each valve is individually tested to meet specific tolerances before it can be shipped. Currently, the facilities in Germany and Canada are ISO certified. The majority of the Company's domestic facilities are anticipated to be ISO certified by the end of 1998, and all its facilities are scheduled to be ISO certified by the end of 1999. The Company believes that achieving ISO certification at each of its manufacturing facilities is a significant factor in maintaining its competitive position.

COMPONENTS AND RAW MATERIALS

  The principal raw materials and components used in manufacturing the Company's products are aluminum castings, stainless steel, solenoids and screw machine parts. All of these items are readily available from multiple suppliers, and the Company also produces a substantial portion of its own requirements of solenoids and screw machine parts. The Company purchases a significant portion of its aluminum castings from Taiwanese suppliers through its subsidiary in Taiwan, which has a dedicated staff of professionals responsible for sourcing and quality control. The Company has never experienced significant difficulty in acquiring needed parts and raw materials and does not believe it is substantially dependent on any particular supplier.

COMPETITION

  The markets in which the Company operates are highly competitive. Competition is based primarily on quality, price, timely delivery and breadth of product line. The markets in which the Company competes are highly fragmented, and many of its competitors do not currently offer the full range of products sold by the Company. Certain of the Company's competitors, however, are significantly larger and have greater financial and other resources than the Company. Nevertheless, the Company has competed successfully in its core pneumatic valve business, and it has been able to increase net sales with its actuators and specialty products as well.

  The Company has the largest U.S. market share in its core product of directional control, base mounted, 4-way pneumatic valves. The Company's most significant competitors in North America are Parker Hannifin,

SMC Pneumatics and MAC Valves. Some of the Company's major competitors in the valve market outside North America are SMC Pneumatics, Festo and CKD. The actuator and specialty products markets have different competitors such as Norgren IMI, Wilkerson, Phd., Robohand, Lee and Clippard.

INTERNATIONAL OPERATIONS

  The Company conducts operations in several foreign countries including Germany, Canada, England, Italy, France, the Netherlands, Hungary, Taiwan and Mexico. International net sales represented 32.4% of net sales in 1997.

  Numatics, Ltd. in Ontario, Canada and Numatics GmbH in Germany operate manufacturing facilities, both of which are ISO certified. Numatics, Ltd. markets a full line of the Company's products to the Canadian market and manufactures, among other products, lockout valves for the Company's worldwide needs. Numatics GmbH manufactures certain of the Company's products and markets a full line of Numatics' components to customers in Europe and Africa. Numatics GmbH maintains a dedicated engineering staff which works together with the Company's North American engineering personnel. The Company's other foreign operations are primarily sales and distribution facilities. For additional financial information regarding foreign sales and exports, see Note 7 of the notes to the Company's audited consolidated financial statements included elsewhere in this Offering Memorandum.

EMPLOYEES

  At June 30, 1998, the Company had 945 employees. Approximately 100 of those employees at that time were represented by the United Auto Workers under a contract expiring in March 1999. The Company considers its employee relations to be good.

PROPERTIES

  The Company conducts its business in Company-owned facilities, totaling approximately 299,850 square feet, and leased facilities, totaling approximately 111,800 square feet, of office, engineering, manufacturing and warehouse space. All of these facilities are suitable to meet the current capacity needs of the Company's various business units. Leases expire at various times through 2003, and the Company generally has extension options.

  The table below provides additional information concerning each of these facilities.

        LOCATION          SQUARE FOOTAGE TYPE OF INTEREST   DESCRIPTION OF USES
        --------          -------------- ----------------   -------------------
United States
N. Milford Rd., High-         76,000          Owned       Company headquarters;
 land, MI...............                                   valve components
Franklin, TN............      68,000          Owned       Actuators
Sandusky, MI............      46,800          Owned       Valves and solenoids
Detroit, MI.............      36,000          Leased      Air dryers
Owosso, MI..............      22,100          Owned       Valve part processing;
                                                           warehousing
                                                          FRLs and specialty
Wixom, MI...............      20,900          Leased       valves
E. Highland Rd., High-
 land, MI...............      12,250          Owned       Warehousing
                                                          Grippers and guiding
Westlake, OH............      12,000          Leased       units
Wixom, MI...............       8,400          Owned       Distribution facility
Lapeer, MI..............       5,000          Leased      Filters
Scottsdale, AZ..........       2,000          Leased      Electronic componentry
                                                           design and fabrication
International
St. Augustin, Germany...      33,300          Owned       Valves and actuators
London, ON, Canada......      21,700          Owned       Valves and actuators
Leighton Buzzard, En-
 gland..................      11,300          Owned       Distribution and sales
Taipei, Taiwan..........       8,000          Leased      Distribution and sales
Brescia, Italy..........       7,700          Leased      Distribution and sales
Vancouver, BC, Canada...       6,000          Leased      Distribution and sales
Puebla, Mexico..........       5,000          Leased      Distribution and sales
Montreal, QB, Canada....       3,600          Leased      Distribution and sales
Paris, France...........       3,400          Leased      Distribution and sales
Waardenburg, The Nether-
 lands..................       1,600          Leased      Distribution and sales
Budapest, Hungary.......         600          Leased      Distribution and sales

ENVIRONMENTAL MATTERS

  One of the Company's plants, located on North Milford Road in Highland, Michigan, is the site of a groundwater contamination problem that became known in the early 1980s. The contamination was caused by a chemical (trichloroethylene) that was used for many years to degrease parts but which has not been used by the Company since the early 1970s. A soil vapor extraction system was used to clean up the soil contamination, and a pump and treat system has been installed to purge the groundwater. The soil cleanup has been completed, but completion of the groundwater remediation is expected to take approximately another ten years. Based on past expenditures and its current evaluation of site conditions, the Company expects to spend approximately $70,000 annually to complete the groundwater remediation. The Company has recorded a reserve for these future expenditures, which at December 31, 1997 was approximately $700,000. The Company believes this reserve will be adequate to complete the remediation, although actual expenditures will depend on actual site conditions and other factors and are subject to change.

  In 1989, the Company became aware of a fluid spill site, containing PCBs, at its East Highland Road site in Highland, Michigan. The source of the PCBs is believed to be a transformer that was accidentally ruptured in 1973 while sitting on the ground awaiting disposal. The area of the spill has been disturbed by subsequent paving of a portion of the area and soil removal following a non-PCB waste oil spill. The Company estimates that future soils remedial work at this site will cost approximately $250,000 to $300,000.

  In 1982, a spill of chromic acid and water occurred at the Company's Owosso, Michigan site. Soils contaminated by this spill have been remediated, and groundwater tested on a monthly basis. Test data shows no future remediation is required. The Company has submitted a closure report to the Michigan Department of Environmental Quality, and is awaiting agency approval of the report.

  Except for the matters discussed above, compliance by the Company with federal, state and local laws and regulations pertaining to the discharge of material into the environment has not and is not anticipated to have any material effect upon the Company in conducting its business. However, due to the nature of its current and former operations, the Company does face some risk of exposure to environmentally-related liabilities.

LEGAL PROCEEDINGS

  Various legal matters arising during the normal course of business are pending against the Company. Management does not expect that the ultimate liability, if any, of these matters will have a material effect on future consolidated financial statements.

                           MANAGEMENT AND DIRECTORS

EXECUTIVE OFFICERS AND DIRECTORS

  The table that follows sets forth the name, age at December 31, 1997, position with the Company and years in the pneumatics industry of each person who is an executive officer or director of the Company. Information concerning the business experience for at least the past five years of each of the persons named is provided after the table. All Company directors are elected for terms of one year and until their successors are elected and qualified.

                                                                       YEARS IN
                                                                      PNEUMATICS
            NAME              AGE              POSITION                INDUSTRY
            ----              ---              --------               ----------
John H. Welker...............  57 Chairman, President and Chief           34
                                   Executive Officer
Robert P. Robeson............  51 Vice President, Treasurer,              10
                                   Secretary and Chief Financial
                                   Officer
David K. Dodds...............  49 Vice President--Sales & Marketing       31
Henry Fleischer..............  74 Vice President--Research &              30
                                   Development
Donald E. McGeachy...........  62 Vice President--Engineering             40
David M. Tenniswood..........  61 Director
Albert A. Koch...............  55 Director
John P. Musat................  52 Director
Tim R. Palmer................  40 Director

  John H. Welker has been with the Company for 32 years and has been Chairman of the Board and CEO since 1990. He has been President of the Company since 1983 and prior to then held a variety of management positions within the Company.

  Robert P. Robeson joined the Company as Chief Financial Officer in 1988. In 1990, he was also named Vice President, Treasurer and Secretary. Prior to joining the Company, Mr. Robeson was CFO of Gelman Sciences, a publicly traded company.

  David K. Dodds has been Vice President-Sales & Marketing since 1994. Prior to that, he was President of Numatics, Ltd., the Company's Canadian subsidiary, a position he was appointed to in 1980.

  Henry Fleischer has been Vice President-Research & Development since 1992. He joined Numatics in 1968 as Chief Engineer and held a variety of positions from then until his appointment to Vice President in 1992. He is the author of Manual of Pneumatic Systems Optimization (McGraw-Hill 1995), the authoritative treatise on that subject.

  Donald E. McGeachy has been Vice President-Engineering since 1992. He has been with the Company since 1964 and was its Chief Engineer from 1975 to 1992.

  David M. Tenniswood was Vice President-European Operations of the Company from 1996 through March 31, 1998. He has been a Director of the Company since 1990. Prior to 1996, Mr. Tenniswood was President of the Controls Group at MascoTech for ten years.

  Albert A. Koch has been a Director of the Company since 1990. He has been a Managing Principal of Jay Alix & Associates since 1995. Prior to joining Jay Alix & Associates, he was a Managing Director of Equity Partners of America, Ltd. (investment banking and financial consulting).

  John P. Musat has been a Director of the Company since 1996. He is a Senior Vice President at MascoTech Forming Technologies-Braun and has been with them since 1982.

  Tim R. Palmer has been a Director of the Company since 1997. He is currently a Managing Director of Harvard Private Capital Group, Inc., which manages the private equity and real estate investment portfolios of the Harvard University endowment fund. He has been with Harvard Private Capital Group, Inc. since 1990 and also serves on the boards of The WMF Group, Ltd. and several private companies.

EXECUTIVE COMPENSATION

 Summary Compensation Information.

  The table that follows provides information, for the Company's last completed fiscal year concerning the compensation of John H. Welker, the Company's CEO, and the four other individuals who were the highest paid executive officers of the Company during 1997.

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL
                                                COMPENSATION(1)
                                                ---------------    ALL OTHER
                                                SALARY   BONUS  COMPENSATION(2)
       NAME AND PRINCIPAL POSITION         YEAR   ($)     ($)         ($)
       ---------------------------         ---- ------- ------- ---------------
John H. Welker............................ 1997 251,020 160,500      5,000
 Chairman, President and CEO
Robert P. Robeson......................... 1997 134,600  62,008      5,000
 Vice President, Treasurer and CFO
David M. Tenniswood....................... 1997 175,000  22,166      2,000
 Vice President--European Operations
 (through 3/31/98)
David K. Dodds............................ 1997 125,760  56,444      5,000
 Vice President--Sales and Marketing
Donald E. McGeachy........................ 1997 107,800  48,430      5,000
 Vice President--Engineering

--------
(1) Does not include prerequisites and other personal benefits provided to named executives, the incremental cost of which to the Company in each case was less than 10% of the executive's 1997 salary and bonus.
(2) Includes a $2,000 Company contribution for each executive to the Company's deferred contribution and employee savings plan and, except for Mr. Tenniswood, also includes a $3,000 Company matching contribution to that plan.

  Welker Employment Agreement. The Company has an agreement with Mr. Welker for his employment as CEO through December 31, 2003, under which he is entitled to salary at specified rates ($300,000 for 1998, increasing annually thereafter to $440,000 for 2003), and to a cash performance bonus supplementing his salary determined pursuant to a formula based on the Company's operating performance relative to its operating budget. The agreement also contemplates that the Company's Board annually will consider whether he should be paid a discretionary bonus, whether or not a performance bonus also is payable.

  During the term of the agreement, the Company is entitled to terminate Mr. Welker's employment at any time for any reason, upon 60 days' prior notice to him, and also is entitled to terminate him for "cause" or in certain cases of "permanent disability" (as therein defined), upon less prior notice. If the Company were to terminate him not for cause or permanent disability, or terminated him for permanent disability without having maintained certain disability insurance in effect for his benefit, he would be entitled to continuation of his regular salary for a one-year period commencing on his termination date. In addition, if Mr. Welker were to die while employed by the Company, the equivalent of his regular salary for a 60-day period thereafter would be payable to his estate.

  The agreement imposes non-competition obligations upon Mr. Welker during his employment and for one year thereafter and also imposes confidentiality obligations upon him, which continue for five years after his employment termination date.

  Tenniswood Employment Agreement. The Company has an agreement with Mr. Tenniswood for his employment as Vice President--European Operations through September 15, 1998, under which he is entitled to a $200,000 per year salary and to discretionary bonuses at times and in amounts commensurate with such discretionary bonus compensation as from time to time may be awarded to other executive officers. The circumstances under which he can be terminated by the Company and the compensation, if any, payable to him upon a termination of his employment are comparable to those described above for Mr. Welker. Mr. Tenniswood's agreement also imposes non-competition and confidentiality obligations upon him comparable to those for Mr. Welker.

  Deferred Compensation Plan. In connection with the 1990 Buyout, the Company adopted a "top-hat" non-qualified deferred compensation plan, under which a small group of management-level employees could become entitled to receive future distributions of equity interests in the Company if certain conditions thereafter were satisfied. In connection with the 1995 Recapitalization, the plan was amended to change the type of distributions to be made under the plan to cash, limit the employees eligible to participate in the plan to those then participating, specify a fixed distribution amount for each participating employee, and change the terms and conditions for payouts.

  In general, under the plan as currently in effect, if a plan participant's employment with the Company continues until his death, retirement at or after age 65 or disability (determined as specified in the plan), or if a participant remains in active Company service through the later of (a) November 29, 2002 or (b) the twelfth anniversary of the commencement of his employment and his employment thereafter terminates other than in an Involuntary Discharge for Cause (as therein defined), which involuntary discharge would cause the forfeiture of his right to any distribution, then the Company would become obligated to pay his distribution, without interest, in regular installments over a five-year period commencing within 60 days of his employment termination date. Similar five-year installment payment obligations also would arise under the plan with respect to all participants if the Company elected to terminate the plan or if a Company Change in Control (as therein defined) should occur.

  However, the current terms of the plan also provide for a pro rata reduction in the amounts of annual installment payments to distributees and for lengthening the installment payment period, if the Company becomes obligated to make payments to more than one distributee at the same time, to the extent (if any) necessary to prevent total annual payments to the distributees in excess of 3.0% of the Company's prior year earnings before interest, taxes, depreciation and amortization. In addition, the plan provides that no distribution payments whatsoever may be made prior to January 31, 2004.

  Eight of the Company's employees participate in this plan, including all of the Company's current executive officers other than Mr. Tenniswood. The distribution amounts for the executive officer participants named in the Summary Compensation Table are as follows: Mr. Welker, $2,643,546; Mr. Robeson, $105,398; Mr. Dodds, $151,757; Mr. McGeachy, $151,757.

DIRECTORS' COMPENSATION

  The Company pays a meeting fee of $1,600 to each of its non-employee directors for each meeting of the Board of Directors that he attends. Employee directors are not paid any additional compensation for Board service. Mr. Palmer's compensation is paid to Harvard Management Company pursuant to Harvard's policies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All decisions concerning the 1997 compensation of the Company's executive officers were made by the Company's Board of Directors. The current directors, Messrs. Welker, Tenniswood, Koch, Musat and Palmer, served on the Board throughout 1997; no other person served as a director at any time during the year. Except as described below, no current or former officer and no current employee of the Company or of any of its subsidiaries participated in deliberations of the Board concerning executive compensation during 1997.

  Mr. Welker is the controlling shareholder of the Company and the Company's Chairman, CEO and President. Mr. Tenniswood also is an executive officer of the Company. None of the other directors is or ever has been an officer or employee of the Company or any of its subsidiaries.

  Mr. Palmer is a Managing Director of an affiliate of the company that held the Old Subordinated Notes, which were prepaid from the proceeds of the Offering.

  The Company advanced $185,000 to Mr. Welker during 1996 to purchase the stock of a departing executive, all of which loan remains outstanding. In February 1998, the Company advanced an additional $400,000 to Mr. Welker, which also remains outstanding. These loans are unsecured, bear interest at 6.5% per annum and are payable on demand.

  The Company, Mr. Welker, each other current executive officer and all of the other current shareholders of the Company other than Harvard (all of whom also are Company employees) are party to a shareholder agreement that gives the Company the option, but not the obligation, to purchase the shares of any shareholder party, including Mr. Welker, if the shareholder ceases to be a Company employee due to his death, his Total and Permanent Disability or Involuntary Discharge Without Cause (each as therein defined), his retirement at or after age 65 or his resignation (if after the later of (i) November 29, 2002 or (ii) the twelfth anniversary of his date of hire by the Company) for a redemption price to be determined by a formula intended to approximate the shares' fair market value at the time of employment termination. This agreement covers 94.0% of the Company's shares, 74.12% of which are held by Mr. Welker.

  The management shareholders of certain subsidiaries of the Company (Numation, Numatech, Micro- Filtration, Ultra Air and Microsmith) are required to sell their shares to the Company upon such shareholder's (i) death, (ii) permanent disability or (iii) termination of employment with the Company. The price to be paid by the Company for such shares will be determined by a formula based upon a multiple of earnings of the relevant subsidiary. The obligations of the Company to purchase such shares are not subject to any limitations. However, the payment of these amounts may be prohibited by the terms of the Indenture. Currently, the amounts that would be payable under these agreements are not material to the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  So far as is known to the Company, the only persons who are beneficial owners (within the meaning of Commission Rule 13d-3) of over 5.0% of the Company's common stock are: (a) John H. Welker, whose ownership information is set forth below under "--Security Ownership of Management and Directors" and who maintains an address at the Company's principal executive office; and (b) Harvard Private Capital Holdings, Inc. (the address of which is c/o Harvard Private Capital Group, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210), which holds 1,276.60 shares, which shares represent 6.0% of the Company's outstanding stock.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

  The following table sets forth the beneficial ownership (for purposes of Rule 13d-3) of shares of the Company's common stock by each director of the Company, each executive officer named in the Summary Compensation Table above, and all directors and current executive officers as a group.

                                        SHARES OF   PERCENTAGE OF OWNERSHIP OF
       NAME OF BENEFICIAL OWNER        COMMON STOCK   SHARES OF COMMON STOCK
       ------------------------        ------------ --------------------------
John H. Welker(1).....................  20,000.00             94.00%
Robert P. Robeson.....................     627.13              2.95%
David K. Dodds........................     903.05              4.24%
Donald E. McGeachy....................     903.05              4.24%
David M. Tenniswood...................          0               --
Albert A. Koch........................          0               --
John P. Musat.........................          0               --
Tim R. Palmer(2)......................          0               --
All directors and executive officers
 as a group (9 persons)(1)(2).........  20,000.00             94.00%

--------
(1) Mr. Welker has sole voting and dispositive power over 15,769.57 (74.12%) of the Company's outstanding shares, which are his own, and sole voting power over all other outstanding shares, excluding those owned by Harvard, pursuant to a voting agreement among the Company, Mr. Welker and all of the Company's other shareholders other than Harvard.
(2) Excludes shares owned by Harvard. Mr. Palmer is a Managing Director of an affiliate of Harvard. He disclaims beneficial ownership of these shares.

                       DESCRIPTION OF OTHER INDEBTEDNESS

  The following is a summary of the material terms of the Company's existing debt agreements other than the Notes and the Indenture.

NEW CREDIT FACILITY

  General. The Company and its subsidiaries, Numatics, Ltd. (the Company's Canadian subsidiary) and Numatics GmbH (the Company's principal German subsidiary), are borrowers under the New Credit Facility with NBD Bank as agent for a group of lenders. The purposes of the loans under the New Credit Facility are to refinance previously existing debt and for general corporate purposes.

  The New Credit Facility provides for (a) a term loan to the Company in the amount of $16.0 million, a term loan to Numatics, Ltd. in the amount of $2.0 million, and a term loan to Numatics GmbH in the amount of $2.0 million (collectively, "Term Loans A"), (b) a revolving credit facility for the Company of $32.0 million, including letters of credit, and revolving credit facility for Numatics GmbH of $3.0 million (each of the foregoing, a "Revolving Credit Facility"), and (c) a term loan to the Company in the amount of $13.0 million and a term loan to Numatics GmbH in the amount of $2.0 million (collectively, "Term Loans B"). The Revolving Credit Facilities permit the Company to borrow up to the lesser of the total amount of its Revolving Credit Facility or a borrowing base amount computed as a percentage of inventory and accounts receivable (less outstanding letters of credit and subject to certain limitations) and permit Numatics GmbH to borrow up to the lesser of the total amount of its Revolving Credit Facility or a borrowing base amount.

  Guarantees and Security Interests. Each borrower under the New Credit Facility has secured its obligations thereunder by substantially all of its assets. The Company also pledged all the shares owned by it of its domestic Subsidiaries and 66.0% of the shares of its foreign subsidiaries. The borrowers' obligations under the New Credit Facility are guaranteed by the Company's domestic subsidiaries, which guarantees are secured by substantially all of their assets. The New Credit Facility also provides that, upon the occurrence of an event of default, the lenders may require the Company to cause all of its foreign subsidiaries to issue guarantees secured by substantially all of their assets. In addition, the Company has guaranteed all obligations of the other borrowers under the New Credit Facility, which guaranty is secured by substantially all of the Company's assets.

  Interest and Commitment Fees. Interest on the Revolving Credit Facilities and Term Loans A accrues at an annual rate of interest equal to, at the borrower's option, either (a) the higher of a federal funds rate plus 0.50% and the prime rate of NBD Bank plus, in either case, an applicable margin (which applicable margin will initially be 0.75% and thereafter may range from 0% to 0.75%), (the "floating rate") or (b) at a London Interbank Offered Rate (adjusted) for a specified interest period ("LIBOR") plus an applicable margin (which applicable margin will initially be 2.50% and thereafter may range from 1.25% to 2.50%).

  Interest on Term Loans B accrues at an annual rate of interest equal to LIBOR plus an applicable margin (which applicable margin will initially be 2.75% and thereafter may range from 2.50% to 2.75%).

  Interest on all borrowings under the New Credit Facility bearing interest at a floating is payable quarterly and interest on all borrowings under the New Credit Facility bearing interest based on LIBOR is payable at the end of the interest period pertaining thereto unless the interest period is six-months, in which case it also is payable three-months after the interest period commences.

  The Company also pays an unused commitment fee on the Revolving Credit Facilities which commitment fee initially is 0.50% of the unused amount of the Revolving Credit Facilities and thereafter may range from 0.25% to 0.50%.

  The margins set forth above and the percentage used to determine the commitment fees are determined based on the ratio of the Company's net total debt to a trailing four-quarter adjusted EBITDA.

  Maturities and Prepayments. All borrowings under each Revolving Credit Facility mature six years after the Issue Date. Term Loans A have a final maturity of six-years and Term Loans B have a final maturity of seven and one-half years with aggregate quarterly principal payments on Term Loans A and Term Loans B of $1.6 million in 1998, $2.5 million in 1999, $3.0 million in 2000, $3.5 million in 2001, $4.0 million in 2002, $4.9 million in 2003, $8.4 million in 2004 and $7.1 million in 2005.

  All loans under the New Credit Facility are prepayable at the option of the Company without premium or penalty, except that any prepayment of a loan bearing interest based on LIBOR that is made before the end of the applicable interest period will be subject to reimbursement of breakage costs.

  The New Credit Facility requires prepayments of the term loans in amounts equal to (a) 50.0% of "excess cash flow" for each fiscal year beginning with 1998, (b) 100.0% of net cash proceeds from sale of assets over a base amount unless the proceeds are used to purchase specified other assets, (c) 75.0% of the net cash proceeds from the issuance of subordinated debt (other than the Notes and Exchange Notes) and (d) 50.0% of net cash proceeds from the issuance of equity. The New Credit Facility also requires prepayments of revolving credit loans (with an equal reduction in the commitment amount) in amounts equal to 50.0% of the net cash proceeds from the issuance of equity once the term loans are fully repaid.

  Covenants. The New Credit Facility contains customary covenants, including: reporting and other affirmative covenants; financial covenants, including requirements that the Company maintain specified fixed charge coverage ratios, specified interest coverage ratios, minimum shareholders' equity, and a ratio of net total debt to adjusted EBITDA; and negative covenants, including restrictions on incurring other indebtedness, payment of cash dividends and other distributions, existence of liens, making investments, affiliate transactions, issuing guarantees or making advances to others, modifications to the terms of the Notes and Exchange Notes and related documents, sales of assets not in the ordinary course of business, mergers and acquisitions, and entering into agreements inconsistent with the New Credit Facility.

  Events of Default. The New Credit Facility contains customary events of default, including: non-payment of principal, interest or fees; violations of covenants; inaccuracy of representations or warranties; judgments; ERISA violations; cross-defaults to other indebtedness; change of control and bankruptcy. It also is an event of default if Mr. Welker ceases to be the President and Chief Executive Officer of the Company or ceases to have the ability to elect a majority of its directors and if he is not replaced within 120 days by a person satisfactory to the New Credit Facility lenders.

INDUSTRIAL DEVELOPMENT REVENUE BONDS

  The IRBs are limited obligation variable rate demand industrial development revenue bonds issued in 1996 by the Industrial Development Board of Williamson County, Tennessee (the "IDBW") for the benefit of the Company in the principal amount of $2.5 million. The Company is obligated to pay to the IDBW all amounts necessary to pay principal, interest, purchase price and premium, if any, on the IRBs. The IRBs are due on December 1, 2011.

  Letter of Credit. The Company has supplied a letter of credit issued by NBD Bank on which the trustee for the holders of the IRBs can draw to pay principal of the IRBs, principal and interest on IRBs tendered for purchase and an amount equal to 110 days' interest. Under a reimbursement agreement with NBD Bank, the Company has agreed to reimburse NBD Bank for all payments made by it under the letter of credit and to indemnify NBD Bank from any and all losses, costs, and damages which it may suffer in connection with the letter of credit. The reimbursement agreement is part of the New Credit Facility.

  Interest Rates. The interest rate on the IRBs is set weekly by a remarketing agent at the rate it determines to be the lowest at which it can remarket the IRBs at par, which in 1997 ranged from 3.4% to 4.1%.

  Purchase and Redemption. Each holder has the right to require his IRBs to be purchased at par at any time. To the extent that purchased IRBs are not remarketed, the purchase price is to be paid by drawing on the letter of credit or otherwise by the Company. The IRBs are subject to mandatory purchase upon the occurrence of certain events. The Company has agreed in the reimbursement agreement that it will exercise its option to partially redeem IRBs in the amount of (a) $200,000 on each December 1 from 2002 through 2006 and (b) $300,000 on each December 1 from 2007 through 2010.

  Events of Default. The IRB indenture and the loan agreement between the Company and the IDBW contain various customary events of default. The reimbursement agreement presently incorporates the events of default under the Old Credit Facility and will incorporate the events of default under the New Credit Facility.

                         DESCRIPTION OF EXCHANGE NOTES

  Set forth below is a summary of certain provisions of the Exchange Notes. The Exchange Notes will be issued pursuant to the same Indenture (the "Indenture") among the Company, the Guarantors and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee"), under which the Notes were issued. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement have been filed as Exhibits to the Registration Statement. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Numatics, Inc. and not to any of its Subsidiaries.

GENERAL

  The Exchange Notes will be general unsecured obligations of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Senior Indebtedness under the New Credit Facility, and will rank pari passu or senior in right of payment will all existing and future subordinated indebtedness of the Company. The Exchange Notes and the Notes will rank equally with one another. As of May 31, 1998 the aggregate principal amount of Senior Indebtedness (excluding trade payables and other accrued liabilities) of the Company was approximately $44.6 million, approximately $40.5 million of which was Indebtedness secured by substantially all of the assets of the Company and its Subsidiaries pursuant to the New Credit Facility. Of such amount, $7.4 million was Indebtedness of Restricted Subsidiaries which was guaranteed by the Company. The terms of the Indenture limit the ability of the Company and its Subsidiaries to incur additional Indebtedness.

  The Exchange Notes will be guaranteed on a senior subordinated basis by each domestic Restricted Subsidiary of the Company. See "Subsidiary Guarantees." However, the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of the Company's foreign Subsidiaries. Any right to receive assets of any of the Company's foreign Subsidiaries after the latter's liquidation or reorganization will be effectively subordinated to the claims of the Subsidiary's creditors. Each Guarantor's guarantee of the Exchange Notes will rank equally with its guarantee of the Notes. As of May 31, 1998 the liabilities (including trade payables and lease obligations) of the Company's foreign Subsidiaries was $11.9 million (including $7.4 million of debt guaranteed by the Company).

  All of the Company's Subsidiaries currently are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Notes will mature on April 1, 2008. The Indenture provides for the issuance of up to $100.0 million aggregate principal amount of additional notes having identical terms and conditions to the Notes and Exchange Notes (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and Exchange Notes and will vote on all matters with the Notes and Exchange Notes. For purposes of this "Description of Exchange Notes," references to the Notes and Exchange Notes do not include Additional Notes. Interest on the Exchange Notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 1998, to Holders of record on the immediately preceding March 15 and September 15. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal, premium, if any, and interest and Liquidated Damages on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

  The payment of principal of, premium, if any, interest and Liquidated Damages, if any, and all other Obligations on the Exchange Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness (including, without limitation, interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, including, without limitation, Obligations in respect thereof, and any redemption, defeasance or other acquisition thereof, and until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Exchange Notes may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Exchange Notes (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any (a "Payment Default"), or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated or a Payment Default has occurred. No new period of payment blockage pursuant to a Payment Blockage Notice may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

  The Indenture further requires that the Company promptly notify holders of Senior Indebtedness if payment of the Exchange Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than other creditors of the Company including holders of Senior Indebtedness. On a pro forma basis, after giving effect to the Offering and the application of the proceeds therefrom, the principal amount of Senior Indebtedness outstanding at December 31, 1997 would have been approximately $43.0 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

  General. The Company's payment obligations under the Exchange Notes will be fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including all obligations of the Guarantors under the New Credit Facility, and will rank pari passu in right of payment with all existing and future senior subordinated indebtedness of the Guarantors. The obligation of each Guarantor under its Subsidiary Guarantee will be limited with the intention that such Subsidiary Guarantee not constitute a fraudulent conveyance or transfer or an improper distribution under applicable law. The maximum liability of each Subsidiary Guarantor as a result of the foregoing will vary depending upon the law and the legal standards applied in any proceeding with respect to the Subsidiary Guarantee. There can be no assurance as to what standard or law a court would apply in making a determination as to what the maximum liability would be for each Guarantor under its Subsidiary Guarantee.

  Merger, Consolidation, etc. The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Exchange Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) the Company would be permitted, by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  Release. The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee. The obligation to apply Net Proceeds of such sale or other disposition in accordance with the applicable provisions of the Indenture, including without limitation the provisions described below under the caption "--Certain Covenants--Limitations on Asset Sales" shall continue and be enforceable, however.

OPTIONAL REDEMPTION

  The Exchange Notes will not be redeemable at the Company's option prior to April 1, 2003, except as provided in the following paragraph. Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such redemption date) accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       2003..........................................................  104.8125%
       2004..........................................................  103.2083%
       2005..........................................................  101.6042%
       2006 and thereafter...........................................    100.00%

  Notwithstanding the foregoing, at any time on or before, April 1, 2001, the Company may redeem up to $40,250,000 aggregate principal amount of Notes and Exchange Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the cash proceeds to the Company of one or more Public Offerings; provided that at least $74,750,000 aggregate principal amount of Notes and Exchange Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes and Exchange Notes held by the Company or any of its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such Public Offering.

SELECTION AND NOTICE

  If less than all of the Exchange Notes are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes were listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption unless the Company defaults in the payment thereof.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

CERTAIN COVENANTS

 Repurchases of Exchange Notes at the Option of Holders upon a Change of Control

  Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, if agreements governing Senior Indebtedness prohibit the purchase of the Exchange Notes, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Exchange Notes required by this covenant if such agreements prohibit such purchase. However, there can be no assurance that the Company will be able to either repay all such Senior Indebtedness or obtain all required consents. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change in Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

  The New Credit Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. The New Credit Facility prohibits the Company from purchasing any Exchange Note prior to maturity. Any future credit agreements or other agreements relating to the Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions and the agreement of the Company thereto is not a default under the Indenture. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Exchange Notes, the Company could seek the consent of its lenders to the repurchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Exchange Notes. There can be no assurance that the Company will be able to obtain such consents or repay such Indebtedness. In such case, the Company's failure to repurchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. See "Description of Other Indebtedness--New Credit Facility." In such circumstances, the subordination provisions in the Indenture would likely restrict payments to Holders of Exchange Notes.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such

Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Exchange Notes (other than Exchange Notes), except a payment of interest or principal at Stated Maturity; (iv) make any Restricted Investment; or (v) make any payment of principal, premium or interest on or in respect of or otherwise purchase, redeem, defease or otherwise acquire or retire for value any Management Notes (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event or Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
  (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
  (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash (including through the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the Indenture), the lesser of
  (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus (iv) 50% of any cash dividends received by the Company or an 80% Restricted Subsidiary that is a Guarantor after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus
  (vi) $2.5 million.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the
Indenture: (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in the aggregate since the Issue Date; (vi) the repurchase of the Harvard Warrant required pursuant to agreements in effect on the Issue Date (as in effect on such date), provided that the consideration paid by the Company shall consist solely of Harvard Notes; (vii) the purchase of common stock held by management of the Company required pursuant to the Shareholders' Agreement, provided that the consideration paid by the Company shall consist solely of Management Notes; and (viii) the payment on or after the Issue Date of dividends in respect of the Company's common stock in an aggregate amount not exceeding $6.0 million. The Company paid a $6.0 million dividend on its common stock on March 26, 1998.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any Guarantor may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The foregoing provisions will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by the Company and its Restricted Subsidiaries of (A) revolving credit Indebtedness and letters of credit pursuant to Credit Facilities; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any time outstanding under all Credit Facilities pursuant to this clause (i) after giving effect to such incurrence does not exceed an amount equal to the greater of (x) $35.0 million of such Indebtedness less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce commitments with respect to Credit Facilities pursuant to the covenant described below under the caption "--Limitations on Asset Sales" and (y) the amount of the Borrowing Base of the Company as of the date of incurrence; and (B) term Indebtedness under Credit Facilities, provided that the aggregate principal amount of all term Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence does not exceed $35.0 million less the aggregate amount of all Net Proceeds of Asset Sales that have been applied since the date of the Indenture to repay term Indebtedness under a Credit Facility pursuant to the covenant described below under the caption "--Limitations on Asset Sales"; provided that the aggregate principal amount of all Indebtedness incurred under all Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) by any Restricted Subsidiary that is not a Guarantor pursuant to this clause (i) after giving effect to such incurrence does not exceed an amount equal to the greater of
  (x) the amount of the Borrowing Base of such Restricted Subsidiary at the time of such incurrence and (y) the amount which, when combined with all outstanding Indebtedness incurred under Credit Facilities by Restricted Subsidiaries that are not Guarantors at or prior to the time of such incurrence does not exceed $35.0 million:

    (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

    (iii) the incurrence by the Company of Indebtedness represented by the Notes (other than any Additional Notes) and the Exchange Notes (other than any Additional Notes) and the incurrence by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

    (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

    (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is either the Existing Indebtedness or was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv), (v) or (vii) of this paragraph;

    (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its 80% Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes (it being understood that payments under intercompany Indebtedness shall be permitted as long as no Default has occurred and is continuing), and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or an 80% Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or an 80% Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition by the Company or a Restricted Subsidiary of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition by the Company or a Restricted Subsidiary; and provided further that the principal amount of such Indebtedness does not exceed $5.0 million at any time outstanding.

    (viii) the incurrence by the Company or any of its Restricted
  Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (ii) the value of foreign currencies purchased or received by the Issuer in the ordinary course of business, or (iii) commodities purchased in the ordinary course of business for use in a Permitted Business and not for speculation;

    (ix) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

    (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $5.0 million;

    (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi); and

    (xii) the issuance of Harvard Notes and Management Notes required to be issued in accordance with agreements as in effect on the Issue Date; provided that such Harvard Notes and Management Notes are issued in accordance with clauses (vi) and (vii), respectively, of the second paragraph of the covenant described under "--Restricted Payments."

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any assets now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes and Exchange Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes and Exchange Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and Exchange Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and Exchange Notes and the Subsidiary Guarantees.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries,
(ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture and the Notes and Exchange Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) Credit Facilities provided that the restrictions contained therein are no more restrictive, taken as a whole, with respect to such dividends and other payments than those contained in Credit Facilities as in effect on the date of the Indenture, (j) agreements for the sale of assets that restrict the transfer of such assets pending such sale (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (l) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (m) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (n) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charged Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

Limitations on Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (or an amount of cash equal thereto), at its option, (a) to permanently repay (and, if applied to revolving credit loans, reduce the commitments under) Senior Indebtedness of the Company or a Guarantor or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and Exchange Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and Exchange Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Exchange Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

 Transactions with Affiliates

  The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate
Transactions: (i) any
employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) transactions pursuant to agreements in effect on the Issue Date (as in effect on such date), and (v) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

 Limitation on Issuances and Sales of Equity Interests in Restricted
Subsidiaries

  The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and
(b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares and issuances of Preferred Stock in accordance with the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock") to any Person other than to the Company or a Restricted Subsidiary of the Company.

 Business Activities

  The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

 No Senior Subordinated Debt

  The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Exchange Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness of such Guarantor that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes and Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  The Indenture provides that, for periods ending after December 31, 1997, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes or Exchange Notes are outstanding, the Company will furnish to the Holders of Notes and Exchnage Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the

Company and its Restricted Subsidiaries separate from the financial condition and results of operation of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Additional Subsidiary Guarantees

  The Indenture provides that (i) the Company will not permit any of its Subsidiaries that is not a Guarantor to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any Guarantor and (ii) the Company will not, and will not permit any of its Subsidiaries to, pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any Indebtedness of the Company or any Guarantor, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee (providing for the unconditional guarantee by such Subsidiary, on a senior subordinated basis, of the Exchange Notes).

EVENTS OF DEFAULT AND REMEDIES

  The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes or Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes or Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Change of Control," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock", (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes or Exchange Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes and Exchange Notes may declare all the Notes and Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes and Exchange Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes and Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to April 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to April 1, 2003 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

  The Holders of a majority in aggregate principal amount of the Notes and Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes and Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes and Exchange Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Exchange Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

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

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes and Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes and Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes and Exchange Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes and Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the sale amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes and Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes and Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of an Exchange Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes and Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and Exchange Notes), and any existing default or compliance with any provision of the Indenture or the Notes and Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and Exchange Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes and Exchange Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Notes and Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Notes and Exchange Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Note payable in money other than that stated in the Exchange Notes, (vi) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest on the Exchange Notes, (vii) waive a redemption payment with respect to any Exchange Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"),
(viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes and Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes and Exchange Notes.

  Notwithstanding the foregoing, without the consent of any Holder of Notes and Exchange Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Exchange Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture on the Issue Date, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

  The Holders of a majority in principal amount of the then outstanding Notes and Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Certain Covenants--Repurchases of Notes at the Option of Holders upon a Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interest of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to an 80% Restricted Subsidiary or by a Restricted Subsidiary to the Company or to an 80% Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to an 80% Restricted Subsidiary, and
(iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Borrowing Base" means, as of any date, with respect to any Person, an amount equal to the sum of 85% of accounts receivable of such Person and its Restricted Subsidiaries as of such date that are not more than 120 days past due, plus 65% of the book value of all inventory owned by such Person and its Restricted Subsidiaries as of such date, in each case calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

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

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Transferee becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit of bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including unrealized foreign exchange losses recorded during such period by such Person and its Restricted Subsidiaries provided, however, that any such losses that are realized in a subsequent period shall be deducted from Consolidated Cash Flow in the period when so realized and excluding any other non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the amounts described in clause (ii) and clause (iv) relating to any Restricted Subsidiary that is party to any agreement that has not been legally waived that restricts the declaration or payment of dividends or similar distributions shall be included in EBITDA only to the extent (and in the same proportion) that the Net income of such Restricted Subsidiary was included in calculating Consolidated Net Income (without giving effect to clause (ii) of the definition thereof) for so long as such Restricted Subsidiary is party to any agreement that has not been legally waived that restricts the declaration or payment of dividends or similar distributions.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a 80% Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translation and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time such nomination or election.

  "Credit Facilities" means, with respect to the Company or a Restricted Subsidiary, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or

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

other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes were first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the New Credit Facility and (ii) any other Senior Indebtedness permitted under the Indenture that has been designated by the Company as "Designated Senior Indebtedness" and which Indebtedness, at the time of such designation, was in the aggregate principal amount of $25.0 million or more.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes and Exchange Notes mature, provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "80% Restricted Subsidiary" means any Restricted Subsidiary of the Company at least 80% of each outstanding class of Equity Interests of which shall at the time be owned by the Company or one or more 80% Restricted Subsidiaries of the Company.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal statutory, effective state and local statutory tax rates of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit or similar borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Harvard Notes" means notes of the Company which (i) are pari passu in right of payment with the Notes and Exchange Notes, (ii) mature one year following the final maturity date of the Notes and Exchange Notes, (iii) are on terms, including covenants, no more restrictive than those contained in the Notes and Exchange Notes and (iv) bear non-default interest at a rate not in excess of 25% per annum in cash.

  "Harvard Warrant" means the warrant to purchase up 6.0% of the common stock of the Company that was held by Harvard Private Capital Holdings, Inc. on the Issue Date, and the common stock of the Company subsequently issued upon exercise thereof.

  "Guarantors" means (i) each domestic Subsidiary of the Company on the Issue Date and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money (whether or not borrowed by such Person) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, excepting from the foregoing any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Issue Date" means the closing date for the sale and original issuance of the Notes under the Indenture.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Management Notes" means subordinated promissory notes required to be issued to members of management of the Company pursuant to the Shareholder's Agreement which are subordinated to the Notes and Exchange Notes on the terms set forth in the Indenture, contain no covenants or events of default (other than with respect to payments thereon which do not violate the Indenture and certain bankruptcy events) and bear interest at the rate specified in the Shareholder's Agreement.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than debt under the New Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "New Credit Facility" means that certain Amended and Restated Loan Agreement dated as of March 23, 1998 among the Company, the lenders and other parties thereto from time to time and NBD Bank, as Agent, together with all related documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder provided that such increase in borrowings is within the definition of Permitted Debt or is otherwise permitted under the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock") or adding Subsidiaries as additional borrowers or guarantors thereunder in accordance with the terms of the Indenture) all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related thereto.

  "Permitted Investments" means (a) any Investment in the Company or in an 80% Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any 80% Restricted Subsidiary of the Company in a Person, if as a result of such investment (i) such Person becomes an 80% Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or an 80% Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Certain Covenants--Limitations on Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(f) that are at the time outstanding, not to exceed $5.0 million.

  "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture.

  "Permitted Liens" means (i) Liens on assets of the Company or any of the Guarantors securing Senior Indebtedness under the New Credit Facility which Indebtedness was permitted by the terms of the Indenture to be incurred, and Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness under the New Credit Facility which Indebtedness was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens on assets of the Company securing Senior Indebtedness of the Company that was permitted to be incurred by the terms of the Indenture and Liens on assets of a Guarantor securing Senior Indebtedness of such Guarantor which Indebtedness was permitted to be incurred by the terms of the Indenture; and (xi) Liens on assets of Restricted Subsidiaries securing Indebtedness which is not subordinated to any other Indebtedness of such Restricted Subsidiary and which is permitted to be incurred under the Indenture.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Permitted Transferees" means (i) the heirs, executors, administrators, personal representative of the estate of, testamentary trustees, legatees or beneficiaries of John H. Welker and (ii) a trust, the vested beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only John H. Welker or his spouse or lineal descendants.

  "Public Offering" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

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

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Senior Indebtedness" means (i) all Indebtedness of the Company or any Subsidiary Guarantor outstanding under the New Credit Facility and all Hedging Obligations with respect thereto, and in all cases whether now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the relevant document, whether or not an allowed claim, (ii) any other Indebtedness (other than Harvard Notes and Management Notes) permitted to be incurred by the Company or any Subsidiary Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantor's Subsidiary Guarantee of the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries, (x) any Indebtedness of the Company or any of its Subsidiaries to any Subsidiary or other Affiliate, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

  "Shareholders' Agreement" means the Amended and Restated Stock Transfer Agreement dated December 28, 1995 among the Company, John H. Welker and the other shareholders party thereto, as in effect on the Issue Date.

  "Significant Restricted Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary; (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such

Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

 Book-Entry, Delivery and Form

  The Exchange Notes initially will be represented by one or more Exchange Notes in registered, global form without interest coupons (the "Global Exchange Notes"). The Global Exchange Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Exchange Notes will not be entitled to receive physical delivery of Certificated Exchange Notes (as defined below).

  Transfers of beneficial interests in the Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel")), which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depository Procedures

  The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Notes, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Exchange Notes and (ii) ownership of such interests in the Global Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Exchange Notes).

  Investors in the Global Exchange Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Euroclear and Cedel will hold interests in the Global Exchange Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Exchange Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Exchange Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interest in the Global Exchange Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Exchange Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes

  A Global Exchange Note is exchangeable for definitive Exchange Notes in registered certificated form ("Certificated Exchange Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Exchange Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Exchange Notes. In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Exchange Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

 Exchange of Certificated Exchange Notes for Book-Entry Exchange Notes

  Exchange Notes issued in certificated form may not be exchanged for beneficial interests in any Global Exchange Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Exchange Notes.

 Same Day Settlement and Payment

  The Indenture requires that payments in respect of the Exchange Notes represented by the Global Exchange Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to Exchange Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Exchange Notes are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any secondary market trading activity in such Exchange Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Exchange Notes will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Exchange Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

                             DESCRIPTION OF NOTES

  The Notes evidence the same indebtedness as that which will be evidenced by the Exchange Notes and are entitled to the benefits of the Indenture. The form and terms of the Notes are the same as the form and terms of the Exchange Notes except that none of the Notes was registered under the Securities Act. Therefore, the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes bear legends restricting the transfer thereof. In addition, with certain exceptions, the Notes may not be sold or transferred to, or acquired on behalf of, any pension or welfare plan (as described in Section 3 of the Employee Retirement Income Security Act of 1974). For a description of the terms of the Exchange Notes, see "Description of Exchange Notes."

                    REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which they agreed to file with the Commission the Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Registration Statement, the Company and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means (i) Each Note and the related Subsidiary Guarantees, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, or (c) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act and (ii) each Exchange Note acquired by a broker-dealer for its own account as a result of market making activities or other trading activities until the date on which such Exchange Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" section of this Prospectus (including the delivery of this Prospectus).

  The Registration Rights Agreement provides that (i) the Company will file a registration statement relating to the Exchange Offer with the Commission on or prior to 45 days after the Issue Date (which requirement has been satisfied by the filing of the Registration Statement), (ii) the Company and the Guarantors will use their best efforts to have the Registration Statement declared effective by the Commission on or prior to 135 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 135 days after such obligation arises. If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each affected Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer, and Holders of Transfer Restricted Securities will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Holders of Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

            CERTAIN FEDERAL TAX CONSIDERATIONS FOR FOREIGN PERSONS

  THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE EXCHANGE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

  The following discussion is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of the Exchange Notes by a Foreign Person (as defined), based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Exchange Notes. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions stated below, and no ruling from the IRS has been or will be sought on any of the matters discussed below.

  The following discussion does not purport to be a complete analysis of all the potential federal income tax effects relating to the ownership and disposition of the Exchange Notes by Foreign Persons or any other person, and, without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of purchasers (including dealers in securities, insurance companies, financial institutions, tax-exempt entities, and persons who hold Exchange Notes as part of a straddle, hedge, or conversion transaction). This discussion is limited to Foreign Persons other than former United States citizens described in
Section 877(a) of the Code or former residents of the United States described in Sections 877(e) or 7701(b)(10) of the Code and is limited to Foreign Persons who hold the Exchange Notes as capital assets within the meaning of
Section 1221 of the Code. This discussion does not address the effect of any state, local, or foreign tax laws. Holders of Exchange Notes who are Foreign Persons are urged to consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of Exchange Notes.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO FOREIGN PERSONS

  For purposes of this discussion, the term "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term "Foreign Person" means a person other than a U.S. Person.

  Any interest or Liquidation Damages earned on an Exchange Note by a holder who is a Foreign Person will be considered "portfolio interest" and will not be subject to United States federal income tax, and will not be subject to United States tax withholding (except for "backup withholding" in the circumstances described below), if:

    (1) such Foreign Person is neither (i) a "controlled foreign corporation" that is related to the Issuer as described in Section 881(c)(3)(C) of the Code, (ii) a bank that has purchased Exchange Notes pursuant to an extension of credit made in the ordinary course of its trade or business, nor (iii) a person who owns, directly or under the attribution rules of
  Section 871(h)(3)(C) of the Code, 10% or more of the voting power in the Company;

    (2) the person who would otherwise be required to withhold tax from payments of such interest (the "withholding agent") is furnished an IRS Form W-8 (or equivalent), signed under penalties of perjury, identifying the beneficial owner of the Exchange Note and stating that the beneficial owner of the Exchange Note is a Foreign Person; and

    (3) the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

  Any interest or Liquidated Damages (other than "portfolio interest") earned on an Exchange Note by a Foreign Person will be subject to United States federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable tax treaty) if this interest or Liquidated Damages is not effectively connected with the conduct of a trade or business within the United States by this Foreign Person.

   Any interest or Liquidated Damages earned on an Exchange Note, and any gain realized on a sale or exchange (including a redemption) of an Exchange Note, that is effectively connected with the conduct of a trade or business within the United States by the Foreign Person will be subject to United States federal income tax at regular graduated rates (and, if the Foreign Person is a corporation, may also be subject to a United States branch profits tax). Such income will not be subject to United States income tax withholding, however, if the Foreign Person furnishes the proper certificate to the withholding agent.

  Any gain realized by a Foreign Person on a sale or exchange (including a redemption) of an Exchange Note will not be subject to United States federal income tax or withholding if (i) the gain is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, and (ii) in the case of a Foreign Person who is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or exchange, or the individual does not have a "tax home" in the United States and the gain is not attributable to an office or other fixed place of business maintained in the United States by the individual.

  For United States estate tax purposes, the gross estate of an individual who is not a U.S. citizen or resident (as specially defined for United States estate tax purposes) and who holds an Exchange Note at the time of his death is not deemed to include such Exchange Note if the interest thereon constitutes "portfolio interest" (without regard to whether the "portfolio interest" certification requirements are satisfied).

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Information reporting on IRS Form 1099 and backup withholding will not apply to payments made by the Issuer or any agent thereof to a holder of an Exchange
Note if the holder has furnished a certification under penalties of perjury that it is a Foreign Person, or has otherwise demonstrated that it qualifies for an applicable exemption, provided that neither the Issuer nor such agent has actual knowledge to the contrary. The interest and any Liquidated Damages earned by a Foreign Person will generally be reported, however, by the Issuer on IRS Form 1042S.

  If a Foreign Person sells an Exchange Note through a United States office of a broker, the broker is required to file an information report and is required to withhold 31% of the sale proceeds unless the Foreign Person certifies under penalties of perjury its non-United States status (and the payor does not have actual knowledge to the contrary) or otherwise establishes an exemption. If a Foreign Person sells an Exchange Note through a foreign office of a broker, backup withholding is not required; but information reporting is required if the broker does not have documentary evidence that the holder is a Foreign Person and if (i) the broker is a U.S. Person, (ii) the broker is a "controlled foreign corporation" (as defined in Section 957 of the Code), or
(iii) the broker derives 50% or more of its gross income for a specified three year period from the conduct of a trade or business in the United States.

  Any amount withheld from payment to a holder under the backup withholding rules will generally be allowed as a credit against such holder's United States federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

NEW FINAL REGULATIONS

  Recently, the U.S. Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. Foreign Persons are urged to consult their own tax advisors with respect to these final regulations.

                             PLAN OF DISTRIBUTION

  Any broker or dealer registered under the Exchange Act (a "Broker-Dealer") who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired from the Issuer or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by any Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer and Guarantors have agreed that, for a period of one year after the Exchange Offer is consummated, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in
connection with any such resale. In addition, until      , 1998 (90 days after
commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Broker-Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the date of consummation of the Exchange Offer, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay certain expenses incident to the Exchange Offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

  By acceptance of the Exchange Offer, each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Issuer of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements therein not misleading (which notice the Issuer agrees to deliver promptly to such Broker-Dealer), such Broker-Dealer will suspend use of the Prospectus until the Issuer and Guarantors have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemental Prospectus to such Broker-Dealer.

                                 LEGAL MATTERS

  The validity of the Exchange Notes will be passed on for the Company by Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan.

                                    EXPERTS

  The financial statements of the Company at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 that are included in this Prospectus have been audited by Ernst & Young LLP, independent accountants, as indicated in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             NUMATICS, INCORPORATED

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

Report of Independent Auditors...........................................  F-2
Consolidated Balance Sheets--December 31, 1997 and 1996..................  F-3
Consolidated Statements of Operations--For the Years Ended December 31,
 1997, 1996 and 1995.....................................................  F-4
Consolidated Statements of Stockholders' Equity (Deficiency)--For the
 Years Ended December 31, 1997, 1996 and 1995............................  F-5
Consolidated Statements of Cash Flows--For the Years Ended December 31,
 1997, 1996 and 1995.....................................................  F-6
Notes to Consolidated Financial Statements...............................  F-7
Consolidated Statements of Operations (Unaudited)--For the Three Months
 Ended March 31,
 1998 and 1997........................................................... F-19
Consolidated Balance Sheet (Unaudited)--March 31, 1998................... F-20
Consolidated Statements of Cash Flows (Unaudited)--For the Three Months
 Ended March 31, 1998 and 1997........................................... F-21
Notes to Consolidated Financial Statements (Unaudited)................... F-22

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Numatics, Incorporated

  We have audited the accompanying consolidated balance sheets of Numatics, Incorporated and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Numatics, Incorporated and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          Ernst & Young llp

February 25, 1998
(except for Note 9, as to which
the date is March 23, 1998,
and Note 10, as to which the
date is June 30, 1998)
Detroit, Michigan

                             NUMATICS, INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 31
                                                      --------------------------
                                                          1997          1996
                                                      ------------  ------------
                       ASSETS
Current assets:
 Cash and cash equivalents........................... $    701,072  $    853,398
 Trade receivables, less allowances of $61,000 in
  1997 and $132,000 in 1996..........................   22,174,234    20,747,103
 Inventories.........................................   27,953,158    25,444,983
 Income taxes refundable.............................          --      1,062,010
 Other current assets................................    2,220,852     1,478,146
                                                      ------------  ------------
   Total current assets..............................   53,049,316    49,585,640
Other assets:
 Goodwill, net of accumulated amortization...........    6,839,952     8,967,270
 Other intangible assets, net of accumulated
  amortization.......................................    4,492,380     5,233,519
 Deferred income taxes...............................    2,323,362     1,894,763
 Investment in affiliate.............................    2,000,000     2,000,000
 Other...............................................      390,895       639,025
                                                      ------------  ------------
                                                        16,046,589    18,734,577
Properties:
 Land................................................    1,631,658     1,647,523
 Buildings and improvements..........................   12,072,592    10,238,576
 Machinery and equipment.............................   39,799,217    34,949,645
                                                      ------------  ------------
                                                        53,503,467    46,835,744
 Less accumulated depreciation.......................  (24,064,119)  (21,168,527)
                                                      ------------  ------------
                                                        29,439,348    25,667,217
                                                      ------------  ------------
                                                      $98, 535,253  $ 93,987,434
                                                      ============  ============
       LIABILITIES AND ACCUMULATED DEFICIENCY
Current liabilities:
 Accounts payable trade.............................. $  9,641,314  $  8,964,766
 Accrued expenses....................................    2,225,444     2,219,963
 Compensation and employee benefits..................    4,574,794     4,248,573
 Taxes, other than income and single business tax....      427,349       350,115
 Income and single business tax......................    1,651,266     1,081,814
 Current portion of long-term debt...................    7,060,060     4,531,798
                                                      ------------  ------------
   Total current liabilities.........................   25,580,227    21,397,029
Long-term liabilities:
 Long-term debt, less current portion................  135,696,137   136,273,233
 Deferred retirement benefits........................    3,202,440     2,464,236
 Deferred income taxes...............................      536,428     1,369,486
                                                      ------------  ------------
                                                       139,435,005   140,106,955
Redeemable warrant...................................    3,102,138     3,102,138
Minority interest in subsidiaries (redeemable upon
 the happening of certain events outside the control
 of the Company: $1,112,173 in 1997 and $640,688 in
 1996)--Note 10......................................      348,445       245,227
Accumulated deficiency:
 Common stock $.01 par value, 250,000 shares
  authorized; 20,000 shares outstanding and related
  additional paid in capital (redeemable upon the
  happening of certain events outside the control of
  the Company: $54,931,000 in 1997 and $61,608,000
  in 1996)--Note 10..................................    1,500,000     1,500,000
 Accumulated deficiency..............................  (71,031,763)  (72,295,586)
 Equity adjustments from foreign currency
  translation........................................     (398,799)      (68,329)
                                                      ------------  ------------
                                                       (69,930,562)  (70,863,915)
                                                      ------------  ------------
                                                      $ 98,535,253  $ 93,987,434
                                                      ============  ============

                            See accompanying notes.

                             NUMATICS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 YEAR ENDED DECEMBER 31
                                         --------------------------------------
                                             1997         1996         1995
                                         ------------ ------------ ------------
Net sales............................... $147,097,265 $132,015,363 $125,807,708
Costs and expenses:
  Cost of products sold.................   93,784,880   81,676,256   77,966,493
  Marketing, engineering, general and
   administrative.......................   31,830,324   28,253,122   29,567,306
  Single business tax...................      945,450      885,150      871,600
                                         ------------ ------------ ------------
Operating income........................   20,536,611   21,200,835   17,402,309
Other expenses:
  Interest and other financing
   expenses.............................   17,020,961   16,763,096    5,560,086
  Other.................................    1,348,059      534,949    1,436,350
                                         ------------ ------------ ------------
Income before income taxes..............    2,167,591    3,902,790   10,405,873
Income taxes............................      903,768    1,895,006    4,837,000
                                         ------------ ------------ ------------
Net income.............................. $  1,263,823 $  2,007,784 $  5,568,873
                                         ============ ============ ============



                            See accompanying notes.

                            NUMATICS, INCORPORATED

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                                                 CLASS A
                                                                                               COMMON STOCK
                                                      CLASS B               CLASS C            AND RELATED
                          8% SERIES A               COMMON STOCK          COMMON STOCK          ADDITIONAL
                        PREFERRED STOCK             AND RELATED           AND RELATED            PAID IN
                           $.01 PAR,                 ADDITIONAL            ADDITIONAL        CAPITAL $.01 PAR
                         50,000 SHARES                PAID IN               PAID IN           250,000 SHARES
                          AUTHORIZED              CAPITAL $.01 PAR      CAPITAL $.01 PAR        AUTHORIZED       RETAINED
                   --------------------------  ----------------------- -------------------  ------------------   EARNINGS
                      SHARES        AMOUNT       SHARES      AMOUNT      SHARES    AMOUNT   SHARES    AMOUNT   (DEFICIENCY)
                   ------------  ------------  ----------  ----------- ----------  -------  ------- ---------- ------------
Balance, January
1, 1995..........   12,788,1246  $ 12,788,124   62,727,20  $ 1,481,277  17,272,80  $18,723  $20,000 $1,500,000 $  4,352,388
 Net income for
 1995............                                                                                                 5,568,873
 Equity
 adjustment from
 foreign currency
 translation.....
 Dividends paid..                                                                                                (1,199,631)
 Redemption of
 stock...........  (12,788,1246)  (12,788,124) (62,727,20) (1,481,277) (17,272,80) (18,723)                     (83,025,000)
                   ------------  ------------  ----------  ----------- ----------  -------  ------- ---------- ------------
Balance, December
31, 1995.........           --            --          --           --         --       --    20,000  1,500,000  (74,303,370)
 Net income for
 1996............                                                                                                 2,007,784
 Equity
 adjustment from
 foreign currency
 translation.....
                   ------------  ------------  ----------  ----------- ----------  -------  ------- ---------- ------------
Balance, December
31, 1996.........           --            --          --           --         --       --    20,000  1,500,000  (72,295,586)
 Net income for
 1997............                                                                                                 1,263,823
 Equity
 adjustment from
 foreign currency
 translation.....
                   ------------  ------------  ----------  ----------- ----------  -------  ------- ---------- ------------
Balance, December
31, 1997.........           --   $        --          --   $       --         --   $   --    20,000 $1,500,000 $(71,031,763)
                   ============  ============  ==========  =========== ==========  =======  ======= ========== ============
                    CURRENCY      TOTAL
                   TRANSLATION    AMOUNT
                   ----------- -------------
Balance, January
1, 1995..........   $(196,673) $ 19,943,839
 Net income for
 1995............                 5,568,873
 Equity
 adjustment from
 foreign currency
 translation.....     363,251       363,251
 Dividends paid..                (1,199,631)
 Redemption of
 stock...........               (97,313,124)
                   ----------- -------------
Balance, December
31, 1995.........     166,578   (72,636,792)
 Net income for
 1996............                 2,007,784
 Equity
 adjustment from
 foreign currency
 translation.....    (234,907)     (234,907)
                   ----------- -------------
Balance, December
31, 1996.........     (68,329)  (70,863,915)
 Net income for
 1997............                 1,263,823
 Equity
 adjustment from
 foreign currency
 translation.....    (330,470)     (330,470)
                   ----------- -------------
Balance, December
31, 1997.........   $(398,799) $(69,930,562)
                   =========== =============

                            See accompanying notes.

                             NUMATICS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31
                                         -------------------------------------
                                            1997         1996         1995
                                         -----------  -----------  -----------
OPERATING ACTIVITIES
Net income.............................  $ 1,263,823  $ 2,007,784  $ 5,568,873
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation.........................    3,547,742    3,212,672    3,206,470
  Amortization.........................    1,452,065    1,275,887    3,206,327
  Deferred interest expense............    7,313,204    6,154,299          --
  Minority interest in earnings........      103,218       93,104       38,533
  Deferred taxes.......................     (119,748)     499,723   (2,305,000)
  Deferred retirement benefits.........      738,205      708,350    1,755,887
  Unrealized foreign currency (gains)
   losses..............................    1,191,826      233,135     (125,026)
  Changes in operating assets and
   liabilities:
   Trade receivables...................   (2,200,958)  (1,071,434)  (1,292,348)
   Inventories.........................   (3,653,789)   1,733,855   (5,268,073)
   Other current accounts..............     (833,655)    (147,858)     304,305
   Accounts payable and accrued
    expenses...........................    1,006,333   (1,908,611)   2,854,251
   Compensation and employee benefits..      600,539     (156,175)     565,212
   Taxes, other than income and single
    business tax.......................      (33,337)      19,361      (74,917)
   Income and single business taxes....      671,640      442,291   (2,292,552)
                                         -----------  -----------  -----------
Net cash provided by operating activi-
 ties..................................   11,047,108   13,096,383    6,141,942
INVESTING ACTIVITIES
Capital expenditures...................   (7,880,756)  (5,594,374)  (3,743,664)
Other investments......................       72,681      202,380   (3,006,378)
                                         -----------  -----------  -----------
Net cash used in investing activities..   (7,808,075)  (5,391,994)  (6,750,042)
FINANCING ACTIVITIES
Proceeds from long-term borrowing......          --           --   142,300,000
Purchase of common and preferred
 stock.................................          --           --   (97,313,124)
Debt repayments........................   (4,915,021)  (8,019,709) (38,924,416)
Debt issuance costs....................          --      (322,995)  (4,481,703)
Dividends paid.........................          --           --    (1,199,631)
Other..................................    1,600,603    1,062,605      (94,053)
                                         -----------  -----------  -----------
Net cash provided by (used in) financ-
 ing activities........................   (3,314,418)  (7,280,099)     287,073
Effect of exchange rate changes on
 cash..................................      (76,941)    (149,005)     (85,582)
                                         -----------  -----------  -----------
Net (decrease) increase in cash and
 cash equivalents......................     (152,326)     275,285     (406,609)
Cash and cash equivalents at beginning
 of year...............................      853,398      578,113      984,722
                                         -----------  -----------  -----------
Cash and cash equivalents at end of
 year..................................  $   701,072  $   853,398  $   578,113
                                         ===========  ===========  ===========

                            See accompanying notes.

                            NUMATICS, INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE BUSINESS

  The Company develops and manufactures pneumatic components for automated machinery used in various industries.

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of Numatics, Incorporated, its wholly owned subsidiaries and its majority owned subsidiaries (the "Company") after elimination of intercompany accounts, transactions and profits.

USE OF ESTIMATES

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

  The Company sells its products principally to domestic and international distributors. Management performs ongoing evaluations of its accounts receivable, and credit losses have been minimal and within management's expectations.

CASH EQUIVALENTS

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

  Inventories are stated at the lower of cost or market, with cost determined by use of the first-in, first-out method.

PROPERTIES AND DEPRECIATION

  Properties are stated on the basis of cost. Properties are depreciated over their estimated useful lives ranging from three to forty years, principally by the straight-line method. Expenditures for repairs and maintenance which do not extend the life of the asset are expensed as incurred.

INCOME TAXES

  The Company utilizes the liability method of accounting for income taxes. Deferred taxes are provided for the differences between financial statement and income tax accounting.

ENVIRONMENTAL LIABILITIES

  The Company recognizes estimated environmental liabilities when a loss is probable. Such liabilities are generally not subject to insurance coverage. The Company's environmental liabilities were not material as of December 31, 1997 and 1996.

                            NUMATICS, INCORPORATED

REVENUE RECOGNITION

  The Company recognizes revenue when goods are shipped to the customer.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  At December 31, 1997, the carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, debt, investments and swaps approximate fair value.

2. PURCHASE AND RETIREMENT OF CLASS B AND C COMMON STOCK AND PURCHASE OF PREFERRED STOCK

  In October 1995, the Company entered into an agreement with its Class B and Class C common shareholders to acquire their respective shares of common and preferred stock. The Company paid $84,525,000 for the common stock and $12,788,124 for the preferred stock which was funded through the Company's debt refinancing. The transaction was accounted for as a purchase and retirement of treasury stock.

3. LONG-TERM DEBT

  The Company's long-term debt consisted of the following:

                                                             DECEMBER 31
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
Term loan payable in U.S. dollars in minimum
 quarterly installments of $668,056 plus interest at
 LIBOR plus 3.0% (8.96875% at December 31, 1997),
 due in 2001........................................  $ 31,248,220 $ 34,944,444
Term loan payable in deutsche marks in minimum
 quarterly installments of U.S. $76,507 plus
 interest at LIBOR plus 2.15625% (8.125% at December
 31, 1997), due in 2001.............................     3,165,473    4,001,927
Term loan payable in Canadian dollars in minimum
 quarterly installments of U.S. $62,484 plus
 interest at LIBOR plus 2.15625% (8.125% at December
 31, 1997), due in 2001.............................     2,137,430    3,268,347
Term loan payable in U.S. dollars in minimum
 quarterly installments of $125,000 plus interest at
 LIBOR plus 3.5% (9.46875% at December 31, 1997),
 due in 2003 .......................................    42,898,000   44,750,000
Senior subordinated notes bearing interest at 18%
 (19% effective rate), face value $30,000,000 less
 discount including deferred interest due in 2004 ..    40,365,366   33,052,163
Revolving notes payable to banks, due in 2002.......    16,650,000   15,300,000
Revolving loan payable to German bank, due in 2002..     2,020,208    1,665,726
Williamston County Tennessee Industrial Revenue
 Bond...............................................     2,500,000      456,295
Other...............................................     1,771,500    3,366,129
                                                      ------------ ------------
                                                       142,756,197  140,805,031
Less current maturities.............................     7,060,060    4,531,798
                                                      ------------ ------------
                                                      $135,696,137 $136,273,233
                                                      ============ ============

  The Company entered into a credit agreement with a bank in 1995 that included two term loans payable in U.S. dollars and a revolving note payable. The credit agreement provides for the calculation of interest based on LIBOR plus a variable rate. The variable rate is subject to change based on a periodic recalculation of funded debt to earnings before interest, taxes, depreciation and amortization. The revolving loan portion of the agreement defines a formula for a borrowing base and establishes maximum borrowing amounts ($27,000,000 in

                            NUMATICS, INCORPORATED
the U.S. and $3,000,000 in Germany). The credit agreement contains various covenants including requirements for minimum earning levels, leverage ratios and cash flow ratios, and certain dividend restrictions. The Company was not in compliance with certain of these debt covenants as of December 31, 1997, which have been waived by the bank as of December 31, 1997. The Company has received amended covenants for the quarters ended March 31, 1998 and June 30, 1998. The Company expects to be in compliance with all debt covenants, including those that were amended during 1998.

  The Company has pledged substantially all of its tangible and intangible assets as collateral for the debt outstanding.

  The Company has entered into interest rate swap agreements with a total notional value of $70,000,000 all of which were effective as of December 31, 1997 in order to hedge against the risk of changes in interest rates. The swaps result in the Company paying fixed rates of 5.055% to 5.74% and receiving LIBOR. Payments received or made under the agreements are included in interest expense. During 1997, $282,149 was received in connection with these agreements. The Company does not hold or issue derivative financial instruments for trading purposes.

  The Company has an Industrial Development Revenue Bond with the County of Williamson, Tennessee in the amount of $2,500,000. The Bond contains a variable interest rate (4.15% at December 31, 1997) and payments are due quarterly with scheduled principal payments commencing in 2002. The agreement is secured by an irrevocable letter of credit.

  Minimum contractual maturities of long-term liabilities for the years following 1997 are as follows: 1998-$7,060,000; 1999-$9,421,000; 2000-
$11,744,000; 2001-$14,097,000 thereafter $100,434,000. In addition, the
Company is required to make a payment on the term loans in an amount equal to 50% of excess cash flow, which is defined in the agreement as net cash provided by operating activities less capital expenditures and scheduled repayments of long-term indebtedness. In 1997, $2,376,000 was paid on the term loans relating to the excess cash flow for the year 1996. No such payments were made during the year 1996.

  Interest paid approximated $9,606,000 in 1997, $9,009,000 in 1996 and $3,400,000 in 1995.

                            NUMATICS, INCORPORATED

4. GOODWILL AND OTHER INTANGIBLE ASSETS

  Intangible assets at December 31 are comprised of the following:

                                                                    AMORTIZATION
                                                                       PERIOD
                                               1997        1996       (YEARS)
                                            ----------- ----------- ------------
   Product drawings........................ $ 1,090,000 $ 1,090,000      15
   Numasize software.......................   1,021,000   1,021,000      10
   Deferred cost, debt and equity..........   5,282,255   5,229,712   5 to 10
   Goodwill................................   9,488,996  10,477,189      25
   Other...................................         --      209,900   various
                                            ----------- -----------
                                             16,882,251  18,027,801
   Less accumulated amortization...........   5,549,919   3,827,012
                                            ----------- -----------
                                            $11,332,332 $14,200,789
                                            =========== ===========

  The Company periodically evaluates intangible assets for indicators of impairment in value. If impairment is indicated, the Company evaluates its related undiscounted cash flows and, if appropriate, revalues the asset based on its fair values, accordingly.

5. INCOME TAXES

  The components of income before income taxes consisted of the following:

                                                  1997       1996       1995
                                               ---------- ---------- -----------
   Domestic................................... $1,747,000 $2,102,000 $ 9,020,000
   International..............................    421,000  1,801,000   1,386,000
                                               ---------- ---------- -----------
                                               $2,168,000 $3,903,000 $10,406,000
                                               ========== ========== ===========

  Significant components of the provision for income taxes are as follows:

                                                 1997        1996       1995
                                              ----------  ---------- ----------
   Current:
     Federal................................. $1,091,000  $  278,000 $3,991,000
     Foreign.................................    888,000     976,000  1,251,000
                                              ----------  ---------- ----------
                                               1,979,000   1,254,000  5,242,000
   Deferred (credit):
     Federal.................................   (429,000)    620,000   (674,000)
     Foreign.................................   (646,000)     21,000    269,000
                                              ----------  ---------- ----------
                                              (1,075,000)    641,000   (405,000)
                                              ----------  ---------- ----------
                                              $  904,000  $1,895,000 $4,837,000
                                              ==========  ========== ==========

                            NUMATICS, INCORPORATED

  The reconciliation of income taxes computed at the United States federal statutory tax rate to income tax expense is:

                                               1997        1996        1995
                                             ---------  ----------- ----------
   Income taxes at U.S. statutory rate...... $ 736,981  $ 1,326,949 $3,537,997
   International rate differences...........  (295,455)     368,757    831,085
   Other....................................   462,474      199,284    467,918
                                             ---------  ----------- ----------
                                             $ 904,000  $ 1,895,000 $4,837,000
                                             =========  =========== ==========

  No provision for U.S. federal income taxes has been made on the undistributed earnings of the Canadian subsidiary for which earnings are considered permanently invested ($3,884,000 at December 31, 1997, $2,772,000 at December 31, 1996 and $2,029,000 at December 31, 1995).

  Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                          1997         1996
                                                       -----------  -----------
Deferred tax assets:
  Intangible amortization............................. $ 2,150,000  $ 2,411,000
  Deferred compensation...............................   1,595,000      992,000
  Inventory...........................................     329,000      124,000
  Other deferred assets...............................     354,000      283,000
  Net operating loss carryforward.....................   2,146,000    1,678,000
                                                       -----------  -----------
                                                         6,574,000    5,488,000
Valuation allowance...................................  (1,066,000)  (1,371,000)
                                                       -----------  -----------
                                                         5,508,000    4,117,000
Deferred tax liabilities:
  Depreciation........................................   2,513,000    2,341,000
  Other deferred liabilities..........................     369,000      109,000
  Foreign currency exchange gains.....................     839,000    1,141,000
                                                       -----------  -----------
Total deferred tax liabilities........................   3,721,000    3,591,000
                                                       -----------  -----------
Net deferred tax assets............................... $ 1,787,000  $   526,000
                                                       ===========  ===========

  Income taxes paid approximated $315,000 in 1997, $1,800,000 in 1996 and $8,400,000 in 1995.

  The Company's net operating loss carryforwards primarily exist in its German subsidiaries and expire in 2009.

6. EMPLOYEE BENEFIT PLANS

  The Company has noncontributory defined benefit pension plans covering substantially all United States hourly employees and employees of its Canadian subsidiary. Benefits of the plans are based on years of service. The Company's funding policy is consistent with the funding requirements of laws and regulations. Plan assets consist primarily of equity securities and fixed income investments.

  The Company has a noncontributory defined contribution pension plan covering all United States salaried employees. The Company also has a contributory 401(k) Plan, whereby the Company matches certain employee contributions. Contributions to the defined contribution plan are based on compensation.

                            NUMATICS, INCORPORATED

  Net pension cost in 1997, 1996 and 1995 included the following components:

                                                1997        1996       1995
                                             -----------  ---------  ---------
Defined benefit plans:
  Service cost.............................. $   209,785  $ 209,826  $ 174,379
  Interest cost on projected benefit
   obligation...............................     486,379    458,543    396,542
  Actual return on plan assets..............  (1,048,702)  (587,199)  (844,144)
  Amortization of prior service cost........     589,802    215,647    577,853
                                             -----------  ---------  ---------
  Net pension cost of United States plans...     237,264    296,817    304,630
  Canadian plan.............................      70,285     88,128    124,977
                                             -----------  ---------  ---------
Total defined benefit cost..................     307,549    384,945    429,607
Defined contribution plan...................     620,000    550,000    530,000
                                             -----------  ---------  ---------
                                             $   927,549  $ 934,945  $ 959,607
                                             ===========  =========  =========

  The assumptions used for the defined benefit plans included a discount rate of 8.0% and an expected annual rate of return on plan assets of 9.0% for all years presented.

  The funded status of the United States defined benefit plans were as follows:

                                                             DECEMBER 31
                                                        ----------------------
                                                           1997        1996
                                                        ----------  ----------
   Actuarial present value of:
     Vested benefit obligation......................... $6,195,581  $6,009,403
                                                        ==========  ==========
     Accumulated benefit obligation.................... $6,492,321  $6,327,797
                                                        ==========  ==========
     Projected benefit obligation...................... $6,492,321  $6,327,797
   Plan assets at fair value...........................  6,676,144   5,830,177
                                                        ----------  ----------
   Funded status.......................................    183,823    (497,620)
   Unrecognized gain...................................   (925,817)   (240,325)
   Unrecognized prior service cost.....................    579,807     642,245
                                                        ----------  ----------
   Recorded pension liability.......................... $ (162,187) $  (95,700)
                                                        ==========  ==========

  The Company also provides post-retirement benefits for certain domestic retirees covered under Company-sponsored benefit plans. Participants in these plans may become eligible for these benefits if they reach normal retirement age while working for the Company. The Company's policy is to fund benefit costs as they are provided, with retirees paying a portion of the costs.

  As of December 31, the accumulated post-retirement benefit obligation was as follows:

                                                        1997         1996
                                                     -----------  -----------
   Accumulated post-retirement benefit obligations:
     Retirees....................................... $ 2,687,673  $ 2,692,548
     Fully eligible employees.......................     499,521      273,690
     Other active employees.........................   4,325,611    4,089,261
                                                     -----------  -----------
                                                       7,512,805    7,055,499
   Unrecognized net gain............................     (87,707)     (56,815)
   Unrecognized net transition obligation...........  (4,518,419)  (4,784,208)
   Unrecognized prior service cost..................    (937,587)  (1,010,043)
                                                     -----------  -----------
   Accrued post-retirement benefits liability....... $ 1,969,092  $ 1,204,433
                                                     ===========  ===========

                            NUMATICS, INCORPORATED

  Net benefit cost in 1997, 1996 and 1995 included the following components:

                                                      1997      1996     1995
                                                   ---------- -------- --------
   Service cost................................... $  185,468 $138,613 $128,345
   Interest cost..................................    561,871  454,509  427,055
   Amortization of transition obligation..........    338,245  265,789  265,789
                                                   ---------- -------- --------
                                                   $1,085,584 $858,911 $821,189
                                                   ========== ======== ========

  The discount rate used in determining the present value of the accumulated postretirement benefit obligation was 8% in 1997 and 1996. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9.12% declining by .45% per year to an ultimate rate of 6% in 2004. If the assumed healthcare cost trend rate was increased 1% in all future years, the accumulated postretirement benefit obligation would increase by $569,471 and the related expense would increase by $51,267.

7. FOREIGN OPERATIONS

  The Company is a global developer and manufacturer of pneumatic components for automated machinery used in various industries. The Company sells to customers primarily in the United States, Canada and Europe. All of these activities constitute a single business segment.

  Financial information, summarized by geographic area, is as follows:

                                             1997         1996         1995
                                         ------------ ------------ ------------
   Net sales:
     United States and Canada........... $118,709,172 $106,217,448 $102,002,180
     Europe.............................   28,388,093   25,797,915   23,805,528
                                         ------------ ------------ ------------
                                         $147,097,265 $132,015,363 $125,807,708
                                         ============ ============ ============
                                             1997         1996         1995
                                         ------------ ------------ ------------
   Operating income:
     United States and Canada........... $ 20,318,252 $ 19,697,892 $ 15,801,609
     Europe.............................      218,359    1,502,943    1,600,700
                                         ------------ ------------ ------------
                                         $ 20,536,611 $ 21,200,835 $ 17,402,309
                                         ============ ============ ============
                                             1997         1996         1995
                                         ------------ ------------ ------------
   Identifiable assets:
     United States and Canada........... $ 74,567,027 $ 69,853,166 $ 70,431,901
     Europe.............................   23,968,226   24,134,268   23,009,592
                                         ------------ ------------ ------------
                                         $ 98,535,253 $ 93,987,434 $ 93,441,493
                                         ============ ============ ============

  The information presented above was prepared in accordance with Financial Accounting Standards Board (FASB) Statement No. 14. In 1997, the FASB issued Statement 131, Disclosures about Segments of an Enterprise and Related Information. The Statement supersedes Statement 14 and establishes standards for the way public business enterprises report selected information about operating segments in annual reports and interim financial reports issued to shareholders. Statement 131 is effective for fiscal years beginning after December 15, 1997. For the year ended 1998, the Company will provide financial and description information about its reportable operating segments to conform with the requirements.

                            NUMATICS, INCORPORATED

8. ACQUISITION AND INVESTMENT

  In January 1995, the Company acquired an 80% interest in Ultra Air Products, a Michigan Corporation, for approximately $2,858,000. Ultra Air Products is the manufacturer of compressed air purification equipment. The excess of the purchase price over the identifiable net assets acquired, $2,500,000, was recorded as goodwill and is being amortized over 25 years.

  In May 1995, the Company acquired an approximate 12% interest in Univer, S.p.a., an Italian Corporation, for $2,000,000. The Company is accounting for this investment using the cost method.

9. GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

  The Company issued $115 million of 9 5/8% Senior Subordinated Notes due 2008 subsequent to December 31, 1997. The Notes are guaranteed by the Company's United States subsidiaries in which it owns 100% of the voting stock. Each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal, premium, if any, and interest on the Notes.

  The following supplemental consolidating condensed financial statements present:

    1. Consolidating condensed balance sheets as of December 31, 1997 and 1996, consolidating condensed statements of operations for the years ended December 31, 1997, 1996 and 1995 and consolidating condensed statements of cash flows for the years ended December 31, 1997, 1996 and 1995.

    2. Numatics, Incorporated (the Parent), combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries (consisting of the Company's foreign subsidiaries).

    3. Elimination entries necessary to consolidate the parent and all of its subsidiaries.

  Management does not believe that separate financial statements of the Guarantor Subsidiaries of the proposed debt offering are material to investors. Therefore, separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented.

                             NUMATICS, INCORPORATED

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                                                         NON-
                                         GUARANTOR    GUARANTOR
                             PARENT     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                          ------------  ------------ ------------ ------------  ------------
Trade receivables.......  $ 11,078,207   $2,188,502  $ 8,907,525                $ 22,174,234
Inventories.............    15,366,392    2,607,696   10,890,070  $   (911,000)   27,953,158
Other...................     1,550,468      179,705    1,191,751           --      2,921,924
                          ------------   ----------  -----------  ------------  ------------
Total current assets....    27,995,067    4,975,903   20,989,346      (911,000)   53,049,316
Goodwill, net of
 accumulated
 amortization...........       457,195          --     3,704,800     2,677,957     6,839,952
Other...................     9,069,132        1,707      135,798           --      9,206,637
Intercompany amounts....    32,664,385      224,501    4,179,442   (37,068,328)          --
Property, plant and
 equipment, net of
 accumulated
 depreciation...........    24,183,658      670,466    4,585,224           --     29,439,348
                          ------------   ----------  -----------  ------------  ------------
                          $ 94,369,437   $5,872,577  $33,594,610  $(35,301,371) $ 98,535,253
                          ============   ==========  ===========  ============  ============
Accounts payable and
 accrued expenses.......  $  7,167,784   $1,356,896  $ 3,342,078  $        --   $ 11,866,758
Compensation and
 employee benefits......     3,533,317      164,571      876,906           --      4,574,794
Current portion of long-
 term debt..............     6,172,595          --       887,465           --      7,060,060
Other...................       793,156       46,416    1,239,043           --      2,078,615
                          ------------   ----------  -----------  ------------  ------------
Total current
 liabilities............    17,666,852    1,567,883    6,345,492                  25,580,227
Long-term debt less
 current portion........   129,260,490          --     6,435,647           --    135,696,137
Other...................     6,841,006          --           --        348,445     7,189,451
Intercompany amounts....     8,961,055    3,122,466   16,179,742   (28,263,263)          --
Accumulated deficiency
 .......................   (68,359,966)   1,182,228    4,633,729    (7,386,553)  (69,930,562)
                          ------------   ----------  -----------  ------------  ------------
                          $ 94,369,437   $5,872,577  $33,594,610  $(35,301,371) $ 98,535,253
                          ============   ==========  ===========  ============  ============

                               DECEMBER 31, 1996

                                                         NON-
                                         GUARANTOR    GUARANTOR
                             PARENT     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                          ------------  ------------ ------------ ------------  ------------
Trade receivables.......  $ 11,016,971   $1,682,417  $ 8,047,715  $        --   $ 20,747,103
Inventories.............    13,261,077    1,653,392   11,497,514      (967,000)   25,444,983
Other...................     1,579,683      266,520    1,547,351           --      3,393,554
                          ------------   ----------  -----------  ------------  ------------
Trade current assets....    25,857,731    3,602,329   21,092,580      (967,000)   49,585,640
Goodwill, net of
 accumulated
 amortization...........     1,700,038          --     4,394,587     2,872,645     8,967,270
Other...................     9,391,957        1,707      373,643           --      9,767,307
Intercompany amounts....    28,954,731      114,399    3,672,527   (32,741,657)          --
Property, plant and
 equipment, net of
 accumulated
 depreciation...........    20,394,284      418,512    4,854,421           --     25,667,217
                          ------------   ----------  -----------  ------------  ------------
                          $ 86,298,741   $4,136,947  $34,387,758  $(30,836,012) $ 93,987,434
                          ============   ==========  ===========  ============  ============
Accounts payable and
 accrued expenses.......  $  6,912,457   $  809,981  $ 3,462,291  $        --   $ 11,184,729
Compensation and
 employee benefits......     3,301,509      156,358      790,706           --      4,248,573
Current portion of long-
 term debt..............     3,975,835                   555,963           --      4,531,798
Other...................       805,331       35,374      591,224           --      1,431,929
                          ------------   ----------  -----------  ------------  ------------
Total current
 liabilities............    14,995,132    1,001,713    5,400,184                  21,397,029
Long-term debt less
 current portion........   127,893,196          --     8,380,037           --    136,273,233
Other...................     5,566,374          --     1,369,486       245,227     7,181,087
Intercompany amounts....     6,958,050    2,329,884   14,791,019   (24,078,953)          --
Accumulated deficiency..   (69,114,011)     805,350    4,447,032    (7,002,286)  (70,863,915)
                          ------------   ----------  -----------  ------------  ------------
                          $ 86,298,741   $4,136,947  $34,387,758  $(30,836,012) $ 93,987,434
                          ============   ==========  ===========  ============  ============

                             NUMATICS, INCORPORATED

                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                                        NON-
                                       GUARANTOR     GUARANTOR
                            PARENT    SUBSIDIARIES  SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                         ------------ ------------  ------------ ------------  ------------
Net sales............... $104,177,704 $13,826,800   $52,979,761  $(23,887,000) $147,097,265
Costs and expenses......   86,526,823  13,270,334    50,511,809   (23,748,312)  126,560,654
                         ------------ -----------   -----------  ------------  ------------
Operating income........   17,650,881     556,466     2,467,952      (138,688)   20,536,611
Interest and other......   16,896,743     179,675     2,093,152       103,218    19,272,788
                         ------------ -----------   -----------  ------------  ------------
Net income.............. $    754,138 $   376,791   $   374,800  $   (241,906) $  1,263,823
                         ============ ===========   ===========  ============  ============

                          YEAR ENDED DECEMBER 31, 1996

                                                        NON-
                                       GUARANTOR     GUARANTOR
                            PARENT    SUBSIDIARIES  SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                         ------------ ------------  ------------ ------------  ------------
Net sales............... $ 93,366,673 $10,391,257   $48,338,433  $(20,081,000) $132,015,363
Costs and expenses......   76,233,562   9,741,393    44,856,573   (20,017,000)  110,814,528
                         ------------ -----------   -----------  ------------  ------------
Operating income........   17,133,111     649,864     3,481,860       (64,000)   21,200,835
Interest and other......   16,347,186     231,710     2,480,683       133,472    19,193,051
                         ------------ -----------   -----------  ------------  ------------
Net income.............. $    785,925 $   418,154   $ 1,001,177  $   (197,472) $  2,007,784
                         ============ ===========   ===========  ============  ============

                          YEAR ENDED DECEMBER 31, 1995

                                                        NON-
                                       GUARANTOR     GUARANTOR
                            PARENT    SUBSIDIARIES  SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                         ------------ ------------  ------------ ------------  ------------
Net sales............... $ 91,822,084 $ 8,507,782   $45,913,842  $(20,436,000) $125,807,708
Costs and expenses......   77,501,955   8,632,348    42,528,096   (20,257,000)  108,405,399
                         ------------ -----------   -----------  ------------  ------------
Operating income........   14,320,129    (124,566)    3,385,746      (179,000)   17,402,309
Interest and other
 income.................    8,521,026     (28,175)    3,124,538       216,047    11,833,436
                         ------------ -----------   -----------  ------------  ------------
Net income.............. $  5,799,103 $   (96,391)  $   261,208  $   (395,047) $  5,568,873
                         ============ ===========   ===========  ============  ============

                             NUMATICS, INCORPORATED

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

                                                         NON-
                                        GUARANTOR     GUARANTOR
                            PARENT     SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                          -----------  ------------  ------------  ------------  ------------
Net cash provided by
 operating activities...  $11,270,566  $  (419,388)  $   195,930   $       --    $11,047,108
Cash flows from
 investing activities:
 Capital expenditures...   (6,701,675)    (320,413)     (858,668)          --     (7,880,756)
 Other investments......       72,681      (25,673)       25,673           --         72,681
                          -----------  -----------   -----------   -----------   -----------
Net cash used in
 investing activities...   (6,628,994)    (346,086)     (832,995)          --     (7,808,075)
Cash flows from
 financing activities:
 Debt repayments........   (4,198,225)         --       (716,796)          --     (4,915,021)
 Other..................    1,600,603          --        (43,602)      (33,339)    1,523,662
                          -----------  -----------   -----------   -----------   -----------
Net cash used in
 financing activities:     (2,597,622)         --       (760,398)      (33,339)   (3,391,359)
Intercompany accounts...   (2,043,822)     679,595     1,330,888        33,339           --
                          -----------  -----------   -----------   -----------   -----------
Net increase (decrease)
 in cash................  $       128  $   (85,879)  $   (66,575)  $       --    $  (152,326)
Cash and cash
 equivalents, at
 beginning of year......      169,183      188,359       495,856           --        853,398
                          -----------  -----------   -----------   -----------   -----------
Cash and cash
 equivalents, at end of
 year...................  $   169,311  $   102,480   $   429,281   $       --    $   701,072
                          ===========  ===========   ===========   ===========   ===========

                          YEAR ENDED DECEMBER 31, 1996

                                                         NON-
                                        GUARANTOR     GUARANTOR
                            PARENT     SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                          -----------  ------------  ------------  ------------  ------------
Net cash provided by
 operating activities...  $11,780,002  $  (340,559)   $1,656,940   $       --    $13,096,383
Cash flows from
 investing activities:
 Capital expenditures...   (4,723,876)    (101,938)     (768,560)          --     (5,594,374)
 Other investments......      123,464        2,168        76,748           --        202,380
                          -----------  -----------   -----------   -----------   -----------
Net cash used in
 investing activities...   (4,600,412)     (99,770)     (691,812)          --     (5,391,994)
Cash flows from
 financing activities:
 Debt repayments........   (7,805,556)         --      2,328,380    (2,542,533)   (8,019,709)
 Debt issuance costs....      (44,277)         --       (278,718)          --       (322,995)
 Other..................    1,065,533          --         13,694      (165,627)      913,600
                          -----------  -----------   -----------   -----------   -----------
Net cash used in
 financing activities...   (6,784,300)         --      2,063,356    (2,708,160)   (7,429,104)
Intercompany accounts...     (278,216)     589,855    (3,019,799)    2,708,160           --
                          -----------  -----------   -----------   -----------   -----------
Net increase (decrease)
 in cash................  $   117,074  $   149,526   $     8,685   $       --    $   275,285
Cash and cash
 equivalents, at
 beginning of year......       52,109       38,833       487,171           --        578,113
                          -----------  -----------   -----------   -----------   -----------
Cash and cash
 equivalents, at end of
 year...................  $   169,183  $   188,359   $   495,856   $       --    $   853,398
                          ===========  ===========   ===========   ===========   ===========
                                                         NON-
                                        GUARANTOR     GUARANTOR
                            PARENT     SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                          -----------  ------------  ------------  ------------  ------------
Net cash provided by
 operating activities...  $ 8,604,160  $(1,006,273)  $(1,455,945)  $       --    $ 6,141,942
Cash flows from
 investing activities:
 Capital expenditures...   (2,962,478)    (183,455)     (597,731)          --     (3,743,664)
 Other investments......   (3,122,187)       8,730       107,079           --     (3,006,378)
                          -----------  -----------   -----------   -----------   -----------
Net cash used in
 investing activities...   (6,084,665)    (174,725)     (490,652)          --     (6,750,042)
Cash flows from
 financing activities:
 Proceeds from
  borrowing.............  132,800,000          --      9,500,000           --    142,300,000
 Purchase of common and
  preferred stock.......  (97,313,124)         --            --            --    (97,313,124)
 Debt repayments........  (31,056,333)         --     (7,868,083)          --    (38,924,416)
 Debt issuance costs....   (4,503,886)         --         22,183           --     (4,481,703)
 Other..................   (1,236,017)         --        (11,211)     (132,038)   (1,379,266)
                          -----------  -----------   -----------   -----------   -----------
Net cash provided by
 financing activities...   (1,309,360)         --      1,642,889      (132,038)      201,491
Intercompany accounts...   (1,568,875)   1,196,768       240,069       132,038           --
                          -----------  -----------   -----------   -----------   -----------
Net increase (decrease)
 in cash................  $  (358,740) $    15,770   $   (63,639)  $       --    $  (406,609)
Cash and cash
 equivalents, at
 beginning of year......      410,849       23,063       550,810           --        984,722
                          -----------  -----------   -----------   -----------   -----------
Cash and cash
 equivalents, at end of
 year...................  $    52,109  $    38,833   $   487,171   $       --    $   578,113
                          ===========  ===========   ===========   ===========   ===========

                          YEAR ENDED DECEMBER 31, 1995

                            NUMATICS, INCORPORATED

10. SHAREHOLDER'S EQUITY

  In connection with the senior subordinated note issuance in 1996, the Company issued an exercisable warrant to purchase 1,276.60 shares of Class A common stock for $.01 per share, which warrant (or, if exercised, the resulting shares) was redeemable at the option of the holder in January, 2003 at a price based upon a multiple (7.61) of the Company's earnings, adjusted for depreciation, interest and certain other items as defined in the warrant agreement. The redemption amount approximates book value at December 31, 1997. The difference between the warrant's exercise price and the fair value of the warrant at the time of issuance was recorded as a discount on the related notes. The warrant expires on January 3, 2006.

  At December 31, 1997 and 1996, the Company and all of its shareholders were parties to an agreement which required the Company to redeem the shares of any shareholder upon the happening of certain events, including death, disability or termination of employment, at a formula price based upon a multiple of the Company's earnings, adjusted for depreciation, interest and certain other items as defined in the agreement. The redemption value of the common stock subject to this agreement was approximately $55 million and $62 million at December 31, 1997 and 1996, respectively.

  This agreement was amended effective June 30, 1998 such that the Company has the option, but not the obligation, to redeem the common shares in the future, based upon the occurrence of the same events and at the same multiple of the Company's adjusted earnings. If one of the triggering events were to occur, the Company's Board of Directors would decide whether to exercise the option based on the facts and circumstances existing at that time. In making such a determination, the Board could be expected to consider the following factors, among others: the limitations contained in the Indenture, the Company's ability to pay or finance the redemption price, the Company's other anticipated cash needs and other then existing business and economic conditions.

  The Company has agreements with each minority shareholder of any of its subsidiaries which require the Company to redeem the shareholder's shares upon the happening of certain events, including death, disability or termination of employment, at a formula price based upon a multiple of the subsidiary's earnings, as defined in the agreements. The redemption value of the minority common stock subject to these agreements was approximately $1.1 million and $.6 million at December 31, 1997 and 1996, respectively.

11 . QUARTERLY FINANCIAL DATA (UNAUDITED)

                   1ST QTR.    2ND QTR.    3RD QTR.    4TH QTR.       TOTAL
1997              ----------- ----------- ----------- -----------  ------------
  Net Sales...... $36,065,270 $37,313,418 $37,190,414 $36,528,163  $147,097,265
  Gross Profit...  13,144,710  14,146,551  13,625,724  12,395,400    53,312,385
    Net Income...      85,647     983,651     308,005    (113,480)    1,263,823
                   1ST QTR.    2ND QTR.    3RD QTR.    4TH QTR.       TOTAL
1996              ----------- ----------- ----------- -----------  ------------
  Net Sales...... $31,643,102 $32,931,610 $33,565,920 $33,874,731  $132,015,363
  Gross Profit...  12,129,273  12,806,455  12,953,697  12,449,682    50,339,107
    Net Income...     546,051     696,707     566,749     198,277     2,007,784

                             NUMATICS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         THREE MONTHS ENDED
                                                              MARCH 31
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
                                                             (UNAUDITED)
Net sales............................................  $37,822,637  $36,065,270
Costs and expenses (credits):
  Cost of products sold .............................   23,664,905   22,921,412
  Marketing, engineering, general and
   administrative....................................    7,846,748    7,647,907
  Single business tax................................     (926,015)     231,900
                                                       -----------  -----------
Operating income.....................................    7,236,999    5,264,051
Other expenses
  Interest and other financing expenses..............    4,410,488    4,129,108
  Other..............................................      541,763      776,112
                                                       -----------  -----------
Income before income taxes and extraordinary item ...    2,284,748      358,831
Income taxes.........................................      882,530      273,185
                                                       -----------  -----------
Income before extraordinary item.....................    1,402,218       85,646
Extraordinary item, net of $2,534,000 of income taxes
 (Extinguishment of debt)............................   (4,918,000)         --
                                                       -----------  -----------
Net earnings (loss)..................................  ($3,515,782) $    85,646
                                                       ===========  ===========

                            See accompanying notes.

                             NUMATICS, INCORPORATED

                           CONSOLIDATED BALANCE SHEET

                                                      MARCH 31    DECEMBER 31
                                                        1998          1997
                                                    ------------  ------------
                                                    (UNAUDITED)
                      ASSETS
Current Assets:
  Cash and equivalents.............................  $ 1,647,332  $    701,072
  Accounts receivable..............................   24,184,619    22,174,234
  Inventories......................................   28,830,063    27,953,158
  Single business taxes receivable.................    1,082,135           --
  Other current assets.............................    2,686,387     2,220,852
                                                    ------------  ------------
    Total current assets...........................   58,430,536    53,049,316
Other assets:
  Goodwill, net of accumulated amortization........    6,685,074     6,839,952
  Other intangible assets, net of accumulated
   amortization....................................    5,844,589     4,492,380
  Deferred income taxes............................    4,507,362     2,323,362
  Investment in affiliate..........................    2,000,000     2,000,000
  Other............................................      398,772       390,895
                                                    ------------  ------------
                                                      19,435,797    16,046,589
Properties:
  Land.............................................    1,508,826     1,631,658
  Buildings and improvements.......................   11,408,828    12,072,592
  Machinery and equipment..........................   41,345,886    39,799,217
                                                    ------------  ------------
                                                      54,263,540    53,503,467
  Less accumulated depreciation....................  (24,994,452)  (24,064,119)
                                                    ------------  ------------
                                                      29,269,088    29,439,348
                                                    ------------  ------------
                                                    $107,135,421  $ 98,535,253
                                                    ============  ============
      LIABILITIES AND ACCUMULATED DEFICIENCY
Current liabilities:
  Accounts payable trade........................... $  8,647,406  $  9,641,314
  Accrued expenses.................................    2,623,005     2,225,444
  Compensation and employee benefits...............    4,254,834     4,574,794
  Taxes, other than income and single business
   tax.............................................      171,913       427,349
  Income and single business tax...................      960,914     1,651,266
  Current portion of long term debt................    3,107,030     7,060,060
                                                    ------------  ------------
    Total current liabilities......................   19,765,102    25,580,227
Long-term liabilities:
  Long-term debt, less current portion.............  159,430,295   135,696,137
  Deferred retirement benefits.....................    3,389,951     3,202,440
  Deferred income taxes............................      485,785       536,428
                                                    ------------  ------------
                                                     163,306,031   139,435,005
Redeemable warrant.................................          --      3,102,138
Redeemable common stock............................    3,102,150           --
Minority interest in subsidiaries (redeemable upon
 the happening of certain events outside the
 control of the Company: $1,313,782 in 1998 and
 $1,112,173 in 1997)...............................      421,598       348,445
Accumulated deficiency:
  Common stock $.01 per value, 250,000 shares
   authorized; 20,000 shares outstanding and
   related additional paid in capital (redeemable
   upon the happening of certain events outside the
   control of the Company: $42,771,000 in 1998 and
   $54,931,000 in 1997)............................    1,500,000     1,500,000
  Accumulated deficiency ..........................  (80,547,767)  (71,031,763)
  Equity adjustment from currency translation......     (411,693)     (398,799)
                                                    ------------  ------------
                                                     (79,459,460)  (69,930,562)
                                                    ------------  ------------
                                                    $107,135,421  $ 98,535,253
                                                    ============  ============

                            See accompanying notes.

                             NUMATICS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     THREE MONTHS ENDED
                                                          MARCH 31
                                                   -----------------------  ---
                                                      1998         1997
                                                   -----------  ----------
                                                        (UNAUDITED)
Operating activities
 Net Income before extraordinary item............  $ 1,402,218  $   85,646
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
  Depreciation...................................    1,121,103     947,349
  Amortization...................................      337,931     328,333
  Deferred interest expense......................    2,059,894   1,690,536
  Minority interest expense......................       73,153      10,212
  Deferred taxes.................................      363,180     (46,801)
  Deferred retirement benefits...................      187,510     184,552
  Unrealized foreign currency losses.............      264,211     730,172
Change in operating assets and liabilities:
   Trade receivables.............................   (2,115,452) (2,625,965)
   Inventories...................................   (1,056,099)    873,156
   Other current assets..........................   (1,020,514)   (536,108)
   Accounts payable and accrued expenses.........     (577,608)    297,726
   Compensation and employee benefits............     (313,697)   (393,407)
   Income and single business taxes..............   (1,730,362)    789,916
                                                   -----------  ----------
Net cash provided by (used in) operating
 activities......................................   (1,004,532)  2,335,317
Investing activities
 Capital expenses................................   (1,008,330) (1,761,137)
                                                   -----------  ----------
 Net cash used in operating activities...........   (1,008,330) (1,761,137)
Financing activities
 Proceeds from long-term borrowing...............  115,000,000     933,908
 Debt repayments.................................  (97,151,347) (1,026,368)
 Debt issuance costs.............................   (4,630,773)        --
 Dividends.......................................   (6,000,001)        --
 Extraordinary item payments pertaining to early
  extinguishment of debt.........................   (4,194,345)        --
 Issuance of stock...............................           13         --
                                                   -----------  ----------
 Net cash provided by (used in) financing
  activities.....................................    3,023,547     (92,460)
 Effect of exchange rate changes on cash.........      (64,425)    (55,255)
                                                   -----------  ----------
 Net increase in cash and cash equivalents.......      946,260     426,465
 Cash and cash equivalents at beginning of year..      701,072     853,129
                                                   -----------  ----------
 Cash and cash equivalents at end of period......  $ 1,647,332  $1,279,594
                                                   ===========  ==========

                            See accompanying notes.

                            NUMATICS, INCORPORATED

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                MARCH 31, 1998

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

2. COMPREHENSIVE INCOME

  Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and display of comprehensive income and its components. The adoption of this Statement requires unrealized gains or losses on foreign currency translation be included in other comprehensive income, which prior to adoption were reported separately in shareholders' equity. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

  The components of comprehensive income for the first quarter of 1998 and 1997 are as follows:

                                                           THREE MONTHS ENDED
                                                                MARCH 31
                                                              1998       1997
                                                           -----------  -------
Net earnings (loss)....................................... $(3,516,000) $86,000
Foreign currency translation adjustments..................      (8,000) (35,000)
                                                           -----------  -------
                                                           $(3,524,000) $51,000
                                                           ===========  =======

  The components of accumulated comprehensive income, net of related tax, at March 31, 1998 and December 31, 1997 are as follows:

                                                              1998       1997
                                                           -----------  -------
Foreign currency translation adjustments..................        (269)    (259)

3. SENIOR SUBORDINATED NOTES AND EXTRAORDINARY ITEM

  In March 1998, the Company issued $115,000,000 of 9 5/8% Senior Subordinated Notes due 2008 (Senior Subordinated Notes) and replaced its existing credit agreements with banks. In connection with the issuance of the Senior Subordinated Notes and new credit agreement, the Company recognized as extraordinary items $1,567,000, net of taxes, for the write-off of deferred financing costs, $2,118,000, net of taxes, for the amortization of the previously unamortized discount on its previous debt arrangement with Harvard Capital and $1,159,000, net of taxes, for prepayment penalties associated with the previous debt agreement.

4. SHAREHOLDERS EQUITY

  On March 24, 1998 Harvard Private Capital Holdings, Inc. exercised its warrant to purchase 1,276.6 shares of common stock at a price of $.01 each.

  The redemption value of common stock subject to an agreement between the Company and all of its shareholders at March 31, 1998 was $46 million.

                            NUMATICS, INCORPORATED

5. DIVIDEND

  On March 25, 1998 the Company paid a dividend on the shares of its common stock to the holders of record on March 26, 1998. The amount of the dividend paid in cash was $6,000,001.

6. GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

  The $115 million of 9 5/8% Senior Subordinated Notes issued by the Company in March 1998 are guaranteed by the Company's United States subsidiaries in which it owns 100% of the voting stock. Each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes.

  The following supplemental consolidating condensed financial statements present:

    1. Consolidating condensed balance sheets as of March 31, 1998 and December 31, 1997, consolidating condensed statements of operations for the three months ended March 31, 1998 and 1997 and consolidated condensed statements of cash flows for the three months ended March 31, 1998 and 1997.

    2. Numatics, Incorporated (the Parent), combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries (consisting of the Company's foreign subsidiaries).

    3. Elimination entries necessary to consolidate the parent and all of its subsidiaries.

  Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors. Therefore, separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented.

                             NUMATICS, INCORPORATED

                                 BALANCE SHEET
                                 MARCH 31, 1998

                                                            NON-
                                            GUARANTOR    GUARANTOR
                               PARENT      SUBSIDIARIES SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                            -------------  ------------ ------------ -------------  -------------
Trade Receivables.........   $ 12,671,825  $ 2,428,079   $ 9,084,715                 $ 24,184,619
Inventories...............     15,358,153    3,107,396    11,322,514      (958,000)    28,830,063
Other.....................      3,379,228      334,441     1,702,185                    5,415,854
                            -------------  -----------  ------------ -------------  -------------
Total current assets......     31,409,206    5,869,916    22,109,414      (958,000)    58,430,536
Goodwill, net of
 accumulated
 amortization.............        457,195            0     3,598,594     2,629,285      6,685,074
Other.....................     10,638,716        1,707       110,300             0     12,750,723
Intercompany amounts......     35,682,705      205,480     4,408,215   (38,296,400)             0
Property, plant and
 equipment, net of
 accumulated depreciation..    24,256,503      667,467     4,345,118             0     29,269,088
                            -------------  -----------  ------------ -------------  -------------
                            $ 102,444,325  $ 6,744,570  $ 34,571,641 $ (36,625,115) $ 107,135,421
                            =============  ===========  ============ =============  =============
Accounts payable and
 accrued expenses.........    $ 6,643,381  $ 1,294,318   $ 3,332,712                 $ 11,270,411
Compensation and employee
 benefits.................      3,421,667      114,978       718,189                    4,254,834
Current portion of long-
 term debt................      2,689,849                    417,181                    3,107,030
Other.....................        508,223      289,534       335,070                    1,132,827
                            -------------  -----------  ------------ -------------  -------------
Total current
 liabilities..............     13,263,120    1,698,830     4,803,152             0     19,765,102
Long-term debt less
 current portion..........    152,632,396            0     6,797,899             0    159,430,295
Other.....................      6,492,089            0       485,785       421,598      7,399,472
Intercompany amounts......      8,685,557    3,462,991    17,342,787   (29,491,335)             0
Accumulated deficiency....    (78,628,837)   1,582,749     5,142,018    (7,555,378)   (79,459,448)
                            -------------  -----------  ------------ -------------  -------------
                            $ 102,444,325  $ 6,744,570  $ 34,571,641 $ (36,625,115) $ 107,135,421
                            =============  ===========  ============ =============  =============

                               DECEMBER 31, 1997

                                                           NON-
                                           GUARANTOR    GUARANTOR
                               PARENT     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                            ------------  ------------ ------------ -------------  ------------
Trade Receivables.........  $ 11,078,207  $ 2,188,502   $ 8,907,525                $ 22,174,234
Inventories...............    15,366,392    2,607,696    10,890,070      (911,000)   27,953,158
Other.....................     1,550,468      179,705     1,191,751                   2,921,924
                            ------------  -----------  ------------ -------------  ------------
Total current assets......    27,995,067    4,975,903    20,989,346      (911,000)   53,049,316
Goodwill, net of
 accumulated
 amortization.............       457,195            0     3,704,800     2,677,957     6,839,952
Other.....................     9,069,132        1,707       135,795             0     9,206,637
Intercompany amounts......    32,664,385      224,501     4,179,442   (37,068,328)            0
Property, plant and
 equipment, net of
 accumulated depreciation..   24,183,658      670,466     4,585,224             0    29,439,348
                            ------------  -----------  ------------ -------------  ------------
                            $ 94,369,437  $ 5,872,577  $ 33,594,610 $ (35,301,371) $ 98,533,253
                            ============  ===========  ============ =============  ============
Accounts payable and
 accrued expenses.........   $ 7,167,784  $ 1,356,896   $ 3,342,078                $ 11,866,758
Compensation and employee
 benefits.................     3,533,317      164,571       876,906                   4,574,794
Current portion of long-
 term debt................     6,172,595                    887,465                   7,060,060
Other.....................       793,156       46,416     1,239,043                   2,078,615
                            ------------  -----------  ------------ -------------  ------------
Total current
 liabilities..............    17,666,852    1,567,883     6,345,492             0    25,580,227
Long-term debt less
 current portion..........   129,260,490            0     6,435,647             0   135,696,137
Other.....................     6,841,006            0             0       348,445     7,189,491
Intercompany amounts......     8,961,055    3,122,466    16,179,742   (28,263,263)            0
Accumulated deficiency....   (68,359,966)   1,182,228     4,633,729    (7,386,553)  (69,930,562)
                            ------------  -----------  ------------ -------------  ------------
                            $ 94,369,437  $ 5,872,577  $ 33,594,610 $ (35,301,371)  (98,535,253)
                            ============  ===========  ============ =============  ============

                             NUMATICS, INCORPORATED

                            STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1998

                                                        NON-
                                        GUARANTOR    GUARANTOR
                            PARENT     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                          -----------  ------------ ------------ ------------  ------------
Net Sales...............  $26,530,002   $4,628,295  $13,658,340  $(6,994,000)  $37,822,637
Costs and expenses......   21,086,428    4,018,332   12,379,207   (6,898,329)   30,585,638
                          -----------   ----------  -----------  -----------   -----------
Operating income........    5,443,574      609,963    1,279,133      (95,671)    7,236,999
Interest and other......    4,794,452      209,225      757,949       73,155     5,834,781
                          -----------   ----------  -----------  -----------   -----------
Net income (loss) before
 extraordinary item.....      649,122      400,738      521,184     (168,826)    1,402,218
Extraordinary item......   (4,918,000)                                          (4,918,000)
                          -----------   ----------  -----------  -----------   -----------
Net income (loss).......  $(4,268,878)    $400,738  $   521,184  $  (168,826)  $(3,515,782)
                          ===========   ==========  ===========  ===========   ===========

                       THREE MONTHS ENDED MARCH 31, 1997

                                                      NON-
                                      GUARANTOR    GUARANTOR
                           PARENT    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                         ----------- ------------ ------------ ------------  ------------
Net Sales............... $26,034,126  $2,445,018  $13,318,126  $(5,732,000)  $36,065,270
Costs and expenses......  21,754,642   2,535,425   12,281,480   (5,770,328)   30,801,219
                         -----------  ----------  -----------  -----------   -----------
Operating income........   4,279,484     (90,407)   1,036,646       38,328     5,264,051
Interest and other......   4,170,462     (36,148)   1,033,879       10,212     5,178,405
                         -----------  ----------  -----------  -----------   -----------
Net income.............. $   109,022  $  (54,259) $     2,767  $    28,116   $    85,646
                         ===========  ==========  ===========  ===========   ===========

                             NUMATICS, INCORPORATED

                            STATEMENT OF CASH FLOWS

                       THREE MONTHS ENDED MARCH 31, 1998

                                                         NON-
                                         GUARANTOR    GUARANTOR
                             PARENT     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          ------------  ------------ ------------ ------------ ------------
Net Cash used by
 operating activities...  $   (471,552)  $(245,118)   $ (287,862)   $      0   $ (1,004,532)
Cash flows from
 investing activities:
  Capital expenditures..      (895,693)    (38,046)      (74,591)                (1,008,330)
  Other investments.....             0           0             0           0              0
                          ------------   ---------    ----------    --------   ------------
Net cash used in
 investing activities...      (895,693)    (38,046)      (74,591)          0     (1,008,330)
Cash flows from
 financing activities:
  Proceeds from
   borrowing............   115,000,000           0             0                115,000,000
  Debt repayments.......   (97,170,734)          0        19,387                (97,151,347)
  Debt issuance costs...    (4,609,500)          0       (21,273)                (4,630,773)
  Dividends.............    (6,000,001)          0             0                 (6,000,001)
  Extraordinary item
   (extinguishment of
   debt)................    (4,194,345)          0             0                 (4,194,345)
  Issuance of stock.....            13           0             0                         13
  Other.................             0           0        (6,926)    (57,499)       (64,425)
                          ------------   ---------    ----------    --------   ------------
Net cash provided (used)
 in financing
 activities.............     3,025,433           0        (8,812)    (57,499)     2,959,122
Intercompany accounts...    (1,386,755)    359,548       969,708      57,499              0
                          ------------   ---------    ----------    --------   ------------
Net increase (decrease)
 in cash................       271,433      76,384       598,433           0        946,260
Cash and cash
 equivalents, at
 beginning of year......       169,311     102,480       429,281           0        701,072
                          ------------   ---------    ----------    --------   ------------
Cash and cash
 equivalents, at end of
 year...................  $    440,744   $ 178,864    $1,027,724    $      0   $  1,647,332
                          ============   =========    ==========    ========   ============

                       THREE MONTHS ENDED MARCH 31, 1997

                                                       NON-
                                       GUARANTOR    GUARANTOR
                            PARENT    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          ----------  ------------ ------------ ------------ ------------
Net cash provided by
 operating activities...  $1,836,472    $ 20,922     $477,923     $     0     $2,335,317
Cash flows from
 investing activities:
  Capital expenditures..  (1,605,517)    (30,775)    (124,845)                (1,761,137)
  Other investments.....           0           0            0           0              0
                          ----------    --------     --------     -------     ----------
Net cash used in
 investing activities...  (1,605,517)    (30,775)    (124,845)          0     (1,761,137)
Cash flows from
 financing activities:
  Proceeds from
   borrowing............     933,908           0            0                    933,908
  Purchase of common and
   preferred stock......           0           0            0                          0
  Debt repayments.......    (893,057)          0     (133,311)                (1,026,368)
  Debt issuance costs...           0           0            0                          0
  Other.................           0           0      (35,636)    (19,619)       (55,255)
                          ----------    --------     --------     -------     ----------
Net cash provided (used)
 in financing
 activities.............      40,851           0     (168,947)    (19,619)      (147,715)
Intercompany accounts...    (387,390)     58,241      309,530      19,619              0
                          ----------    --------     --------     -------     ----------
Net increase (decrease)
 in cash................    (115,584)     48,388      493,661           0        426,465
Cash and cash
 equivalents at
 beginning of year......     168,512     188,358      496,259           0        853,129
                          ----------    --------     --------     -------     ----------
Cash and cash
 equivalents at end of
 year...................  $   52,928    $236,746     $989,920     $     0     $1,279,594
                          ==========    ========     ========     =======     ==========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE EX-CHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THE OF-FER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   i
Cautionary Statements Regarding Forward-Looking Statements...............   i
Summary..................................................................   1
Risk Factors.............................................................  13
The Exchange Offer.......................................................  20
Certain Federal Income Tax Consequences of the Exchange Offer............  27
Capitalization...........................................................  28
Pro Forma Financial Information..........................................  29
Selected Consolidated Financial Information..............................  31
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  33
Business.................................................................  39
Management and Directors.................................................  50
Security Ownership of Certain Beneficial Owners and Management...........  54
Description of Other Indebtedness........................................  55
Description of Exchange Notes............................................  58
Description of Notes.....................................................  86
Registration Rights; Liquidated Damages..................................  87
Certain Federal Tax Considerations for Foreign Persons...................  89
Plan of Distribution.....................................................  91
Legal Matters............................................................  92
Experts..................................................................  92
Index to Consolidated Financial Statements............................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       [LOGO OF NUMATICS APPEARS HERE]

                            NUMATICS, INCORPORATED

                       OFFER TO EXCHANGE ALL OUTSTANDING

                       9 5/8% SENIOR SUBORDINATED NOTES
                                   DUE 2008
                  ($115,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                                      FOR

              9 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008
                        ($115,000,000 PRINCIPAL AMOUNT)

                                ---------------

                                  PROSPECTUS
                                ---------------

                                         , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Michigan Business Corporation Act ("MBCA"), under which the Issuer is organized, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (each a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or, at the corporation's request, a director, officer, employee, or agent of another entity or enterprise against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, without reasonable cause to believe his or her conduct was unlawful. The MBCA further empowers a corporation to indemnify any of the same types of indemnitees against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of a proceeding by or in the right of the corporation if the indemnitee met the same standards of conduct, except that indemnification with respect to any claim, issue, or matter as to which the indemnitee has been adjudged to be liable to the corporation may be made only if and to the extent determined to be proper by a court. In addition, the MBCA requires such a corporation to indemnify any such indemnitee who is successful on the merits or otherwise in defense of any proceeding of the types described above, or in defense of any claim, issue, or matter in any such proceeding, against his or her actual and reasonable expenses incurred in connection with such defense, and it permits advancement by the corporation of an indemnitee's expenses under certain circumstances. In general, Article VI of the Issuer's bylaws requires indemnification of and expense advancement to its officers and directors to the fullest extent permitted by the MBCA.

  All of the Guarantors other than Microsmith, Inc. are also organized under the MBCA, and all of their bylaws (other than those of Ultra Air Products, Inc.) contain provisions substantially identical to those contained in the Issuer's bylaws described above.

  Chapter 10 of the Arizona Revised Statutes, under which Microsmith, Inc. is organized, empowers a corporation to provide indemnification and advancement of expenses on substantially the same basis provided for in the MBCA.

  Insurance is maintained on a regular basis (and not specifically in connection with this offering or the offering of the Notes) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of any of the Registrants out of the above-described indemnification provisions of such Registrant, subject to certain exclusions and to the policy limits.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

     EXHIBIT
       NO.                             DESCRIPTION
     -------                           -----------
     *3.1.1  Articles of Incorporation of the Issuer, as amended
     *3.1.2  Bylaws of the Issuer
     *3.2.1  Articles of Incorporation of Numation, Inc., as amended
     *3.2.2  Bylaws of Numation, Inc., as amended
     *3.3.1  Articles of Incorporation of Numatech, Inc., as amended
     *3.3.2  Bylaws of Numatech, Inc., as amended
     *3.4.1  Articles of Incorporation of Micro-Filtration, Inc., as amended
     *3.4.2  Bylaws of Micro-Filtration, Inc., as amended

     EXHIBIT
       NO.                               DESCRIPTION
     -------                             -----------
      *3.5.1 Articles of Incorporation of Ultra Air Products, Inc., as amended
      *3.5.2 Bylaws of Ultra Air Products, Inc., as amended
      *3.6.1 Articles of Incorporation of Microsmith, Inc., as amended
      *3.6.2 Bylaws of Microsmith, Inc., as amended
      *3.7.1 Articles of Incorporation of I.A.E. Incorporated
      *3.7.2 Bylaws of I.A.E. Incorporated
      *4.1.1 Indenture, dated as of March 23, 1998, among the Issuer, the
              Guarantors, and First Trust National Association, as trustee
              (including forms of Notes and related Subsidiary Guarantees)
      *4.1.2 A/B Exchange Registration Rights Agreement, dated as of March 23,
              1998, among the Issuer, the Guarantors, and the Initial
              Purchasers
      *4.1.3 Form of Exchange Notes (including related Subsidiary Guarantees)
      *4.2.1 Amended and Restated Loan Agreement, dated March 23, 1998, among the Issuer, Numatics GmbH, Numatics, Ltd., NBD Bank, as
              Administrative Agent, BankBoston, N.A., as Documentation Agent,
              and the Lenders party thereto
      *4.2.2 Amended and Restated Guaranty Agreement, dated as of March 23,
              1998, by the Issuer and the Guarantors in favor of NBD Bank, as
              Administrative Agent, and BankBoston, N.A., as Documentation
              Agent
      *5.1   Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.
     *10.1   Purchase Agreement dated March 18, 1998 among the Initial
              Purchasers, the Issuer and the Guarantors
     *10.2.1 Securities Purchase Agreement, dated as of January 3, 1996, between the Issuer and Harvard
     *10.2.2 Numatics, Incorporated Tag-Along and Drag-Along Agreement, dated
              January 3, 1996, among the Issuer, Harvard and shareholders of the Issuer
     *10.2.3 Registration Agreement, dated as of January 3, 1996, between the
              Issuer and Harvard
     *10.2.4 Form of Guaranty Agreement between Harvard and I.A.E.
              Incorporated, dated as of March 23, 1998 (Each of the other
              Guarantors has executed an Amended and Restated Guaranty
              Agreement in substantially the same form.)
     *10.2.5 Agreement, dated as of March 23, 1998, between the Issuer and
              Harvard
     *10.3   Amended and Restated Stock Transfer Agreement, dated December 28,
              1995, among the Issuer, John H. Welker, individually and as trustee of the John H. Welker Trust u/a dtd December 28, 1995,
              David K. Dodds, Donald E. McGeachey, Henry Fleischer,
              individually and as trustee of the Henry Fleischer Trust u/a dtd
              March 10, 1993, Robert P. Robeson, John A. Acuff, Bruce W. Hoppe,
              David King, and Philip Robinson
     +10.3.1 First Amendment, dated June 30, 1998, to Amended and Restated
              Stock Transfer Agreement
     *10.4   Voting Agreement, dated as of November 29, 1990, among the Issuer
              (under its former name, Numatics Acquisition Corporation) and certain shareholders of the Issuer
     *10.5   Employment Agreement, dated January 3, 1996, between the Issuer and John H. Welker**
     *10.6   Employment Agreement, dated September 15, 1996, between the Issuer and David M. Tenniswood**
     *10.7   Numatics, Incorporated Amended and Restated Deferred Compensation
              Plan, adopted December 28, 1995, and related acknowledgements by
              Eligible Employees (as therein defined)**

     EXHIBIT
       NO.                               DESCRIPTION
     -------                             -----------
      *12.1  Statement re computation of ratios
      *21.1  List of subsidiaries of the Issuer
       23.1  Consent of Ernst & Young LLP
      *23.2  Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit 5.1)
      *24.1  Powers of Attorney (contained in signature pages of original
              Registration Statement)
      *25.1  Statement of Eligibility and Qualification of Trustee on Form T-1
              of First Trust National Association under the Trust Indenture Act of 1939
      *27.1  Financial Data Schedule
      *99.1  Form of Letter of Transmittal with respect to the Exchange Offer
      *99.2  Form of Notice of Guaranteed Delivery with respect to the Exchange
              Offer
      +99.3  Form of Exchange Agent Agreement

--------
  *Filed with original Registration Statement on April 29, 1998

  +Filed with Amendment No. 1 on July 10, 1998
 **Indicates contract or compensatory plan or arrangement with one or more Company executive officers and/or directors of the Issuer

  (b) FINANCIAL STATEMENT SCHEDULE & REPORT

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Numatics, Incorporated

  We have audited the consolidated financial statements of Numatics, Incorporated as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 25, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Detroit, Michigan
February 25, 1998

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                (IN THOUSANDS)

COLUMN A                         COLUMN B    COLUMN C     COLUMN D    COLUMN E
--------                       ------------ ----------- ------------ ----------
                                            ADDITIONS--
                                BALANCE AT  CHARGED TO               BALANCE AT
                               BEGINNING OF  COSTS AND  DEDUCTIONS--   END OF
DESCRIPTION                       PERIOD     EXPENSES     DESCRIBE     PERIOD
-----------                    ------------ ----------- ------------ ----------
Year ended December 31, 1997:
  Accounts receivable
   allowance..................    $  132      $  102        $173(1)    $   61
  Inventory reserve...........     1,047         509         639(2)       917
  Deferred tax asset valuation
   allowance..................     1,371         --          305(3)     1,066
Year ended December 31, 1996:
  Accounts receivable
   allowance..................       222          76         166(1)       132
  Inventory reserve...........     1,355         223         531(2)     1,047
  Deferred tax asset valuation
   allowance..................       274       1,097         --         1,371
Year ended December 31, 1995:
  Accounts receivable
   allowance..................       230         165         173(1)       222
  Inventory reserve...........     1,374         132         151(2)     1,355
  Deferred tax asset valuation
   allowance..................       --          274         --           274

--------
(1) Uncollectible accounts charged off net of recoveries.
(2) Reduction in inventory reserves for inventory disposed of during the year.
(3) Utilization of foreign net operating loss carryforwards.

ITEM 22. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Each undersigned Registrant hereby undertakes:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the date of this Registration Statement (or most recent post-effective amendment thereof) which, individual or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                            NUMATICS, INCORPORATED

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          Numatics, Incorporated

                                                   /s/ John H. Welker
                                          By: _________________________________
                                                      John H. Welker
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----


        /s/ John H. Welker           President and Chief             July 24, 1998
____________________________________  Executive Officer and
           John H. Welker             Director

                 *                   Vice President, Treasurer       July 24, 1998
____________________________________  and Chief Financial Officer
         Robert P. Robeson            (also principal accounting
                                      officer)

                 *                   Director                        July 24, 1998
____________________________________
        David M. Tenniswood

                 *                   Director                        July 24, 1998
____________________________________
             A. A. Koch

                 *                   Director                        July 24, 1998
____________________________________
           John P. Musat

                 *                   Director                        July 24, 1998
____________________________________
           Tim R. Palmer

     /s/ John H. Welker
*By :__________________________
         John H. Welker
        Attorney-in-Fact

                                NUMATION, INC.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          Numation, Inc.

                                                   /s/ John H. Welker
                                          By: _________________________________
                                                      John H. Welker
                                                   Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----


       /s/ John H. Welker            Chairman of the Board           July 24, 1998
____________________________________  (principal executive
           John H. Welker             officer) and Director

                 *                   Treasurer (principal            July 24, 1998
____________________________________  financial officer and
         Robert P. Robeson            principal accounting
                                      officer)

                 *                   Director                        July 24, 1998
____________________________________
         Jeffrey R. Schneid

                 *                   Director                        July 24, 1998
____________________________________
          Henry Fleischer


     /s/ John H. Welker
*By :__________________________
         John H. Welker
        Attorney-in-Fact

                                NUMATECH, INC.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          Numatech, Inc.

                                                  /s/ John H. Welker
                                          By: _________________________________
                                                      John H. Welker
                                                  Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----
       /s/ John H. Welker            Chairman of the Board           July 24, 1998
____________________________________  (principal executive
           John H. Welker             officer) and Director
                 *                   Treasurer (principal            July 24, 1998
____________________________________  financial officer and
         Robert P. Robeson            principal accounting
                                      officer)
                 *                   Director                        July 24, 1998
____________________________________
       Richard L. Dalton, Jr.
                 *                   Director                        July 24, 1998
____________________________________
         Donald E. McGeachy

     /s/ John H. Welker
*By :__________________________
         John H. Welker
        Attorney-in-Fact

                            MICRO-FILTRATION, INC.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          Micro-Filtration, Inc.

                                                   /s/ John H. Welker
                                          By: _________________________________
                                                       John H. Welker
                                                   Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----


       /s/ John H. Welker            Chairman of the Board           July 24, 1998
____________________________________  (principal executive
           John H. Welker             officer) and Director

                 *                   Treasurer (principal            July 24, 1998
____________________________________  financial officer and
         Robert P. Robeson            principal accounting
                                      officer)

                 *                   Director                        July 24, 1998
____________________________________
         Donald E. McGeachy

                 *                   Director                        July 24, 1998
____________________________________
         Robert D. Nuckles



     /s/ John H. Welker
*By :__________________________
         John H. Welker
        Attorney-in-Fact

                           ULTRA AIR PRODUCTS, INC.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          Ultra Air Products, Inc.

                                                   /s/ John H. Welker
                                          By: _________________________________
                                                       John H. Welker
                                                   Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----


       /s/ John H. Welker            Chairman of the Board           July 24, 1998
____________________________________  (principal executive
           John H. Welker             officer) and Director

                 *                   Treasurer (principal            July 24, 1998
____________________________________  financial officer and
         Robert P. Robeson            principal accounting
                                      officer) and Director

                 *                   Director                        July 24, 1998
____________________________________
          Robert L. McKay

     /s/ John H. Welker
*By: __________________________
         John H. Welker
        Attorney-in-Fact

                               MICROSMITH, INC.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          Microsmith, Inc.

                                                  /s/ John H. Welker
                                          By: _________________________________
                                                      John H. Welker
                                                  Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                            CAPACITY                  DATE
                ----                            --------                  ----

       /s/ John H. Welker            Chairman of the Board            July 24, 1998
____________________________________  (principal executive
           John H. Welker             officer) and Director

                 *                   Treasurer (principal             July 24, 1998
____________________________________  financial officer and
         Robert P. Robeson            principal accounting
                                      officer)

                 *                   Director                         July 24, 1998
____________________________________
         Donald E. McGeachy

                                     Director                         July 24, 1998
____________________________________
          William S. Smith


     /s/ John H. Welker
*By: __________________________
         John H. Welker
        Attorney-in-Fact

                              I.A.E. INCORPORATED

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT NAMED ABOVE HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HIGHLAND, STATE OF MICHIGAN, ON JULY 24, 1998.

                                          I.A.E. Incorporated

                                                /s/ John H. Welker
                                          By: _________________________________
                                                      John H. Welker
                                                  Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----


       /s/ John H. Welker            Chairman of the Board           July 24, 1998
____________________________________  (principal executive
           John H. Welker             officer) and Director

                 *                   Treasurer (principal            July 24, 1998
____________________________________  financial officer and
         Robert P. Robeson            principal accounting
                                      officer)


         /s/ John H. Welker
*By: ________________________________
            John H. Welker
           Attorney-in-Fact

                                 EXHIBIT INDEX

  (a) EXHIBITS.

     EXHIBIT
       NO.                               DESCRIPTION
     -------                             -----------
      *3.1.1 Articles of Incorporation of the Issuer, as amended
      *3.1.2 Bylaws of the Issuer
      *3.2.1 Articles of Incorporation of Numation, Inc., as amended
      *3.2.2 Bylaws of Numation, Inc., as amended
      *3.3.1 Articles of Incorporation of Numatech, Inc., as amended
      *3.3.2 Bylaws of Numatech, Inc., as amended
      *3.4.1 Articles of Incorporation of Micro-Filtration, Inc., as amended
      *3.4.2 Bylaws of Micro-Filtration, Inc., as amended
      *3.5.1 Articles of Incorporation of Ultra Air Products, Inc., as amended
      *3.5.2 Bylaws of Ultra Air Products, Inc., as amended
      *3.6.1 Articles of Incorporation of Microsmith, Inc., as amended
      *3.6.2 Bylaws of Microsmith, Inc., as amended
      *3.7.1 Articles of Incorporation of I.A.E. Incorporated
      *3.7.2 Bylaws of I.A.E. Incorporated
      *4.1.1 Indenture, dated as of March 23, 1998, among the Issuer, the
              Guarantors, and First Trust National Association, as trustee
              (including forms of Notes and related Subsidiary Guarantees)
      *4.1.2 A/B Exchange Registration Rights Agreement, dated as of March 23,
              1998, among the Issuer, the Guarantors, and the Initial
              Purchasers
      *4.1.3 Form of Exchange Notes (including related Subsidiary Guarantees)
      *4.2.1 Amended and Restated Loan Agreement, dated March 23, 1998, among the Issuer, Numatics GmbH, Numatics, Ltd., NBD Bank, as
              Administrative Agent, BankBoston, N.A., as Documentation Agent,
              and the Lenders party thereto
      *4.2.2 Amended and Restated Guaranty Agreement, dated as of March 23,
              1998, by the Issuer and the Guarantors in favor of NBD Bank, as
              Administrative Agent, and BankBoston, N.A., as Documentation
              Agent
      *5.1   Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.
     *10.1   Purchase Agreement dated March 18, 1998 among the Initial
              Purchasers, the Issuer and the Guarantors
     *10.2.1 Securities Purchase Agreement, dated as of January 3, 1996, between the Issuer and Harvard
     *10.2.2 Numatics, Incorporated Tag-Along and Drag-Along Agreement, dated
              January 3, 1996, among the Issuer, Harvard and shareholders of the Issuer
     *10.2.3 Registration Agreement, dated as of January 3, 1996, between the
              Issuer and Harvard
     *10.2.4 Form of Guaranty Agreement between Harvard and I.A.E.
              Incorporated, dated as of March 23, 1998 (Each of the other
              Guarantors has executed an Amended and Restated Guaranty
              Agreement in substantially the same form.)
     *10.2.5 Agreement, dated as of March 23, 1998, between the Issuer and
              Harvard

     EXHIBIT
       NO.                               DESCRIPTION
     -------                             -----------
       *10.3 Amended and Restated Stock Transfer Agreement, dated December 28,
              1995, among the Issuer, John H. Welker, individually and as trustee of the John H. Welker Trust u/a dtd December 28, 1995,
              David K. Dodds, Donald E. McGeachey, Henry Fleischer,
              individually and as trustee of the Henry Fleischer Trust u/a dtd
              March 10, 1993, Robert P. Robeson, John A. Acuff, Bruce W. Hoppe,
              David King, and Philip Robinson
     +10.3.1 First Amendment, dated June 30, 1998, to Amended and Restated
              Stock Transfer Agreement
       *10.4 Voting Agreement, dated as of November 29, 1990, among the Issuer
              (under its former name, Numatics Acquisition Corporation) and certain shareholders of the Issuer
       *10.5 Employment Agreement, dated January 3, 1996, between the Issuer and John H. Welker**
       *10.6 Employment Agreement, dated September 15, 1996, between the Issuer and David M. Tenniswood**
       *10.7 Numatics, Incorporated Amended and Restated Deferred Compensation
              Plan, adopted December 28, 1995, and related acknowledgements by
              Eligible Employees (as therein defined)**
       *12.1 Statement re computation of ratios
       *21.1 List of subsidiaries of the Issuer
        23.1 Consent of Ernst & Young LLP
       *23.2 Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit 5.1)
       *24.1 Powers of Attorney (contained in signature pages of original
              Registration Statement)
       *25.1 Statement of Eligibility and Qualification of Trustee on Form T-1
              of First Trust National Association under the Trust Indenture Act of 1939
       *27.1 Financial Data Schedule
       *99.1 Form of Letter of Transmittal with respect to the Exchange Offer
       *99.2 Form of Notice of Guaranteed Delivery with respect to the Exchange
              Offer
       +99.3 Form of Exchange Agent Agreement

--------
  *Filed with original Registration Statement on April 29, 1998

  +Filed with Amendment No. 1 on July 10, 1998
 **Indicates contract or compensatory plan or arrangement with one or more Company executive officers and/or directors of the Issuer